                                                                   EXHIBIT 10.15

                       ASSIGNMENT OF LEASE AND ACCEPTANCE

          This Assignment of Lease and Acceptance (the "Assignment") is entered as of the 17th day of November, 1999, between Keyvan Rafei ("Assignor"), and Advanced Switching Communications, Inc., a Delaware corporation ("Assignee"), and is consented to by The Equitable Life Assurance Society of the United States ("Landlord").

          WHEREAS, Landlord and Assignor entered into a Lease Agreement dated May 29, 1992 (the "Lease"), for premises containing approximately 21,04l square feet of Net Rentable Area (the "Premises") in the building located at 8300-8330 Boone Boulevard, Vienna, Virginia, known as The American Center (the "Building"); and

          WHEREAS, the Lease is scheduled to expire on August 31, 2002; and

          WHEREAS, Assignor wishes to assign its interests in the Lease to Assignee; and

          WHEREAS, Landlord is willing to consent to the Assignment on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1. Assignment and Warranty. Assignor hereby transfers, assigns and sets over to Assignee, all of its right, title and interest in and to the Lease and to all subleases related to the Premises, effective as of February 1, 2000 (the "Effective Date"). A true and complete copy of the Lease and all amendments and subleases is attached hereto as Exhibit A. Assignor hereby warrants that he has the right to assign this Lease upon the terms set forth herein, that except for the subleases summarized on Exhibit B attached hereto, he has not conveyed any sublease or other rights to any party, that all such subleases are in full force and effect, and that there will be no undischarged obligations of Assignor as of the Effective Date. Concomitant with the execution hereof, Assignor provides Assignee with completed estoppel certificates for all sublessees on substantially the same form as attached hereto as Exhibit C.

          2. Condition of the Premises. Assignee accepts the Premises in its then "as is" condition as of the Effective Date, which condition shall be substantially the same as the condition on the date of this Assignment first set forth above.

          3. Acceptance. Assignee assumes the obligations under the Lease as of the Effective Date and agrees to make all payments to Landlord and keep all covenants and agreements of Assignor in the Lease as of the Effective Date.

          4.  Other Covenants of the Parties.

              (a) Except as otherwise expressly provided herein, the execution of this Assignment shall in no way be deemed, construed or otherwise operate to modify the Lease in any way.

              (b) Notwithstanding anything set forth herein, Assignee shall have no obligation whatsoever for the undischarged obligations of Assignor under the Lease which arise prior to the Effective Date.

              (c) Landlord agrees to permit Assignee to occupy the Premises under the terms set forth in this Assignment and pursuant to the Lease, irrespective of any default of Assignor under the Lease. In the event of a default by Assignor under the Lease prior to the Effective Date, Landlord agrees that it will not terminate the Lease based upon such default, and that Assignee shall have the right to occupy the Premises as of the Effective Date, upon the same terms and conditions as set forth in the Lease. Assignee understands and agrees that Landlord shall have no obligation whatsoever to deliver possession of the Premises to Assignee.

              (d) Assignor agrees to fully vacate the Premises not later than the Effective Date, in the condition agreed to above, so that the Assignee may occupy the same on the Effective Date. In the event the Assignor fails to so vacate the Premises for any reason whatsoever, then in addition to any other remedies as may be available to Assignee, the Assignor agrees to pay the Assignee an amount equal to the daily rent on the Premises, as liquidated damages and not as a penalty, for each day until Assignor has vacated and provided the Premises in the required condition. Assignor and Assignee agree that actual damages are difficult or impossible to quantify and that the above payment represents a reasonable method for ascertaining the damages to Assignee.

          5. Landlord's Consent. Landlord consents to the Assignment upon the express conditions that: (i) on or before execution of this Assignment, Assignor shall deliver to Landlord the most recent "as built" floorplans for the existing conditions on the eighth (8th) floor of the Building, and all occupancy permits for each of the three (3) suites in the Premises; (ii) Tenant shall pay, on or before the Effective Date, Landlord's counsel fees incurred in the drafting and negotiation of this Assignment (which fees shall not exceed $1,500.00); and (iii) there shall be no further assignments of the Lease without first obtaining the prior written consent of Landlord, as required under the Lease. Assignor and Assignee expressly consent to each of the foregoing conditions.

          6. Release. As of the Effective Date, Assignor and Landlord shall have no further claim against the other by reason of said Lease, except as otherwise expressly provided herein and except for the holdover provisions of said Lease, which shall become effective if Assignor has not fully vacated the Premises on or before the Effective Date; provided, however, that all monetary obligations of the Assignor incurred pursuant to the Lease prior to the Effective

Date and not as yet performed, shall continue in full force and effect until fully performed by the Assignor.

          7. Brokers. The parties acknowledge that Julien J. Studley has acted as broker for Assignor, Transwestern Carey Winston has acted as broker for Assignee, and Cassidy & Pinkard has acted as broker for Landlord. Each party represents and warrants that it shall be solely responsible for paying any fees or commission due to its own broker, and will indemnify the other parties hereto for any claims, including all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by or through such party.

          8. Headings. Headings contained in this Assignment are for convenience only and are not substantive to the provisions of this Assignment.

          9. Meanings. Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

          IN WITNESS WHEREOF, the parties have executed this Assignment as of the date noted above.



WITNESS/ATTEST:                        ASSIGNOR:
            [SIG]                      /s/ KEYVAN RAFEI
------------------------------         ------------------------
                                       Name: Keyvan Rafei

WITNESS:                               ASSIGNEE:

                                       Advanced Switching Communications, Inc.

            [SIG]                      By: /s/ HARRY J. D'ANDREA
------------------------------            ------------------------
                                       Name:  Harry J. D'Andrea
                                       Title: CFO

WITNESS/ATTEST:                        LANDLORD:

                                       The Equitable Life Assurance
                                       Society of the United States

            [SIG]                      By: /s/ BRENDA E. MCKINNEY
------------------------------            ------------------------
                                       Name: Brenda E. McKinney
                                       Title: Investment Officer

                                LIST OF EXHIBITS

EXHIBIT A     American Center Lease Agreement dated May 29, 1992
              Met Life International Real Estate Equity Shares, Inc. and
              Keyvan Rafie

              Agreement of Sublease dated November 24, 1998
              Global Learning Systems and Keyvan Rafei

              Consent to Sublease dated December 16, 1998
              The Equitable Life Insurance Society of the United States and Keyvan Rafei

              Agreement of Sublease dated October 27, 1997
              Tenet HealthSystems and Keyvan Rafei

              Landlord's Consent dated November 1997
              Met Life International Real Estate Equity Shares, Inc., Keyvan Rafei and Tenet HealthSystems, Inc.

              Sublease dated April 13, 1998
              Tenet HealthSystems Medical, Inc. and ChoicePoint Services, Inc.

              Consent to Sublease dated May 29, 1998
              The Equitable Life Assurance Society of the United States, Keyvan
                  Rafei, Tenet HealthSystems Medical, Inc. and ChoicePoint Services, Inc.

Exhibit B     Summary of Sublease Agreements

EXHIBIT C     Form Estoppel Certificate

                        AMERICAN CENTER LEASE AGREEMENT

          THIS LEASE AGREEMENT (the "Lease") is made and entered into on this the 29th day of May, 1997 between Met Life International Real Estate Equity Shares, Inc., a Delaware Corporation ("Landlord") and Keyvan Rafie, a sole proprietorship, ("Tenant").

                                  WITNESSETH:

          1.      Definitions.

          (a) The "Project" shall mean the American Center Office Complex, being the real property described in Exhibit "A" attached hereto and incorporated herein and improvements constructed thereon.

          (b) "Premises" shall mean the space outlined on the floor plan attached to this Lease as Exhibit "B" incorporated herein. The Premises are stipulated for all purposes to contain approximately 21,041 square feet of "Net Rentable Area" (as below defined); provided, however that Landlord may, upon completion of the Premises, cause precise measurements of the Project, the Building (as below defined) and the Premises to be made, and Base Rental (as below defined) shall be adjusted upward or downward accordingly. The Premises are located in the office building (the "Building") located at 8330 Boone Boulevard, Suite 800, Vienna, in Fairfax, Virginia.

          (c) "Base Rental" shall mean the sum of (i) $378,738.00 per annum for the first (1st) through the fifth (5th) year of the Lease Term (hereafter defined) and (ii) $410,299.50 per annum for the sixth (6th) through the tenth
(10th) year of the Lease Term. The Base Rental payable beginning on the first
(1st) day of the sixth (6th) year of the Lease Term is the sum of the Base Rental payable during the first (1st) year of the Lease Term plus adjustments that accrued from time to time during years one (1) through five (5) of the Lease Term pursuant to Exhibit "D" attached hereto plus an increase of $1.50 per square foot of Net Rentable Area contained within the Premises. The Base Rental due for the first (1st) month of the Lease Term (hereinafter defined) during which Base Rental is due, has been deposited with Landlord by Tenant contemporaneously with the execution hereof.(1)

          (d) "Commencement Date" shall mean the later of August 14, 1992 or the date specified in paragraph 3 (c) hereof.

------------------------

(1) Landlord shall provide Tenant a monthly rental credit equal to $2,630.l2 for months two (2) through thirty-seven (37).

          (e) "Lease Term" shall mean a term commencing on the Commencement Date and continuing until 120 calendar months after the first day of the first full month following the Commencement Date.

          (f) "Security Deposit" shall mean the sum of $31,561.50. The Security Deposit(2) deposited with Landlord by Tenant(3).

          (g) "Common Areas" shall mean those areas devoted to lobbies, corridors, all elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

          (h) "Service Area" shall mean those areas within the outside walls of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts (but shall not include any such areas for the exclusive use of the particular Tenant).

          (i) "Net Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass or other material comprising the exterior walls of the Premises, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Area or Service Area side of walls separating the Premises from Common Areas and Service Areas, subject to the following:

              (1)   Net Rentable Area shall not include any Service Areas.

              (2) Net Rentable Area shall include a prorata part of the Common Areas on the floor on which the Premises are located, such proration based upon the ratio of the Net Rentable Area within the Premises to the total Net Rentable Area on such floor, both determined without regard to the Common Areas. The Common Area on floor(s) upon which the Premises are located shall never exceed: 2,711 square feet and may be adjusted as determined by Landlord from time to time to confirm such allocation to changes in the configuration or rented spaces and Common Areas upon such floor.

              (3) Net Rentable Area shall include any columns and/or projection(s) which protrude into the Premises and/or the Common Areas.

------------------------

(2) shall be

(3) in the form of a Letter of Credit drawn against a bank reasonably satisfactory to Landlord within fifteen (15) days of execution hereof.

          (j) "Exterior Common Areas" shall mean those areas of the Project which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Project generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation all parking areas, enclosed or otherwise; all streets, sidewalks and landscaped areas located within the Project.

          (k) The "Improvements", when used herein, shall mean those improvements to the Premises which Landlord has agreed to provide when approving the plans and specifications (the "Plans") described on Exhibit "0", attached (or to be attached) hereto and incorporated herein for all purposes. Except to the extent otherwise agreed (and described on an addendum to the Plans), the installation of the Improvements shall be installed by Landlord at Tenant's expense. "Building Standard" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.(4)

          2. Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

          3.  Lease Term.

          (a) This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

          (b) if by August 14, 1992 the Improvements have not been substantially completed pursuant to the Plans (as determined by Landlord's architect in his sole and absolute discretion), due to omission, delay or default by Tenant or anyone acting under or for Tenant, Landlord shall have no liability because of such delays, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

          (c) If, however, the Improvements are not substantially completed (as determined by Landlord's architect in his sole and absolute discretion) by August 14, 1992, due to any reason other than an omission, delay or default by Tenant or someone acting under or for Tenant, then, as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, Commencement Date shall be delayed and the rent herein provided shall not commence until the earlier to occur of actual occupancy by Tenant of any portion of the Premises or substantial completion of the Improvements.

------------------------


(4) Landlord shall build out Tenant's demised premises to suit in accordance with attached Exhibits "C" and "O". In addition, Landlord shall provide Tenant an allowance equal to $2.00 per square foot to improve the premises anytime between thirty six (36) and sixty (60) months of the lease term.

          4. Use. The Premises shall be used for office purposes and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose and uses incidental thereto which is illegal or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building.

          5.  Base Rental.

          (a) Tenant agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever the Base Rental, and all such other sums of money payable by the Tenant hereunder as additional rent (whether or not expressly characterized as additional rent), all of which are sometimes herein collectively called "rent", for the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. If no earlier due date is expressly specified herein for the payment of additional rent, additional rent shall be payable in full no later than the due date of the next following installment of Base Rental. The annual Base Rental for each lease year or portion thereof during the Lease Term, together with any estimated adjustments thereto pursuant to Exhibit D hereof, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the Lease Term, and Tenant hereby agrees to pay such Base Rental and any adjustments thereto as additional rent to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

          (b) In the event any installment of rent is not paid(5) of when due and payable, Tenant shall pay a late charge of four percent (4%) of the delinquent amount.

          6. Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services:

          (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building and pantry included within premises, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for "Normal Business Hours" for the Building (which are 7:30 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of "Normal Business Holidays", as hereinafter defined), shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least 1 business day in advance of the date such usage is requested. As used herein, Normal Business Holidays shall include all hours after 1:00 p.m. on Saturdays, all day on Sundays and all days

------------------------

(5) within five (5) days
observed by the Commonwealth of Virginia or the Federal Government as legal holidays and such other days designated as legal holidays by the applicable building service union employee's service contract and/or by the applicable operating engineer's contract. Tenant shall bear the entire cost of additional service allocable to the Premises as such costs are determined and allocated by Landlord from time to time.

          (b) Routine maintenance and electrical lighting service for all Exterior Common Areas(6) and Service Areas in the manner and to the extent deemed by Landlord to be standard.

          (c) Janitor service, Mondays through Fridays, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord. Tenant shall cooperate with Landlord's employees in the furnishing by Landlord of janitorial services at such times (including Normal Business Hours) as Landlord elects to have the necessary work performed; provided, however, that janitorial services performed by Landlord during Normal Business Hours shall be performed in such a manner as to not unreasonably interfere with Tenant's use of the Premises.

          (d) Subject to the provisions of Paragraph 12, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premise.

          (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

          (f) Landlord may elect to provide security in the form of limited access to the Building during other than Normal Business Hours. In such event Landlord may require those tenants requesting access to the Building during other than Normal Business Hours, to pay a fee for such access partially to reimburse Landlord for the cost of the system which limits after-hours access. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all rules and regulations promulgated by Landlord with respect thereto.

          The failure by Landlord to any extent to furnish or the interruption or termination of these defined services in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or

------------------------

(6) Common Areas
resulting therefrom.

          7. Improvements to be Made by Landlord. Except for the Improvements, all installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord in advance as additional rent.

          8. Maintenance and Repair of Premises by Landlord. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.(7)

          9. Graphics. Tenant shall not erect or install any sign or other type display whatsoever, either upon the exterior of the Building, upon or in any window or in any lobby, without the prior express written consent of Landlord. The color and fabric of the lining of all drapes (or if unlined, the draperies themselves) which Tenant desires to place on exterior windows or openings of the Building must be approved by Landlord prior to the installation thereof so that a uniform color and appearance may be preserved from the exterior of the Building. Landlord agrees to furnish a directory of the names and locations of its tenants and to install and maintain the same at a convenient location in the lobby of the Building. The initial listing of the name and room number of Tenant shall be furnished without charge. The listings of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant.

          10. Care of the Premises by Tenant. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and tear and insured casualty losses excepted.

          11. Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents and employees, and such repairs shall restore the Building to as good as condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord on demand as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the express written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations to the Premise shall become the property of Landlord upon Termination of this Lease (except

------------------------

(7) Notwithstanding the foregoing Landlord shall maintain the building and building systems in a manner consistent with a First Class building in Fairfax County, Virginia.

for moveable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises upon expiration or prior termination of the Lease Term. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

       12. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

       (a) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 2 watts per square foot.

       (b) Tenant's lighting shall not have a design load greater than an average of 2 watts per square foot.

       (c) Landlord shall be entitled to enter the Premises to perform an audit or survey of electrical use thereon from time to time. Tenant's consumption of electrical services shall not exceed either the rated capacities and/or design loads set forth in Paragraphs 12(a) and 12(b) above nor shall it generate heat in excess of that which Landlord's air conditioning system is designed to handle. In the event that Tenant elects to add equipment and/or lighting to the Premises that will cause Tenant's consumption of electrical services to exceed either the rated capacities and/or design loads set forth in Paragraphs 12(a) and 12(b) above or that will generate heat in excess of that which Landlord's air conditioning system is designed to handle, Tenant shall obtain Landlord's prior written approval of such equipment and/or lighting subject to the following:

       (i) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, additional air conditioning systems and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities or heat production.

       (ii) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord (which rates shall be in accordance with any applicable laws) as well as all costs of operating additional air conditioning systems deemed necessary by Landlord on account of Tenant's excess consumption.

       (iii) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of any or all utility service and in such event Tenant shall contract directly with such public utility for the supplying of such additional utility service to the Premises.

       13. Parking. During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Project or in reasonable proximity thereto, for Tenant and Tenant's agents and employees. Cars not parked according to the rules and regulations promulgated by Landlord may be towed at the owner's expense. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees from time to time upon demand. In the event that Tenant, its agents and employees, park in locations other than those assigned to Tenant, Landlord reserves the right to charge Tenant as additional rental hereunder Twenty-Five Dollars ($25) per diem for each such occurrence in addition to towing such cars at Tenant's expense. Landlord will designate special parking areas located within the Project for reserved parking for tenants of the Project who will rent such parking spaces. In the event Tenant leases any such rental parking spaces from Landlord, the terms and conditions of such lease shall be as set forth in that certain Parking Space Rental Agreement attached hereto as Exhibit "F" and incorporated herein by reference.

       14. Laws and Regulations. Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction of the Premises.

       15. Building Rules. Tenant will comply with the rules of the Building and Project reasonably adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building and the Project being attached hereto as Exhibit "E" and incorporated herein for all purposes.

       16. Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants, or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Tenant agrees to cooperate with Landlord in event of emergencies, including, without limitation, evacuation at Landlord's oral request in the event of any situation deemed by Landlord as an emergency.

       17. Assignment and Subletting. Tenants shall not assign, sublease or transfer any or all of the Premises without the prior written consent of Landlord, such consent shall not be unreasonably withheld. In the event of any such assignment or subletting consented to by Landlord, Tenant shall remain fully and primarily liable for the payment of rent due under this Lease and for the performance of all the covenants, agreements, terms, conditions and provisions under this Lease. Additionally, Tenant's assignee or sublessee shall be required to assume all of Tenant's obligations under this Lease. The Landlord hereby grants to Tenant the right to sublease up to fifty percent (50%) of the Premises without the Landlord participating in any of the profit derived from said subleasing. In the event that Tenant desires to sublease more than fifty percent (50%) of the Premises, Tenant shall give Landlord thirty (30) days written notice of Tenant's intention to do so. Within thirty (30) days of receipt of said notice, Landlord shall have the right to:

       (a)    Take possession of(8) or;

       (b) Participate in fifty percent (50%) of profits derived from said subleasing or;

       (c) Notify Tenant, in writing, of Landlord's consent to allow Tenant to sublease said space.

       18. Mechanic's Liens. Tenant will not suffer or permit any mechanic's lien or liens to be placed upon the Premises or the Building arising out of any work contracted for or authorized by Tenant in respect to the Premises and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premise or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises. In the event any such lien is attached to the Premises or Tenant's interest therein Tenant shall immediately cause same to be released, and if Tenant fails to do so, then, in addition to any other right to remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes and costs incurred by Landlord with respect thereto, shall be paid by Tenant to Landlord on demand as additional rent.

       19.    Insurance.

       (a) Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord or its mortgages shall require. payable solely to Landlord or the mortgages of Landlord as their interests shall appear. Tenant shall maintain, at its expense, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, equipment, installations and contents located in the Premise and in such additional amounts as are necessary to meet Tenants' obligations pursuant to paragraph 23 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Paragraph 19(a) and Paragraph 19(b). Tenant shall obtain the agreement of Tenant's insurers to notify Landlord than policy is due to expire at least 10 days prior to such expiration.



----------------

(8) the proposed sublease portion of the premise

       26.    Events of Default/Remedies.

              (a) The following events shall be deemed to be events of default by Tenant under this Lease (i)(16) or Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material(17) (ii) the leasehold hereunder demise shall be taken on execution or other process of law in any action against Tenant or Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (iii) Tenant shall fail to move into and take possession of the Premises(18) when the Premises are ready for occupancy, it shall at any time vacate the Premise without Landlord's prior written approval; (iv) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Code, as amended, or under any similar existing or subsequently enacted law or statute of the United States or any State thereof, or a petition shall be filed against Tenant under any such statute or (v) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

              (b) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand for possession whatsoever (and without limiting the generality of the foregoing, Tenant hereby specially waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law): (i) terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties.


-------------------

       (16) Tenant shall fail to comply with any provision of this Lease (or any other agreement between. Landlord and Tenant) requiring the payment of money and such failure shall continue for a period of ten (10) days following written notice thereof from Landlord to Tenant of such default;

       (17) and such failure shall continue for more than thirty (30) days following notice thereof from Landlord to Tenant:

       (18) within twenty (20) days of

        In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default(19), Tenant hereby waives notice of such reentry or repossession and of Landlord's intent to re-enter or take possession. Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, expel or remove Tenant and any other person who may be occupying said Premises or any part thereof. Whether or not Landlord elects to terminate this Lease in connection with a default by Tenant, Landlord shall be entitled to reimbursement of all cost and expenses (including, without limitation, tenant finish costs and commissions) incurred in respect of a reletting all or a portion of the Premises occasioned by Tenant's default. In addition, interest shall accrue on sums due hereunder from Tenant but not paid, at the lesser of 18% per annum or the highest rate permitted by applicable law. The provisions of Paragraph 28 hereof shall apply with respect to the period from and after written notice to Tenant of termination. All of Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

        (c) This Paragraph 26 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law request some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant's right of occupancy, Tenant and Landlord hereby agree that written notice, to Tenant, or which comes to the attention of Tenant, which expressly reflects Landlord's intention to terminate, shall be sufficient to evidence and effect their termination herein provided for.

        (d) **In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default of any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedied of termination and rescission and hereby agrees that Tenant remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, ** Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgages on the Building notice and a reasonable time to cure any default by Landlord.(20)

        27. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding


---------------------

        (19) provided the aforementioned notice of default has been given to Tenant as specified in Paragraphs 26(a) and 26(b).

        (20) provided Tenant has been given written notice of such mortgages and an address where notices should be sent.

upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.(21)

        28. Holding Over. In the event of holding over by Tenant without Landlord's written consent after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 26(b) (ii) hereof, Tenant shall, throughout the entire holdover period, pay rent equal on a per diem basis, to twice the Base Rental and additional Base Rental, as adjusted or increased under Exhibit "D" hereto, which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

        29. Subordination to Mortgage. Tenant agrees that this Lease is and shall be junior and subordinate to any first mortgage, added of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building or upon the Project as a whole or any part thereof, and to any renewals, modifications, consolidations, replacements, refinancing, and extensions thereof, but Tenant agrees that any such first mortgagee shall have the right at any time to subordinate such mortgage, added of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, the Building or the Project as a whole or any part hereof, and to any renewals, modifications, consolidations, replacements, refinancing and extensions thereof, and Tenant agrees within fifteen (15) days to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant within fifteen (15) days of Landlord's demand, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

        30. Landlord's Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent


-------------------
        (21) Landlord warrants, that as of the date of this Lease, Landlord possesses the unencumbered fee simple title to the project.

and other sums agreed to be paid by Tenant herein.(22) The Provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to Virginia Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtors such financing statement or statements as Landlord may now or hereafter request. Landlord may at its election at any time file a copy of this Lease as a financing statement. Notwithstanding the above, Landlord shall neither sell nor withhold from Tenant, Tenant's business records.

        31. Attorney's Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorney's fees. In the event that Landlord remedies a default by Tenant pursuant to Paragraph 26(b) (iii), Landlord shall be entitled to reimbursement by Tenant on demand for all costs incurred in connection with same (including without limitation attorney's fees), plus interest thereon at the highest rate permitted by law.

        32. No Implied Waiver. No provision of this Lease shall be deemed to have been waived by Landlord unless such a waiver be in writing signed by Landlord. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No agreement to accept a surrender of this Lease shall be valid unless in a writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

        33. Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and the land described on Exhibit "A" attached hereto is situated and Tenant agrees to look solely to Landlord's interest in the Building and the land on which the Building is situated for the recovery of any judgement from the Landlord, it being intended that neither Landlord nor any partner or principal of Landlord nor any other property disclosed or undisclosed of such partners or principals shall be personally liable for any judgement or deficiency.


---------------------

        (22) provided however, said lien shall be subordinate to the original security interest if any, previously granted in the purchase of the property.

        34. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered as advance payment of rental or a measure of Tenant's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord must assign the Security Deposit to the transferee and thereafter shall have no further reliability for the return of such Security Deposit.

        35. Notice. Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and shall, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified, with return receipt required, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Any notice shall be effective upon its deposit in the United States mail in the manner hereinabove described. Any responses by Tenant to Landlord upon any such notice shall be given not later than five (5) business days following the date set forth as the date of receipt on the return receipt. Copies of any Notice to Landlord, shall also be served upon (i) Vice President, Real Estate Investments, Northeastern office, Metropolitan Life Insurance Company, One Madison Avenue, New York, New York, 10010 and (ii) Manager, Real Estate Investments, Suite 410, 1615 L Street, N.W., Washington D.C. 20036.

        36. Severability. If any term of provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        37. Recordation. Tenant agrees not to record this Lease or any memorandum or copy thereof.

        38. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia.

       39. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

       40. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease.

       41. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, Project and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of the Building, or of the land described in Exhibit "A" and the Building that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

       42. Commissions. Tenant hereby indemnifies and holds Landlord harmless against any loss, claim, expense or liability with respect to any commissions brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of Tenant.

       43. Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

       44.    Exhibits. Exhibits, "A", "B", "C", "D", "E", "F", "G", "H", "I",
"J", "L", "M", "N" and "O" are attached hereto and incorporated herein and made a part of this Lease for all purposes.

       The parties acknowledge that the Tenant's name, Keyvan Rafei, has been misspelled as Keyvan Rafie in various references in this document, and agree that all such misspellings refer to the Tenant, Keyvan Rafei.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

Address:                           LANDLORD: Met Life International
8300 Boone Boulevard               Real Estate Equity Share Inc., a
Suite 200                          Delaware Corporation
Vienna, VA 22182

                                   By:    MICHAEL J. CURRAN
                                          ----------------------------
                                          MICHAEL J. CURRAN

                                   Title: Assistant Vice President
                                          ----------------------------

                                   Date:           5\29\92
                                          ----------------------------


Address:                           TENANT: Keyvan Rafie, a sole proprietorship



                                   By:    KEYVAN RAFIE
                                          ----------------------------
                                          Keyvan Rafie

                                   Title: A Sole Proprietorship
                                          ----------------------------

                                   Date:           5-18-92
                                          ----------------------------

ATTEST:




Affix Seal:

                             AMERICAN CENTER LEASE
                                LIST OF EXHIBITS

This List of Exhibits is attached hereto and made a part of the Lease dated May 29, 1992, by and between AMERICAN CENTER ("Landlord") and Keyvan Rafie, a sole proprietorship, ("Tenant").


EXHIBIT "A" - Description

EXHIBIT "B" - Outline Demised Premises

EXHIBIT "C" - Tenant Improvements (Workletter)

EXHIBIT "D" - Rental Escalation

EXHIBIT "E" - Rules & Regulations

EXHIBIT "F" - Parking Space Rental Agreement

EXHIBIT "G" - Termination Option

EXHIBIT "H" - Expansion Option

EXHIBIT "I" - Renewal Option

EXHIBIT "J" - Indemnity Agreement

EXHIBIT "L" - First Right of Refusal

EXHIBIT "M" - Furniture Inventory

EXHIBIT "N" - Signage

EXHIBIT "O" - Tenants Plans

TENANT: Keyvan Rafie, sole proprietorship       LANDLORD: Met Life International Real
                                                Estate Equity Shares. Inc., a Delaware
                                                corporation

By:    KEYVAN RAFIE                             By:    MICHAEL J. CURRAN
     ------------------------                        --------------------------
       Keyvan Rafie                                    Michael J. Curran

Title: A Sole Proprietorship                    Title: Assistant Vice President
       ----------------------                          ------------------------

Date:    5-18-92                                Date:    5\29\92
    -------------------------                       ---------------------------

                                  EXHIBIT "A"

This Exhibit "A" is attached hereto and made a part of the Lease dated May 29, 1992, by and between Met Life International Real Estate Equity Shares, Inc., ("Landlord") and Keyvan Rafie, a sole proprietorship ("Tenant").

All that certain lot, piece or parcel of land situate, lying and being in the County of Fairfax, Virginia and being more particularly described as follows:

       Beginning at a point marking the intersection of the Southerly R/W line of Chain Bridge Road (Route # 123) and the Notheasterly R/W line of Boone Boulevard; thence with the said R/W line of Route 123 N 57 11' 27" E,
       77.04 feet with a curve to the right whose radius is 676.20 feet (and whose chord is N 64 45' 25" E, 202.58 feet) an arc distance of 203.35 feet; N 73 22' 19" E, 34.26 feet; N 41 23' 12" W, 29.37 feet and N 73 22'
       19" E, 36.02 feet to a point; thence departing Chain Bridge Road and running with the Southerly R/W line of a ramp for an interchange from said Chain Bridge to Leesburg Pike (Route #7) the following courses: with a curve to the right whose radius is 200.00 feet (and whose chord is S 63 34' 18" E, 97.06 feet) an arc distance of 98.04 feet with a curve to the left whose radius is 302.00 feet (and whose chord is N 87 49' 41' E.
       409.17 feet) an arc distance of 449.54 feet; N 45 11' 05" E, 48.58 feet and with a curve to the right whose radius is 100.00 feet (and whose chord is N 65 04' 50' E, 68.06 feet an arc distance of 69.45 feet to a point on the Southerly R/W line of Leesburg Pike (Route #7); thence with said R/W line of Leesburg Pike S 44 48' 55" E, 110.10 feet to a point marking the intersection of the said R/W line of Leesburg Pike and the Northwesterly R/W line of Howard Avenue; thence with the said R/W line of Howard Avenue S 44 49' 03" W, 552.21 feet to a point marking the PC of a 30 foot radius return to the intersection of Howard Avenue on the aformentioned Boone Boulevard; thence with said return a curve to the right whose chord is S 80 39' 28" W, 35.13 feet, an arc distance of 37.53 feet to a point on the aforementioned R/W line of Boone Boulevard; thence with the said R/W line of Boone Boulevard N 63 30' 09" W, 605.17 feet, to the point of the beginning containing 4.83879 acres of land.

TENANT: Keyvan Rafie, a sole proprietorship     LANDLORD: Met Life International Real
                                                Estate Equity Shares, Inc., a Delaware
                                                corporation

By:       KEYVAN RAFIE                          By:       MICHAEL J. CURRAN
   ----------------------------------              ----------------------------------
          Keyvan Rafie                                    Michael J. Curran

Title:    A Sole Proprietorship                 Title:    Assistant Vice President
       ------------------------------                  ------------------------------

Date:           5-18-92                         Date:           5-29-92
     --------------------------------                --------------------------------

                                  EXHIBIT "B"

                                   [GRAPHIC]



This Exhibit "B" is attached hereto and made a part of the Lease dated May 29, 1992, by and between Met Life International Real Estate Equity Shares. Inc., ("Landlord") and Keyvan Rafie, a sole proprietorship ("Tenant").

TENANT: Keyvan Rafie, a sole proprietorship     LANDLORD: Met Life International Real
                                                Estate Equity Shares, Inc., a Delaware
                                                corporation

By:       KEYVAN RAFIE                          By:       MICHAEL J. CURRAN
   ----------------------------------              ----------------------------------
          Keyvan Rafie                                    Michael J. Curran

Title:    A Sole Proprietorship                 Title:    Assistant Vice President
       ------------------------------                  ------------------------------

Date:           5-18-92                         Date:           5-29-92
     --------------------------------                --------------------------------

                                   EXHIBIT "C"

This Exhibit "C" is attached hereto and made a part of the Lease dated May 29, 1992, by and between Met Life International Real Estate Equity Shares, Inc., ("Landlord") and Keyvan Rafie, a sole proprietorship, ("Tenant").

Landlord, at its expense, shall prepare a plan or sets of plans (which said plan or sets of plans, as the case may be, is hereinafter called the "Tenant Drawings") including dimensions necessary to construct and finish the demised premises. In accordance with the Tenant Drawings dated 4-23-92, Landlord, at Landlord's expense, except as otherwise expressly specified in this Exhibit "C" and in the foregoing Lease shall furnish, install in and to the demised premises the following, all of which shall be material, manufacture, design, capacity, finish and color of the Building Standard adopted by Landlord for the Building:

1.     PARTITIONING:

       (a) Drywall partitions consisting of 5/8" thickness on each side taped and sanded to the underside of the ceiling.

       (b) Partitions terminating at the Building exterior walls shall meet either a mullion or column without interfering with access to the peripheral enclosure.

       (c) Demising partitions consisting of 5/8" thickness on each side taped and sanded to the underside of the ceiling. Walls shall be insulated.

2.     DOORS AND HARDWARE:

       (a) Suite entry door will be full height solid core, 8'4" x 3'0" laminate wood grain veneer finish entrance door, installed in an anodized aluminum frame, equipped with exposed closer, with a l'0" sidelight.

              All doors off the common hallways shall have heavy duty lever handle lockset with closer.

              All interior doors will be flush, solid core, "laminate, wood grain veneer" full height 8'4" x 3'0" installed in an anodized aluminum frame with a latch-set.

3.     CEILINGS:

       (a) Tegular acoustical tile, 2' x 2' on an exposed grid mounting system installed throughout.

4.     FLOOR COVERING AND BASE MOLDING:

       (a) Tenant will be allowed up to $1.00 per square foot of leased area for carpeting, vinyl base and padding or Tenant may select from Landlord's building standard carpet selections, building standard carpet padding is provided by Landlord.

5.     ELECTRICAL:

       (a)    Single pole light switches.

       (b)    120 volt duplex wall receptacle outlets.

6.     TELEPHONE:

       (a)    Building Standard wall telephone outlet with ring and pull string.

7.     WINDOW COVERING:

       (a) Landlord shall provide Building Standard thin line horizontal venetian blinds on all exterior windows.

8.     PAINTING:

       (a) Partitions and walls shall be finished with flat latex paint. Painting shall be in colors to be selected by Tenant from Landlord's Building Standard color chart, not to exceed one color per room.

9.     LIGHTING:

       (a) Recessed three (3) tube 2' x 4' Parabolic Building Standard fluorescent light fixtures.

10.    ENTRANCE DOOR LETTERING:

       (a) The Landlord shall provide the suite number and Tenant's name (excluding logos or names of individual officers and/or partners, other than the actual firm name) using Landlord's Building Standard character Building Logo.

11.    HEATING/VENTILATION AND AIR CONDITIONING:

       (a) Landlord will provide Building Standard heating, cooling and circulating air equipment and controls for normal office use. The system shall be all electric, operated and maintained by Landlord at Landlord's expense.

       (b) Any excess capacity, special controls, or exhaust required by Tenant shall be provided by Landlord at Tenant's expense.

       (c) Capability for after hours air conditioning will be provided for by Landlord. Expense for after hours use shall be Tenant's.

12.    SPACE PLANNING:


       (a) Up to two (2) preliminary architectural Tenant drawings will be provided by the Landlord's selected architect or design firm at Landlord's expense.

       (b) Any additional preliminary drawings or any sections, elevations or details or any specifications of non-Building Standard work shall be at Tenant's expense.

It is agreed that the Tenant will furnish to the Landlord all information regarding its partitioning, electrical, mechanical and telephone requirements and all other pertinent data by not later than June 15, 1992. Within five (5) days after Landlord's submission of working drawings, the Tenant shall approve of said drawings in writing. In the event Tenant fails to comply with either of the aforesaid time requirements, any delay in completing the demised premises shall not in any manner affect the Commencement Date as provided in the foregoing Lease, under such circumstances Landlord agrees to make the demised premises ready for Tenant's occupancy not later than the Commencement Date, plus the number of days resulting from Tenant's failure to comply with the provisions of this paragraph.

If Tenant requests any additional work which is not provided for in the aforesaid "Building Standard Tenant Allowances", Tenant will be responsible for all costs resulting from such additional work, including architectural and engineering charges, which costs shall be paid by Tenant on or before occupancy of the demised premises. Tenant understands that no credits will be given for any portion of the allowances specified above which are not required by Tenant.

If there are any changes requested by Tenant, after completion of Tenant Drawings, Tenant will be responsible for all architectural and engineering costs and related expenses resulting from such changes. No such changes will be made without written approval of the Landlord and only after written request of the Tenant to the Landlord.

Tenant agrees to pay to Landlord, promptly upon being billed therefore, the cost of all such work, together with ten percent (10%) overhead, and ten percent (10%) profit on such costs. Tenant will be billed for seventy-five percent (75%) of said costs on such non-standard or additional work at the commencement of construction of the space and twenty-five percent (25%) when work is complete, as determined by Landlord's architect, engineer and/or contractor.


TENANT: Keyvan Rafie, a                   LANDLORD: Met Life International Real
sole proprietorship                       Estate Equity Shares, Inc., a Delaware
                                          corporation



By: /s/ KEYVAN RAFIE                      By: /s/ MICHAEL J. CURRAN
   -------------------------------           -------------------------------
       Keyvan Rafie                                            Michael J. Curran
Title: A Sole Proprietorship              Title: Assistant Vice President
      ----------------------------              ----------------------------

Date:     5-18-92                         Date:         5/29/92
     -----------------------------             -----------------------------

                                   EXHIBIT "D"

This Exhibit "D" is attached hereto and made a part of the Lease dated May 29, 1992, by and between Met Life International Real Estate Equity Shares, Inc., ("Landlord") and Keyvan Rafie, a sole proprietorship ("Tenant").

          1. Basic Cost Increase Adjustment. The Base Rental payable hereunder shall be adjusted from time to time in accordance with the following provisions:

              (a) The Building contains 324,668 square feet of Net Rentable Area in aggregate. Tenant's Base Rental is based, in part, upon the estimate that annual Basic Costs will be equal to $7.75 per square foot of Net Rentable Area in the Building (such estimate being hereinafter referred to as the "Expense Stop"). Tenant shall, when Landlord so requires during the term of this lease, pay as an adjustment to Base Rental hereunder, regardless of rental abatement, an amount (per each square foot of Net Rentable Area within the Premises, including those portions of Common Areas allocated to the Premises from time to time) equal to the excess ("Excess") from time to time of actual Basic Costs per square foot of Net Rentable Area in the Building over the amount of the Expense Stop. Landlord may collect such additional Base Rental in arrears. Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and may require the monthly payment of Base Rental adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustments pursuant to Paragraph 1(b) of this Exhibit "D" when actual Basic Costs are available for each calendar year.(1)

              (b) Tenant at its' expense shall have the right no more frequently than once per calendar year, following prior written notice to Landlord, to audit through an independent certified public accountant reasonably acceptable to Landlord, at Tenant's sole expense, Landlord's books and records relating to Basic Costs during the year preceding such audit. In the event such an audit demonstrates additional Base Rental collected for such preceding year to be higher or lower than the amount of additional rental paid pursuant to 1(a) above, then Landlord shall refund any overpayment or Tenant shall pay any deficiency within ten (10) days of such determination.



       ---------------------

          (1) Notwithstanding the foregoing, the amount of any excess payable by Tenant relating to Basic Costs other than property taxes and assessments and utility costs shall not in any event increase by greater than six percent (6%) per year.

          2. "Basic Costs" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning (including without limitation, property taxes and assessments) the Building and the Exterior Common Area (as defined in the Lease to which this is Exhibit "D"). Basic Costs shall not include the cost of any capital improvements, depreciation, interest on principal payments on mortgage and other non-operating debts,(2) of Landlord. Basic Costs shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Basic Costs, or which are required by governmental authorities.

          3. Base Rental Adjustment. Effective the first day following the expiration of each twelve (12) month period during the Lease Term, the Base Rental shall be adjusted as follows: Successive yearly base rates are one hundred four and one half percent (104.5%) of the previous year's Base Rental. Landlord shall be entitled to require that the payment of the adjustment to Base Rental provided for in this paragraph, be made in monthly installments equal to 1/12 of such adjustment for each year during the remainder of the Lease Term, such installments being due and payable on the first day of each calendar month during such Year. The Expense Stop initially stated in paragraph 1(a) hereof shall be utilized throughout the term of this Lease for the purpose of calculating the Excess pursuant to Paragraph 1(a) notwithstanding any adjustment to Base Rental pursuant to this paragraph.




TENANT:  Keyvan Rafie, a                  LANDLORD: Met Life International Real
sole proprietorship                       Estate Equity Shares. Inc., a Delaware
                                          corporation


By: /s/ KEYVAN RAFIE                      By: /s/ MICHAEL J. CURRAN
   -------------------------------           -------------------------------
       Keyvan Rafie                              Michael J. Curran
Title: A Sole Proprietorship              Title: Assistant Vice President
      ----------------------------               ---------------------------

Date:     5-18-92                         Date:         5/29/92
     -----------------------------             -----------------------------




       ---------------------

          (2) Marketing, other tenant improvements and leasing expenses.

                                   EXHIBIT "E"

This Exhibit "E" is attached hereto and made a part of the Lease dated May 29 1992, by and between Met Life International Real Estate Equity Shares, Inc., ("Landlord") and Keyvan Rafei, a sole proprietorship ("Tenant").

                              RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Project are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other common areas of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion. One building standard suite identification sign will be prepared by Landlord at Landlord's expense. No additional signs shall be posted without Landlord's prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

6. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require. Any moving in or moving out of Tenant equipment, furniture, files, and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity and shall, in addition, be entitled to place such other reasonable conditions upon Tenant moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant's property in the process of such a move, and in addition, shall indemnify and hold Landlord harmless as to all losses, damages, claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third party on account of Tenant moving activities.

7.     Corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and elevators, designated by Landlord for service, if any, during Normal Business Hours. Landlord's written approval must be obtained for any delivery after normal working hours.

9. Each tenant shall cooperate with Landlord's employees in keeping leased premises neat and clean.

10. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leased premises, or otherwise unreasonably interfere, injure or annoy in any way other tenants, or persons having business with them.

11.    No animals shall be brought into or kept in or about the Building.

12. No boxes, crates or other such materials shall be stored in hallways or other Common Areas. When Tenant must dispose of crates, boxes, etc. it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., respectively, so as to avoid having such debris visible in the Common Areas during Normal Business Hours.

13. No machinery of any kind, other than ordinary office machines such as typewriters, calculators, and standard office equipment shall be operated on leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15. No nails, hooks or screws shall be driven into or inserted in any part of the Building except picture frames and as otherwise approved by Building maintenance personnel. Nothing shall be affixed to, or made to hang from the ceiling of the Premises without Landlord's prior written consent.

16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

17. No food and/or beverages shall be distributed from Tenant's office without prior written approval of the Building Manager.

18. No additional locks shall be placed upon any doors without the prior written consent of the Landlord.

       All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given ten (10) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

21. No portion of the Building shall be used for the purpose of lodging rooms.

22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by Tenant.

23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Which approval will not be unreasonably withheld. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

24. No Tenant shall make any material changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect which shall not be unreasonable. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord's supervision.

25. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in its reasonable judgment shall from time to time be needful for the subject to operation of the Building subject to the terms of this Lease, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.


TENANT: Keyvan Rafie, a                    LANDLORD: Met Life International Real
sole proprietorship                        Estate Equity Shares, Inc., a Delaware
                                           corporation


By: /s/ KEYVAN RAFIE                       By: /s/ MICHAEL J. CURRAN      GG
   -------------------------                  -------------------------------
        Keyvan Rafie                               Michael J. Curran

Title: A Sole Proprietorship               Title: Assistant Vice President
      ----------------------                     ----------------------------

Date:      5-18-92                         Date:          5/29/92
     -----------------------                    -----------------------------

                                   EXHIBIT "F"

This Exhibit "F" is attached hereto and made a part of the Lease dated
May 29, 1992 by and between Met Life International Real Estate Equity
Shares, Inc., ("Landlord") and Keyvan Rafie, a sole proprietorship, ("Tenant").


                         PARKING SPACE RENTAL AGREEMENT

       This Agreement is made and entered into by and between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation (herein "Landlord") and Keyvan Rafie, a sole proprietorship, (herein "Tenant").

RECITALS:

       A. Landlord is "Landlord" and Tenant is "Tenant" under that certain Lease Agreement (the "Lease") dated May 29, 1992 wherein Tenant leased from Landlord certain premises (the "Premises") located in Landlord's office building (the "Building") at 8330 Boone Boulevard, Vienna, Virginia, 22182.

       B. Landlord desires to grant and Tenant desires to acquire the right to use certain of the Building's parking spaces.

       NOW, THEREFORE, for and in consideration of Ten and No/l00 Dollars, ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Landlord hereby grants Tenant license to use seventy-six (76) parking spaces (the "Parking Spaces") located in the Building garage at no additional expense to Tenant for the initial term of this Lease, for the purpose of parking motor vehicles for a term commencing on July 1, 1992 and terminating upon termination or expiration of the Lease for whatever reason.

       2.     In addition, Landlord hereby grants Tenant license to use fourteen
(14) parking spaces (the "Parking Spaces") located in the Building garage for the initial term of this Lease, for the purpose of parking motor vehicles for a term commencing on July 1, 1992 and terminating upon termination or expiration of the Lease for whatever reason. Tenant hereby agrees to pay an initial rental fee of $25.00 per month for each of the Parking Spaces, which fee shall be payable monthly in advance on or before the first day of each month throughout the initial term of the Lease.

       3. All motor vehicles (including all contents thereof) shall be parked in all spaces leased hereunder at the sole risk of the owner thereof, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and/or security of such vehicles. Landlord shall have no liability whatsoever to Tenant for any


-----------------

       (3) Two (2) of the seventy six (76) parking spaces shall be reserved for "Rafie & Associates".

property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of said spaces, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action (including reasonable attorney's fees) which Landlord may incur in connection with or arising out of Tenant's use of said spaces pursuant to this Agreement.

       4. It is further agreed that this Agreement shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby is that of licensor and licensee, respectively.

       5. In it's use of the spaces, Tenant shall follow all of the rules of the Building applicable thereto, as the same may be reasonably amended from time to time. Upon the occurrence of any breach of such rules, or default by Tenant pursuant to Section 26 of this Lease, or under this Agreement, Landlord shall be entitled to terminate this Agreement, in which event Tenant's right to utilize any and all of the spaces leased hereunder shall thereupon cease.

       6. In the event of substantial casualty damage to the parking garage located within the Project (the "Garage") which in accordance with Section 23 of this Lease makes it impossible or impractical for Landlord economically to comply with this Agreement, this license shall terminate upon and as of the date of such casualty. If the Garage (or a portion thereof) or any part of the real property upon which the Garage is situated is taken by governmental or quasi-governmental action or sale in lieu thereof and such taking or sale makes it impractical or impossible for Landlord economically to comply with this Agreement, this Agreement shall terminate as of the date of such taking or sale.

       7. To further insure that only those parties leasing Parking Spaces are utilizing such parking spaces, Tenant shall provide Landlord with a complete list of the names of all of Tenant's employees issued security access cards, which list shall contain the corresponding license plate numbers of those automobiles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, and shall contain a specific designation as to which automobiles of which employees have been issued decals for Parking Spaces. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefore, and the failure to pay any such amount shall additionally be deemed an event of default under the Lease, entitling Landlord to all of its right and remedies thereunder.



TENANT: Keyvan Rafie, a              LANDLORD: Met Life International Real
sole proprietorship                  Estate Equity Shares, Inc., a Delaware
                                     corporation


By: /s/ KEYVAN RAFIE                 By: /s/ MICHAEL J. CURRAN         GG
   --------------------------            ---------------------------------
        Keyvan Rafie                             Michael J. Curran


Title: A Sole Proprietorship        Title: Assistant Vice President
      -----------------------              -------------------------------


Date:       5-18-92                 Date:          5/29/92
     ------------------------              -------------------------------

                                   EXHIBIT "G"

                               TERMINATION OPTION

Tenant shall have the one (1) time option to terminate this Lease on the last day of the ninety-sixth (96th) month of the Lease Term provided that (i) Tenant is not then nor has ever been in material default of any of the terms and conditions under this Lease, (ii) Tenant provides Landlord with at least two hundred seventy (270) days prior written notice of such termination, and (iii) Tenant shall pay a cash termination fee equal to $300,000.00 (representing unamortized costs (i.e., above standard improvements, commissions and rental concessions)) submitted with written notice. In the event Tenant is not in default of any of the obligations of this Lease and Tenant does not exercise this Option to Terminate under the terms and conditions mentioned above, Tenant's lease shall remain in full force for the remainder of the Lease Term.




TENANT: Keyvan Rafie, a                     LANDORD: Met Life International Real
sole proprietorship                         Estate Equity Shares, Inc., a Delaware
                                            corporation


By: /s/ KEYVAN RAFIE                        By /s/ MICHAEL J. CURRAN       GG
    -----------------------------              ---------------------------------
            Keyvan Rafie                               Michael J. Curran

Title: A Sole Proprietorship                Title: Assistant Vice President
      ---------------------------                 ------------------------------

Date:        5-18-92                        Date:         5/29/92
     ----------------------------                -------------------------------

                                   EXHIBIT "H"



                                 EXPANSION SPACE

Tenant shall have the following rights to lease additional space in the Building, subject to the following term and conditions:

1.     The Expansion Space

       (A) Tenant shall have the right to lease a block of approximately 5,000 s.f. square feet [plus or minus twenty percent (20%)] of Net Rentable Area in the Building ("The Expansion Space"). The Expansion Space shall be made available to Tenant no earlier than the first day of the forty-eighth (48th) month of the Lease Term and no later than the last day of the seventy-second
(72nd) month of the Lease Term. On or before the first day of the thirty-sixth
(36th) month of the Lease Term, Landlord shall provide Tenant with a written notice stating: (i) the exact location of The Expansion Space (to be cross-hatched on a floor plan of the Building); (ii) the exact Net Rentable Area of The Expansion Space that will be available; and (iii) the date during The Expansion Period that The Expansion Space will be available for Tenant's occupancy ("The Expansion Space Availability Date"). Tenant shall provide Landlord with written notice of its election to exercise this option, or its rejection thereof, at least nine (9) months prior to The Expansion Space Availability Date. Tenant hereby agrees that it will act reasonably with respect to Landlord's ability to deliver the exact square footage described above for The Expansion Space.

       (B) The annual base rental payable for The Expansion Space shall be at the prevailing market rate of comparable space in the building as of The Expansion Space Availability Date.

       (C) Within seven (7) days following Tenant's exercise of its option to lease The Expansion Space, Landlord and Tenant shall execute an amendment ("The Amendment") to this Lease incorporating The Expansion Space into the Premises, and setting forth the provisions contained in Subparagraph 1(B) above. Tenant's failure to execute The Amendment within such seven (7) day period for any reason other than Landlord's failure to provide such Amendment to Tenant, shall constitute a waiver of the option granted in this Section 1.

2.     Improvements

       In the event Tenant's Expansion Space has either: (i) never been built out; or (ii) demolished for whatever reason, the Landlord shall provide Tenant a Building Standard work letter consistent with Exhibit "C" attached hereto. In the event Tenant's Expansion Space has been previously built out for office use, then Tenant shall accept said Expansion Space in it's present "as is" condition.





TENANT: Keyvan Rafie, a                     LANDLORD: Met Life International Real
sole proprietorship                         Estate Equity Shares, Inc., a Delaware
                                            corporation




By: /s/ Keyvan Rafie                        By: /s/ Michael J. Curran         GG
    ------------------------                    --------------------------------
         Keyvan Rafie                                  Michael J. Curran

Title: A Sole Proprietorship                Title: Assistant Vice President
       ---------------------                      ------------------------------


Date:       5-18-92                         Date:       5/29/92
      ----------------------                     -------------------------------

                                   EXHIBIT "I"

                                 RENEWAL OPTION

Tenant shall have the following option (the "Option") to renew this Lease:

Tenant may, by notifying Landlord of it's election in writing at least twelve
(12) months prior to the end of the Lease Term, renew this Lease for an additional lease term (the "Second Lease Term") beginning on the day next following the expiration date of the Lease Term and continuing for five (5) years thereafter. Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent herewith, except that the rentals payable during the Second Lease Term shall be at the then prevailing market rental rate of comparable space within the Building as of the date of renewals, less five percent (5 %). In no event, however, shall the rental rate for the Second Lease Term be less than the rental rate for the Initial Lease Term.

Failure by Tenant to notify Landlord of Tenant's election to exercise this renewal option herein granted within the time limited set forth for such exercise shall constitute a waiver of such Option.

For the purposes of determining the prevailing market rate of the Premises (the "Market Rate") for the renewal terms, Landlord and Tenant agree to the following procedure:

       (i) The Market Rate shall be determined by Landlord and Tenant during the period of the first three months following Tenant's notice to Landlord that Tenant elects to exercise its option to extend the Lease for a renewal term; and

       (ii) In the event Landlord and Tenant are unable to agree upon the Market Rate of the Premises during said three month period; then the same shall be determined by arbitration in the following manner:

              FIRST: Landlord and Tenant shall each appoint a fit and impartial person as arbiter who shall have had at least ten (10) years of experience in the County Fairfax in a calling connected with the subject matter of the dispute. Such appointment shall be signified in writing by each party to the other, and the arbiters so appointed, in the event of their failure to agree within thirty (30) days upon the matter so submitted, shall appoint an umpire.

              SECOND: In the case of failure of such arbiters to agree and their failure to agree upon an umpire, then such umpire shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years experience as to the subject matter in question.

              THIRD: In case either Landlord or Tenant shall fail to appoint an arbiter, as aforesaid, within a person of twenty (20) days after written notice from the other party to make such appointment, than the arbiter appointed by the party no in default hereunder shall appoint a second arbiter and the two so appointed shall, in the event of their failure to agree upon a decision within ten (10) days thereafter, appoint an umpire.

              FOURTH: The arbiters and umpire, after being duly sworn to perform their duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the questions submitted. The decision of the arbiters and umpire, as the case may be, shall in any event be rendered within thirty (30) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties.

              FIFTH: The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, and the award of the arbitrators shall be binding, final and conclusive on the parties. The fees of the arbiters and umpire and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

              SIXTH: The arbiters and umpire, as the case may be, shall have not authority to modify, change or amend any of the terms, covenants and conditions of this Lease, and shall be limited to making a determination of the then Market Rate of the Premises.



TENANT: Keyvan Rafie, a                   LANDLORD: Met Life International Real
sole proprietorship                       Estate Equity Shares, Inc., a Delaware
                                          corporation



By: /s/ KEYVAN RAFIE                      By: /s/ MICHAEL J. CURRAN       GG
   -------------------------------           -------------------------------
        Keyvan Rafie                             Michael J. Curran
Title:  A Sole Proprietorship             Title: Assistant Vice President
      ----------------------------               ---------------------------

Date:     5-18-92                         Date:         5/29/92
     -----------------------------             -----------------------------

                                   EXHIBIT "J"

                               INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this "Agreement") is made as of the 29th day of May, l992 by and between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation ("Landlord"), and KEYVAN RAFIE, a sole proprietorship ("Tenant").

                                    Recitals:

R-1. Landlord, as landlord, and Tenant, as tenant, have entered into a certain lease (the "Lease") dated of even date herewith covering certain premises more particularly described in Exhibit "B" of the Lease in the building located at 8330 Boone Boulevard, Vienna, in Fairfax, Virginia.

R-2. Tenant is currently party as tenant to that certain office Lease (also referred to in said Office Lease as the "Standard Office Lease" and the "Agreement of Lease", but herein referred to as the Tycon Lease) dated the 30th day of November 1987, by and between Tenant and J.T.L. Tycon Towers I Limited Partnership ("J.T.L."), a Virginia Limited Partnership, as landlord, covering premises (the "Tycon Premises") known as Suite 1300 in the building located at 8000 Towers Crescent Drive, Vienna, Virginia, as amended by Lease Addendum dated the 30th day of November, 1987.

R-3. To induce Tenant to enter into the Lease, Landlord has agreed to indemnify Tenant from liability for monthly rent and its proportionate share of operating costs and expenses under the Tycon Lease from and after the later to occur (the "Indemnity Commencement Date") of (i) the commencement date of the Lease or (ii) the date Tenant vacates the Tycon Premises, subject to the terms and conditions of this Agreement.

R-4. The parties desire to enter into this Agreement to set forth their respective rights and obligations with respect to the Tycon Lease.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties undertake as follows:

                                   Agreement:

1. Recitals. The foregoing Recitals are a material part of this Agreement and are incorporated herein by reference.

2. Indemnity. Subject to compliance by Tenant with all of its obligations under this Agreement and the Lease, Landlord hereby indemnifies and holds harmless Tenant from and against its obligations under the Tycon Lease, coming due subsequent to the Indemnity Commencement Date, to pay the monthly rent and the Tenant's proportionate share of operating costs and expenses under the Tycon Lease, less the amount of any payments made by any subtenant or assignee on account of such rent or other charges. Notwithstanding that Landlord may from time to time make payments of rent due under the Tycon Lease directly to J.T.L. on behalf of Tenant, such payments shall not be construed, nor shall the same be deemed, as an assumption of, nor of Landlord's intent or desire to assume, nor as an acceptance of an assignment by Tenant of, the Tycon Lease.

3.     Management Agent.

       (a) Tenant hereby appoints Landlord as Tenant's agent for the purpose of locating and entering into subleases or assignments of all or portions of the Tycon Premises, and for the purposes of acting as Tenant's managing agent for the collection of sub-rents and other payments due under any subleases and assignments enforcement of subleases and assignments, and taking such action as may be necessary under any sublease or assignment in furtherance of performance hereunder. Landlord hereby accepts such appointment.

       (b) Upon request by Landlord, Tenant shall provide written notice to J.T.L. and its managing agent of the appointment by Tenant of Landlord as its agent for the purposes described herein.

       (c) It is the intent of the parties that Landlord shall have the right to manage and control the Tycon Premises and the subleasing and assignment thereof, and have full and complete information with respect to such premises and their use and occupancy, in order that Landlord shall have all opportunity to mitigate and control its indemnity obligations. Any action or omission by Tenant which is inconsistent with such intent (including without limitation direct dealings with any subleases or assignee without Landlord's approval, or termination of this agency) shall upon five (5) business days written notice discharge Landlord from its obligations under this Agreement.

4. Condition of Premises. Until the commencement date of the Lease, Tenant will maintain the Tycon Premises in a good and orderly condition, in compliance with all terms of the Tycon Lease, and shall not remove therefrom any bathroom fixtures, lighting fixtures, finishes, millwork, floor covering and similar items, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its discretion. As soon as is reasonably possible after the commencement date of the Lease, Tenant will vacate the Tycon Premises, leaving the same vacant or Tenant's personal property and equipment, in broom-clean condition, and in condition suitable for showing to prospective subtenants or assignees thereof.

5.     Cooperation.

       (a) Tenant shall cooperate with and assist Landlord in effecting an assignment of subletting of all or portions of the Tycon Premises to assignee(s) or subtenant(s) identified by Landlord, including without limitation, assistance in obtaining such consents as may be necessary from J.T.L., its agents, successors or assigns, and providing access for the purpose of showing the Tycon Premises to prospective assignees and subtenants.

       (b) Within five (5) business days after request therefor by Landlord, Tenant shall execute such assignments and/or subleases to assignee(s) and subtenant(s) identified by Landlord, it being understood that, as between Tenant and Landlord, Tenant, unless this Agreement is terminated as herein provided, shall not be responsible for fulfilling any economic obligations in the nature of inducements in connection with any such assignment or sublease. The parties agree that the form of assignment attached hereto as Exhibit "A" and the form of sublease attached hereto as Exhibit "B", with such modifications as may be necessary to implement a particular transaction, are acceptable.

       (c) In the event Tenant receives any notices from any assignee or subtenant, it shall immediately provide copies thereof to Landlord. Tenant shall not deliver any notices or other communications to any assignee or subtenant without prior approval of or being requested to do so by Landlord.

       (d) Any sublease or assignment payments made to Tenant shall be forthwith remitted to Landlord.

       (e) In the event Tenant acquires knowledge of any default of threatened default of any assignee or subtenant, it shall promptly advise Landlord of the nature and circumstances thereof, to the full extent of Tenant's knowledge.

6. Lease Status. Tenant will fully comply with and keep the Tycon Lease in full force and effect. Tenant will promptly provide Landlord with copies of all notices and other communications from J.T.L., its agents, successors or assigns, and shall deliver such notices and take such action with respect thereto as Landlord may direct. Without limiting the generality of the foregoing, all notices and statements of any increases in operating costs and expenses and other notices of any change in terms, conditions or operations shall be timely delivered promptly. Landlord shall have the right, by notice to Tenant, to cause Tenant to exercise any of its rights any remedies under the Tycon Lease, including without limitation the right of audit statements to operating costs and expenses and the right to exercise options to renew. Provided Tenant complies with provisions outlined above and Tenant provides Landlord with adequate notice of monetary obligation Landlord shall incur the expenses of compliance.

7. Representations. Tenant represents and warrants to Landlord, as a material inducement for Landlord entering into this Agreement, that as of the date of this Agreement:

       (a) The Tycon Lease is in full force and effect and there exists no default thereunder by any party which, with the giving of notice or the passage of time, would entitle any party to terminate the same;

       (b) Attached hereto as Exhibit "C" is a true and complete copy of the Tycon Lease, with all amendments and modifications thereof;

       (c) Except as set forth in Exhibit "C", the Tycon Lease has not been modified or amended;

       (d) Attached hereto as Exhibit "D" are true and complete copies of all notices, communications, statements of operating costs and expenses and adjustments of rent, audit reports, and all other written materials received from J.T.L. and its managing agent in Tenant's possession;

       (e) Attached hereto as Exhibit "E" are true and complete records of Tenant's share and amounts of operating costs and expenses passed through to Tenant under the Tycon Lease.

8. Rent Prior to Indemnity Commencement. In all events Tenant shall be responsible for payment of all rent and its proportionate share of operating costs and expenses accrued under the Tycon Lease until the Indemnity Commencement Date. Such payments shall be made to as specified in the Tycon Lease and in accordance therewith, and Tenant shall provide Landlord with reasonably satisfactory documentary evidence of such payment.

9. Termination; Discharge. Landlord shall be discharged from its indemnity obligations hereunder, and this Agreement shall terminate, upon (a) any breach by Tenant of the Lease and the exercise of any remedies thereunder and failure to cure any such breach within the applicable notice provisions; (b) any breach by Tenant of its obligations hereunder, or (c) any termination of the Tycon Lease; provided that Landlord is not responsible for such Termination.

10. No Third-Party Benefits. The provisions of this Agreement are as between Landlord and Tenant only and no third party (including without limitation J.T.L., its managing agent, and its successors and assigns) is intended to be benefitted hereby.

11. Independent Covenants. Except to the extent that a breach of the Lease may operate to terminate this Agreement under subclause (a) of Paragraph 9 above, the covenants and undertakings of the parties set forth herein are independent of the obligations of the parties under the Lease, and the covenants and undertakings of the parties set forth in the Lease are independent of the obligations of the parties under this Agreement.

12. Notices. All notices permitted or required to be given hereunder shall be effective upon delivery in the manner and to the parties as provided in the Lease.

13. Governing Law. This Agreement is intended to be performed in the Commonwealth of Virginia and shall be governed by the substantive laws of such jurisdiction.

14. Waiver of Jury Trial. In the event of any dispute under this Agreement, the parties desire that such dispute be tried as to factual matters by a judge, and not by a jury. Accordingly, each party hereto fully and freely waives trail by jury in any action, proceeding or counterclaim brought or asserted by either of the parties hereto against the other.

15. Assignment. This Agreement is personal between the parties. Tenant shall not assign any of its rights or obligations under this Agreement without the written consent of Landlord; any attempted assignment shall be void without such consent, and shall further constitute a breach of Tenant's obligations hereunder, terminating Landlord's obligations under this Agreement.

16. Modifications and Waivers. No modifications, waiver, amendment, or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, or change is sought. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

17. Exhibits. All exhibits referred to herein and attached hereto are incorporated by reference into this Agreement.

18. Construction. Each party hereto and its counsel has reviewed and revised (or requested revisions of) this Agreement, and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be applicable in the construction and interpretation of this Agreement.

19. Captions. The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

20. Counterparts; Form of Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by persons duly authorized to bind them to their respective obligations hereunder.



W1TNESS: MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation


                                      By: /s/ Michael J. Curran         GG
                                         -----------------------------------
                                              Michael J. Curran,

                                      Title: Assistant Vice President
                                            --------------------------------
                                      Date:  5/29/92
                                            --------------------------------



  /s/ Gail E. Griffith
---------------------------

Name: Gail Griffith
     ----------------------
Date:    5-29-92
     ----------------------



WITNESS:                              KEYVAN RAFIE, a sole proprietorship


                                      By: /s/ Keyvan Rafie
                                         ----------------------------------
                                                   Keyvan Rafie

                                      Title:    A Sole Proprietorship
                                            -------------------------------
                                      Date:       5-18-92
                                            -------------------------------


  /s/ Alexandria P. West
----------------------------

Name: Alexandria P. West
     -----------------------

Date:       5-18-92
     -----------------------

                                LIST OF EXHIBITS


Exhibit "A"             -       Form of Assignment

Exhibit "B"             -       Form of Sublease

Exhibit "C"             -       Complete copy of the Lease with all attachments

Exhibit "D"             -       Copies of all: notices; communications; statements of operating costs and adjustments of rent; audit reports; and all other written materials received from J.T.L. and its managing agent.

Exhibit "E"             -       Complete records of Tenant's share and amounts of operating costs and expenses passed through to Tenant under the Tycon Lease.

                                   EXHIBIT "A"

          of Indemnity Agreement by and between Met Life International
      Real Estate Equity Shares, Inc. and Keyvan Rafei dated, May 29, 1992.

                     (PARTIAL) ASSIGNMENT AND ASSUMPTION OF
                          LESSEE'S INTEREST UNDER LEASE

This (Partial) Assignment and Assumption of Lessee's Interest Under Lease (the "Assignment") is entered into as of this _____ day of __________, 1992, but effective for all purposes as of __________,1992 (the "Effective Date"), by and between Keyvan Rafei ("Assignor") and ______________________,("Assignee").

                                    RECITALS

       R-l.   Assignor is currently party as tenant to that certain Office Lease
(also referred to in said Office Lease as the "Standard Office Lease" and the "Agreement of Lease", but herein referred to as the "Tycon Lease") dated the 30th day of November, 1987, by and between Assignor and J.T.L. Tycon Towers I Limited Partnership ("J.T.L."), a Virginia Limited Partnership, as Landlord, covering premises (the "Tycon Premises") known as Suite 1300 in the building located at 8000 Towers Crescent Drive, Vienna, Virginia, as amended by Lease Addendum dated the 30th day of November, 1987. A true copy of the Tycon Lease is attached hereto as Exhibit A.

       R-2.   Assignor desires to assign to Assignee (the below-described portion of) its right, title and interest in and to the Tycon Lease and the Tycon Premises (the "Assigned Interest") upon the terms and conditions hereunder set forth.

       R-3.   Assignee desires to accept such assignment and to assume the obligations of Assignor as tenant with respect to the Assigned Interest, and to be bound in Assignor's stead to the terms of the Tycon Lease with respect to the Assigned Interest.

       NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiently of which are hereby acknowledged, the parties agree as follows:

       1. The above recitations, which are incorporated herein by this reference, are true and correct.

       2. Assignor hereby assigns, sets over and transfers unto Assignee (all of its right, title and interest in and to the Tycon Lease) (a portion of its right, title and interest in and to the Tycon Premises and the Tycon Lease, more particularly described as follows:) (IF PARTIAL ASSIGNMENT, DESCRIBE TERM OR PORTION OF PREMISES AND/OR LEASEHOLD BEING ASSIGNED).

                                   EXHIBIT "B"


            of Indemnity Agreement dated May 29, 1992 by and between Met Life International Equity Shares, Inc. and Keyvan Rafei

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT, made and entered into this ___ day of __________, 1992, between ___________________, ("Tenant") and ________________,
("Subtenant").


                                   WITNESSETH:

     WHEREAS, Tenant is in rightful possession of the premises known as __________________ located at __________, designated as the ________ floor, under the __________________ Lease Agreement dated, __________, a copy of which Lease is attached hereto, marked as Exhibit "A" and made a part of this Sublease Agreement; and


       WHEREAS, Tenant wishes to sublease Suite __ of the above premises to the Subtenant on the terms stated herein;

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.     PREMISES

       The Tenant hereby subleases to the Subtenants, and the Subtenant hereby hires and leases from the Tenant, approximately _______ square feet of the premises described in the Lease marked as Exhibit "A" which is herein referred to as the "Subleased Premises".

 2.    TERM

       The term of the Sublease shall be for a period of___________ months commencing on _________ and ending on ____________.


 3.    RENT

       Rent for the first year is to be __________________ per month payable on the first (1st) day of each month. In addition, Subtenant agrees to pay to Tenant the first (1st) month's rent in full immediately upon execution of this Sublease Agreement. The rent for the second (2nd) year of the Sublease shall be increased by ___ percent requiring payment of _______________ per month. There shall be a four percent (4%) late charge for rent not received on or prior to the due date for each month's rent.

4.     ALTERATIONS

       The Subtenant may not modify the building design of the Subleased premises without prior written approval by Tenant, which approval shall not be unreasonably withheld. Subtenant must additionally coordinate any such building design modification with ____________________, ("Landlord"). Subtenant shall be solely responsible for the expense of any approved building design modifications. Sublessee reserves the right to modify the existing suite entry, with appropriate Landlord approval. Sublessor shall not be required to return the suite to its original condition for approved alterations.

5.     PARKING

       During the term of this Sublease and during any extension of this Sublease, Subtenant shall have the license to use ________ parking spaces in the building garage at no charge.

                                       SUBLESSOR:


                                       BY:
                                          -------------------------------

                                       TITLE:
                                             ----------------------------

                                       DATE:
                                            -----------------------------

                                       SUBLESSEE:


                                       BY:
                                          -------------------------------

                                       TITLE:
                                             ----------------------------

                                       DATE:
                                            -----------------------------


                               CONSENT OF LANDLORD

       The undersigned is the Landlord under the within described Lease. The undersigned hereby consents to this Assignment and expressly releases _______________ from any further liability or obligation as Tenant under the terms of the Lease.


                                       LANDLORD:


                                       BY:
                                          ------------------------------

                                       TITLE:
                                             ---------------------------

                                       DATE:
                                            -----------------------------

       3. Assignee hereby accepts the foregoing assignment and the Assigned Interest and to assume the obligations concomitant therewith, and covenants and agrees to be bound by all of the terms, covenants and conditions of the Tycon Lease, and to hold Assignee harmless from any loss or cost whatsoever arising from or relating to a breach by Assignee of the foregoing covenant, subject only to the following:

(LIST ANY OBLIGATIONS OF TENANT UNDER TYCON LEASE WHICH WILL NOT BE ASSUMED BY ASSIGNEE)

       4. All exhibits attached hereto are by this reference incorporated herein to the same effect as if fully set forth herein.

       5. This Assignment contains the entire agreement of the parties hereto; all other agreements and understandings, whether oral or written, are hereby merged into this Assignment and are of no force or effect except as so merged.

       IN WITNESS WHEREOF, Assignor has executed this Assignment in the presence of the undersigned witness as of the day and year first above-written, and Assignee has caused this Assignment to be executed by ____________________, its _____________, and its corporate seal to be hereunder affixed and attested by
________________________________, its (Assistant) Secretary, and Assignee does hereby appoint the said ________________ and __________________ as its true and lawful attorney-in-fact to execute and deliver this Assignment as Assignee's act and deed as of the day and year first above-written.

                                              ASSIGNOR:

WITNESS:                                      KEYVAN RAFEI

        [SIG]                                  /s/ KEYVAN RAFEI
-------------------------                     ---------------------------
NAME                                          Keyvan Rafei


Date: 5/28/92                                 Date: May/28/92
     --------------------                          ----------------------


ATTEST:                                       ASSIGNEE:


                                              ---------------------------

-------------------------
Name


                                              By:
Date:                                            ------------------------
     --------------------
                                              Title:
                                                    ---------------------

(Corporate Seal)                              Date:
                                                   ----------------------

                                   EXHIBIT A

                              AGREEMENT OF SUBLEASE

       THIS AGREEMENT OF SUBLEASE is made and entered into this 24th day of November 1998 and between Keyvan Rafei (hereinafter referred to as the "Sublessor") and Global Learning Systems, Inc. a Delaware Corporation (herein referred to as the "Sublessee").

                                   WITNESSETH:

       WHEREAS, pursuant to that certain office lease, dated May 29, 1992 (hereinafter referred to as the ("Prime Lease")) Sublessor leased certain premises located at 8330 Boone Boulevard, Vienna, Virginia 22182 (hereinafter referred to as the "Prime Lease Premises") from Met Life International Real Estate Equity Shares, Inc. and the current landlord is The Equitable Life Assurance Society of the United States (hereinafter referred to as the "Prime Landlord"), and

       WHEREAS, Sublessee desires to sublease from the Sublessor a portion of the Prime Lease Premises (the "Sublease Premises") and

       WHEREAS, the parties hereto desire to provide for the rental and further terms and conditions of the Sublease.

       NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       1. Sublease Premises. Sublessee shall initially occupy a portion of the eighth (8th) floor consisting of approximately 2,493 rentable square feet, as shown on the attached Exhibit A. In addition, beginning January 1, 1999, Sublessee shall sublease an additional approximate 1,350 rentable square feet of adjacent space for a total of approximately 3,843 rentable square feet, subject to Sublessor's architect's measurement of the Premises.

       2. Term. The term of the lease shall commence on the Commencement Date and expire on August 31, 2002.

       3. Sublease Commencement Date: November 30, 1998 or execution of sublease, whichever is later.

       4. Condition of Premises. On the Commencement Date, the Sublessor shall deliver to the Sublessee the Sublease Premises in "as is" condition, cleaned by a professional janitorial service, and with all HVAC, plumbing, and electrical systems in good working order. Notwithstanding the foregoing, Sublessor shall, at Sublessor's sole cost and expense, construct improvements required to separate the Sublease Premises and install suite entry doors as identified in Exhibit B. Such improvements shall be completed pursuant to all applicable codes and laws by qualified contractors selected by Sublessor. All improvements shall be completed as quickly as practically possible.

       5. Use. The Sublessee shall use and occupy the Sublease Premises solely for general office use.

       6. Rent. The rent reserved under this Sublease for the term hereby created shall be payable to the Sublessor at its address: 8330 Boone Boulevard, Vienna, Virginia 22182, or at such other address as the Sublessor may hereafter designate in writing, in lawful money of the United States, without notice, demand, set off or deduction whatsoever, in advance on the first day of each and every month during the term of this Sublease, provided, however the first month's rent shall be payable upon execution of this Sublease. In the event that any rent payment is not received within five (5) days of the date when due, then Sublessee shall pay a late charge of four percent (4%) of the delinquent amount.

       7. Base Rental Rate: The Base Rental rate shall be $28.50 per square foot. The base rent shall be increased by four percent (4%) on each anniversary of the Sublease Commencement Date. There shall be no operating expense or real estate tax pass through during the Sublease Term.

       8. Security Deposit. Upon execution of this Sublease, Sublessee shall provide a security deposit consisting of an unconditional irrevocable letter of credit of $50,000 from First Union Bank in a form satisfactory to Sublessor as attached hereto. Said letter of credit shall be security for the faithful performance by Sublessee of all the terms, covenants, and conditions of this Sublease. If Sublessee defaults beyond the expiration of any applicable notice and grace period with respect to any provision of this Sublease, including, but not limited to the provisions relating to the payment of rent, Sublessor may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of rent, or any other sum in default, or for the payment of any amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of the deposit is so used or applied, Sublessee must restore the letter of credit in an amount sufficient to restore the security deposit to its original amount within five (5) business days after Sublessor's written demand. Sublessee's failure to do so shall be a material breach of this Sublease. If Sublessee shall fully and faithfully perform every provision of this Sublease, the security deposit or any remaining balance shall be promptly released to Sublessee (or, at Sublessor's option, to the last assignee of Sublessee's interest) at the expiration of the Sublease term. In the event of termination of Sublessor's interest in this Sublease, Sublessor shall transfer said deposit to Sublessor's successor in interest. In such event Sublessee shall look only to the successor in interest for the return of the security deposit and Sublessor shall be released from all liability to Sublessee for the return of the security deposit. Sublessee shall have the right to substitute a different unconditional irrevocable letter of credit from First Union Bank in the amount of $50,000 and in form satisfactory to Sublessor.

       9. Obligations Under the Prime Lease. This Sublease and the parties' rights under this Sublease shall at all times be subject to and is made upon all of the terms, covenants, rights and conditions of the Prime Lease, with the same force and effect as if fully set forth herein at length, and except as otherwise provided for herein, the Sublessee shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants, and conditions of the Sublessor under the Prime Lease with respect to the Sublease Premises. In addition, Sublessor shall use all reasonable efforts to ensure that Landlord's obligations under the Prime Lease are satisfied with respect to the Sublease Premises. A copy of the Prime Lease is attached hereto and made a part hereof as Exhibit "C." It is understood and agreed that the following provisions of the Prime Lease are not applicable to this Sublease: Section 5, Base Rental;
Section 33, Personal Liability; Section 34, Security Deposit; Section 35, Notice; Exhibit C, Work Agreement; Exhibit D, Basic Costs Increase Adjustment; and Exhibit J, Indemnity Agreement.

       10.    Insurance.

              (a) The Sublessee shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering its fixtures, property and equipment installed and located in the Sublease Premises, in an amount of not less than one hundred percent (100%) of the replacement cost of said items against any peril included under insurance industry practice in Virginia within the classification "fire and extended coverage," together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any proceeds of such insurance, so long as this Sublease shall remain in effect, shall be first used to repair or replace any items that shall have been installed and located in the Sublease Premises.

                    (b) The Sublessee shall provide and keep in force during the term of this Sublease with a company or companies approved by the Sublessor a comprehensive general liability insurance policy in the amount of One Million and 00/100 Dollars ($1,000,000.00) per person, One Million and 00/100 Dollars ($1,000,000.00) per accident for bodily injury, and One Million and 00/100 Dollars ($1,000,000.00) for property damage, which policy shall contain a standard legal liability endorsement. The policy shall provide that the Sublessee and the Sublessor will be given at least thirty (30) days advance written notice of cancellation or material change in the policy. In addition, all insurance required of the Sublessee shall be written as a primary policy coverage, and not contributing with or in excess of any coverage which the Sublessor or the Prime Landlord may carry.

                    (c) The Sublessee shall deliver to the Sublessor certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than five (5) days prior to the expiration of any such policy. In the event that the Sublessee shall fail to promptly furnish any insurance herein required, the Sublessor may effect the same and pay the premium for a period not exceeding one (1) year, and the premium so paid by the Sublessor shall be immediately payable by the Sublessee as additional rent.

                    (d) All policies of insurance as aforesaid shall name the Sublessor, the Prime Landlord, and the Prime Landlord's property management company as additional insureds, as their interest may appear.

           11. Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessee:

                    (a) The failure by Sublessee to make any payment of rent or any other payment required to be made by Sublessee, as and when due, where such failure shall continue for a period of five (5) days after written notice by Sublessor to Sublessee. No notice shall be required for failure to make any payment if the Sublessee has previously received two (2) notices of non-payment during the same calendar year

                    (b) The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by the Sublessee, other than described in Sections (a) and (b) above, where such failure shall continue for a period of ten (10) days after written notice by Sublessor to Sublessee; provided, however, that if the nature of Sublessee's default is such that more than ten (10) days are reasonably required for its cure, then Sublessee shall not be deemed to be in default if Sublessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion within one hundred twenty (120) days and in any event prior to the time a failure to cure such default could cause Sublessor to be subject to prosecution for violation of any law, rule, ordinance or regulation, or causes, or could cause a default under the Prime Lease;

                  (c) The making by Sublessee of any general assignment or general arrangement for the benefit of creditors: or the filing by or against Sublessee of a petition in bankruptcy; or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Sublessee's assets located at the Sublease Premises or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Sublease Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged in thirty (30) days;

                  (d) The failure by Sublessee to fully observe and adhere to all terms, covenants



                                    3 of 7
and conditions of the Prime Lease.

           12. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter apply to the Prime Lease, the leasehold estate or estates thereby created or the real property of which the Sublease Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

           13. Assignments and Further Subleases. Sublessee shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest therein, and shall not sub-sublet the said Sublease Premises or any part thereof, or any right or privilege appurtenant, or allow any other person to occupy or use the Sublease Premises, or any portion, without first obtaining the written consent of Sublessor and Prime Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Sublessor's consent to one assignment, sub-subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, sub-subletting, occupation or use by another person. Any such assignment or sub-subletting without such consent shall, at the option of the Sublessor, constitute a default under this Sublease. No permitted assignment or sub-subletting shall relieve Sublessee of any of its obligations or liabilities under this Sublease. Sublessee can merge, consolidate, or sell all or substantially all of its stock or assets without obtaining Sublessor's consent conditioned upon the new entity or other successor in interest expressly assuming all of Sublessee's obligations and liabilities under this Sublease.

           14. Quiet Enjoyment. The Sublessor covenants and agrees with the Sublessee that, upon the Sublessee paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease, the Sublessee may peaceably and quietly enjoy the Sublease Premises during the term of this Sublease in accordance with the terms, covenants and conditions of this Sublease.

           15. Indemnification. The Sublessee hereby agrees to indemnify and hold the Sublessor and the Prime Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against the Sublessor and/or the Prime Landlord, directly or indirectly, as a result the Sublessee' negligence, willful misconduct, or any breach or other violation of this Sublease. The Sublessor hereby agrees to indemnify and hold harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Sublessee, directly or indirectly, as a result of Sublessor's gross negligence or willful misconduct or breach of the Prime Lease by Sublessor.

           16. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, or by mailing the same by registered or certified mail, postage prepaid: (i) In the case of Sublesee, to James Martell Jr. _____________________________ and (ii) In the case of Sublessor, to Keyvan Rafei, 8330 Boone Boulevard, Vienna, Virginia 22182, Attention: Mrs. Alexandria West.

          Either party may, by notice to the other given as aforesaid, designate a new or additional address to which may such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder by mail shall be deemed delivered when deposited in a United States Post Office.

          17. Surrender. Upon the expiration or other termination of this Sublease, the Sublessee shall deliver to the Sublessor the Sublease Premises, with all of Sublessee's personalty removed, broom clean and in good order, ordinary wear and tear excepted.




                                    4 of 7

          18. Security and Confidentiality. Sublessee and Sublessor each acknowledge that the lack of physical boundaries between the Prime Lease Premises and Sublease Premises prior to the construction of the improvements specified in paragraph 4 in no way implies that either party shall have right of access to each other's office space or use of any equipment or trade fixtures therein.

          19. Parking. Sublessee shall have the right of 3.6 parking spaces per 1,000 square feet leased on an unreserved basis, in the Building garage for no charge for the entire Sublease Term.

          20. Signaqe. Sublessee will be recognized as a building tenant on the directory in the main lobby of the building as well as suite entry signage provided at Sublessor's sole cost and expense. No other signage of the Sublessee shall be permitted without the express written consent of Sublessor and Prime Landlord.

          21. Holding Over. In the event of holding over by the Sublessee after the expiration or other termination of this Sublease, or in the event Sublessee continues to occupy the Sublease Premises after termination of Sublessee's right of possession pursuant to paragraph 27 hereof, Sublessee shall, during the entire holdover period, pay rent equal on a per diem basis, at one hundred fifty percent (150%) the Base Rental rate which would have been applicable had the term of this Sublease continued through the period of such holding over by Sublessee. No holding over by Sublessee after the expiration or other termination of the term of this Sublease shall be construed to extend the term of this Sublease. The foregoing provisions of this paragraph are in addition to and do not affect Sublessor's or Prime Landlord's right of reentry or any other rights of Sublessor's hereunder or of Prime Landlord under the Prime Lease or as otherwise provided by law. Sublessee shall indemnify and hold Sublessor harmless from all loss or liability, including without limitation, all attorney's fees and costs, arising from or related to any unauthorized holding over.

          22. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining Prime Landlord's written consent to this Sublease, pursuant to Section 17 of the Prime Lease.

          23. General Provisions.


                  (a) Broker Commission: The parties represent and warrant that they have dealt with no broker, agent or other person in connection with this transaction other than TransWestern Carey Winston, LLC, representing the Sublessor and Julien
                      J. Studley, Inc. representing Sublessee. Each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or any other person claiming a commission or other form of compensation by virtue of having dealt with Sublessor or Sublessee with regard to this leasing transaction.

                  (b) Conference Rooms: Upon reasonable prior notice from
                      Sublessee and subject to availability, Sublessor shall grant Sublessee use of the conference rooms adjacent to the main reception area.

                  (c) Kitchen & Reception area Privileges: Sublessee shall have the right to utilize one (1) of Sublessors existing kitchens on a shared basis and receive visitors in the Sublessor's reception area.

                  (d) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.




                                    5 of 7

                    (e) Governing Law. It is the intention of the parties hereto that this Sublease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

                    (f) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                    (g) Conflicts Between This Sublease and the Prime Lease.
                        With respect to the relationship between the Sublessor and the Sublessee, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublessor and the Prime Landlord under the Prime Lease.

                    (h) Captions. The captions throughout this Sublease are for convenience or reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way effect this Sublease.

                    (i) Singular and Plural. Wherever appropriate herein, the
                        singular includes the plural and the plural includes the singular.

                    (j) Counterpart. This Sublease may be executed in several
                        counterparts, but all counterparts shall constitute but one and the same instrument.

                    (k) Time. Time is of the essence with respect to all of
                        Sublessee's obligations.


          24. Attorney's Fees. In the event of any litigation between the parties arising from or related to this Sublease, the prevailing party shall be entitled to recovery of all reasonable attorneys fees, costs and expenses as fixed by the court.

          25. Waiver of Jury Trial. The parties hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim between the parties on any matters arising out of, or related to, this Sublease, the relationship of Sublessor and Sublessee and/or Sublessee's use or occupancy of the Sublease Premises.

          26. Remedies. In the event of any default or breach as defined in section 11 hereof by Sublessee, Sublessor may at any time thereafter, with or without notice or demand and without limiting Sublessor in the exercise of any other right or remedy which Sublessor may have by reason of such default or breach:

                  (a) Terminate Sublessee's right to possession of the Sublease Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Sublease Premises to Sublessor. In such event Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default including, but not limited to, reasonable attorneys' fees; the cost of recovering possession of the Sublease Premises: expenses of relettng including repair and alteration of the Sublease Premises; any brokerage fees; any defaulted rent or additional rent payments; the difference, if any, between the unpaid rent for the balance of the Sublease term and the amount received by Sublessor for any reletting of the Sublease Premises during the balance of the Sublease term;
and that portion of the leasing commission paid by Sublessor and applicable to the unexpired



                                    6 of 7
term of this Sublease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of eighteen percent (18%) per annum or the highest rate permitted by applicable law;

              (b) Maintain Sublessee's right to possession, in which case this Sublease shall continue in effect whether or not Sublessee shall have abandoned the Sublease Premises. In such event Sublessee shall continue to be liable for all rent, and all other charges due under this Sublease, in addition to all costs (including reasonable attorney's fees) and other damages arising from Sublessee's default; or

              (c) Pursue any other remedy now or hereafter available to Sublessor under the laws or judicial decisions of the Commonwealth of Virginia. Sublessee waives all rights of redemption granted by law. This means that once Sublessee has committed a default and failed to cure that default within any cure period provided by this Sublease, Sublessee waives all rights under law to later cure the default and reclaim its interest in this Sublease or the Sublease Premises.

          27. Waivers. No waiver or oversight of any breach of any covenant, condition or agreement contained herein, or compromise or settlement relating to such a breach, shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

          28. No Alterations. Sublessee shall not make, authorize or allow any structural alterations, modifications, repairs or additions to the Sublease Premises, or any portion thereof, without the prior written consent of Sublessor and Prime Landlord.

          29. Notice of Defects. Sublessee will give Sublessor prompt notice of any known defect, breakage, malfunction or damage to or in the structure, equipment or fixtures in or on the Sublease Premises. This covenant, however, does not obligate, and is not to be understood, interpreted, construed, or an any way to imply that Sublessor as obligated or expected to repair or correct such defect, breakage, malfunction or damage.

          30. Access to Premises. Sublessor shall provide Sublessee with a reasonable number of security cards and keys to the premises and buildings at no cost to the Sublessee.


         IN WITNESS HEREOF, the Sublessor and the Sublessee have executed this Sublease on the day and year first herein above written.

         SUBLESSOR: KEYVAN RAFEI                SUBLESSEE:

         By:     [SIG]          (SEAL)          BY:    [SIG]             (SEAL)
            --------------------                   ----------------------

         Date: 11/24/98                         Its:  Chairman
              ------------------                    ---------------------

                                                Date:   11/24/98
                                                     --------------------


                                     7 of 7

                                   [FLOOR PLAN]

                                   [FLOOR PLAN]

                              CONSENT TO SUBLEASE

          THIS CONSENT TO SUBLEASE is entered into between The Equitable Life Assurance Society of the United States ("Landlord"), and Keyvan Rafie ("Tenant"), and executed on this ______ day of December, 1998.

          WHEREAS, Met Life International Real Estate Equity Shares, Inc., as landlord, and Tenant entered into a Lease Agreement dated May 29, 1992 (the "Lease"), for premises containing approximately 21,041 square feet of Net Rentable Area (the "Premises") on the eighth (8th) floor of the building located at 8330 Boone Boulevard, Vienna, Virginia; and

          WHEREAS, the Lease is scheduled to expire on August 31, 2002 (the "Lease Termination Date"); and

          WHEREAS, Tenant, as sublessor, wishes to enter into an Agreement of Sublease (the "Sublease") with Global Learning Systems, Inc. ("Sublessee"), for a total of approximately 3,843 rentable square feet (2,493 rentable square feet of such space to be available upon execution of this Consent to Sublease, and the remainder of such space to become available as of January 1, 1999) contained within the Premises (the "Subleased Premises") (a copy of such Sublease is attached hereto as EXHIBIT A); and

          WHEREAS, Tenant has sought Landlord's consent to sublease the Subleased Premises; and

          WHEREAS, Landlord is willing to consent to the Sublease between Tenant and Sublesee, but only on the conditions and terms contained herein.

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, Landlord hereby consents to Tenant's subletting the Subleased Premises to Sublessee and to Sublessee's use of the Subleased Premises upon the following conditions:

          1. The Sublease shall be subordinate to the Lease, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises.

          2. The Sublease shall terminate, unless sooner provided in the Sublease, on the Lease Termination Date.

          3. Sublessee shall comply strictly with the use and operation provisions contained in Section 4 of the Lease. Any term of the Sublease that in any way conflicts with or alters the provisions of the Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Sublessee shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease.

          4. There shall be no further subleases of the Premises or the Subleased Premises, without first obtaining the prior written consent of Landlord as otherwise provided in the Lease.

          5. Landlord's consent to the Sublease shall not (a) make Landlord a party to the Sublease, (b) create any privity of contract between Landlord and Sublessee or create any other contractual liability or duty on the part of the Landlord to the Sublessee, (c) constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, (d) in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the Lease, in respect of the Subleased Premises, or (e) constitute a waiver or a release of Tenant of any covenant or obligation contained in the Lease, in the event Landlord accepts or collects rent from Sublessee.

          6. In the event of a default under the Lease, Tenant hereby assigns to Landlord the rent due to Tenant from Sublessee and hereby authorizes Sublessee to pay said rent directly to Landlord, at Landlord's option.

          WITNESS, the signatures of the parties hereto:

                                    LANDLORD:

                                    THE EQUITABLE LIFE ASSURANCE
                                    SOCIETY OF THE UNITED STATES

                                    By:        /s/ BRENDA E. MCKINNEY
                                           ------------------------------------
                                    Name:          BRENDA E. MCKINNEY
                                           ------------------------------------
                                    Title:         INVESTMENT OFFICER
                                           ------------------------------------
                                    TENANT:
                                             /s/ KEYVAN RAFIE
                                    ------------------------------------
                                    Name: Keyvan Rafie

          9. Default. If the Sublessee shall default with respect to this Sublease and the Sublease Premises beyond any applicable cure period, the Sublessor shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease. In the event of default by Sublessee, Sublessor shall provide written notice to Sublessee identifying the default. Sublessor agrees to grant to Sublessee a seven (7) day cure period from the notice date.

          10. Subordination. This Sublease is subject and subordinate to the Prime lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Sublease Premises form a part. and to any and all renewals, modifications, consolidations, replacements and extensions thereof, provided that the Sublessor agrees not to effect any modification or amendment of the Prime lease which might adversely affect the rights of the Sublessee hereunder without the written consent of the Sublessee in each case.

          11. Assignments and Further Subleases. Sublessee may not assign or further sublease the Sublease Premises without the prior approval of Sublessor and Prime Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned.

          12. Quiet Enjoyment. The Sublessor covenants and agrees with the Sublessee that, upon the Sublessee paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease, the Sublessee may peaceably and quietly enjoy the Sublease Premises during the term of this Sublease, in accordance with the terms, covenants and conditions of this Sublease.


          13. Indemnification. The Sublessee hereby agrees to indemnify and hold the Sublessor and the Prime Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against the Sublessor and/or the prime Landlord, directly or indirectly, as a result of Sublessee negligence or willful misconduct. The Sublessor hereby agrees to indemnify and hold harmless from and against any cost, damage, claim, liability or expense (including reasonable attorney's fees) incurred by or claimed against Sublessee, directly or indirectly, as a result of Sublessor's gross negligence or willful misconduct.


          14. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, or by mailing the same by registered or certified mail, postage prepaid: (i) In the case of Sublessee, Tenant HealthSystems, Inc., 14001 Dallas Parkway, Dallas, Texas 75240, Attention: John Mastenich (and Don Smith at the Premises), with a copy to the Sublease Premises; and (ii) In the case of Sublessor, to Keyvan Rafei, 8330 Boone Boulevard, Vienna, Virginia 22182, Attention: Mrs. Alexander West.

          Either party may, by notice to the other given as aforesaid designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder by mail shall be deemed delivered when deposited in a United States Post Office.

          15. Surrender. Upon the Expiration Date of this Sublease, the Sublessee shall deliver to the Sublessor the Sublease Premises, with all of Sublessee's personaltry removed, broom cleaned and in good order, ordinary wear and tear excepted.

          16. Broker. Sublessor and Sublessee warrant and represent to each other that other than CB Commercial Group, Inc. (Sublessee's representative) and Barnes, Morris, Pardoe & Foster, Inc. (Sublessor's representative) (collectively, "the Representatives"), no broker brought about this transaction or dealt with either party in connection herewith: Sublessor shall pay the Representatives a commission pursuant to a separate agreement between Sublessor and the Representatives.


          17. Security and Confidentiality. Sublessee and Sublessor each acknowledge through this Sublease that the lack of physical boundaries between the Prime lease Premises and Sublease Premises prior to construction of the improvements specified in Paragraph 3 in no way implies that either party shall have right of access to each other's office space or use of any equipment or trade fixtures therein.


          18. Early Access for Telecommunications and Networking. Upon full execution of this Sublease and ratification thereof by Landlord, Sublessee shall be entitled to enter the Sublease Premises for the purposes of installing its telecommunications and network systems and for any other reasonable activities related to Sublessee's occupancy and use of the Sublease Premises. Sublessee shall coordinate all pre-occupancy activities with Sublessor and Landlord.

          19. Parking. Sublessee shall have the right to eighteen (18) free unreserved parking spaces during the term of the Sublease. In the event that during the term of the Sublease the Prime Landlord assigns or allocates the areas for applicable paring by the Sublessor, then the Sublessor and Sublessee shall share such parking proportionately, including any and all exclusive parking in the covered areas of the parking structure.

          20. Signage. Subtenant will be recognized as a building tenant on the directory in the main lobby of the building as well as suite entry signage provided at Sublandlord's sole cost and expense.

          21. Holding Over. It is expressively understood that the Sublessor's Prime Lease with the Prime Landlord terminates on September 30, 2002. If Subtenant remains in possession of the Sublease Premises or any part thereof after September 30, 2002, without the express written consent or the Sublandlord and Prime Landlord, Subtenant shall become a Subtenant at sufferance only, at a rental rate of two hundred percent (200%) of the rent in effect upon such expiration including all additional rent in effect during the last month of the term of this Sublease. The foregoing provisions of this paragraph are in addition to and do not affect Sublessor's or Prime Landlord's right of reentry or any other rights of Sublessor's hereunder or of Prime Landlord under the Prime Lease or as otherwise provided by law. If Subtenant shall fail to surrender the Demised Premises on September 30, 2002, despite demand to do so by Sublessor and/or Prime Landlord, Subtenant shall indemnify and hold Sublessor harmless from all loss or liablility, including without limitation, any claim made by Prime Landlord or by any succeeding Lessee founded on or reulting from such failure to surrender and any attorney's fees and costs.

          22. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon obtaining Lessor's written consent to this Sublease, subject to Section 17 of the Prime Lease.

          23. General Provisions.

              (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

              (b) Governing Law. It is the intention of the parties hereto that this Sublease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

              (c) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

              (d) Conflicts Between This Sublease and the Prime Lease. With respect to the relationship between the Sublessor and the Sublessee, the terms and conditions of this Sublease shall take precedence with respect to any conflict betwen the terms and conditions contained herein and the terms and conditions of the Prime lease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublessor and the Prime Landlord under the Prime Lease.

              (e) Captions. The captions throughout this Sublease are for convenience or reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way effect this Sublease.

              (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

              (g) Counterpart. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Sublessor and the Sublessee have executed this Sublease on the day and year first herein above written.

SUBLESSOR: KEYVAN RAFEI                   SUBLESSE: TENET HEALTHSYSTEMS, INC.

By:            [SIG]             (SEAL)   BY:           [SIG]           (SEAL)
   ------------------------------            ---------------------------

Its:            [SIG]            (SEAL)   Its:      VICE PRESIDENT      (SEAL)
    -----------------------------             --------------------------

Date:         [SIG]              (SEAL)   Date:        23 OCT 97        (SEAL)
     ----------------------------              -------------------------

                             AGREEMENT OF SUBLEASE

       THIS AGREEMENT OF SUBLEASE is made and entered into on this ____ day of October 1997 by and between Keyvan Rafei (hereinafter referred to as the "Sublessor"), and Tenet HealthSystems, Inc., a Delaware Corporation (hereinafter referred to as the "Sublessee").

                                  WITNESSETH:

       WHEREAS, pursuant to that certain office lease, dated May 29, 1992 (hereinafter referred to as the "Prime Lease") whereby Subleassor leased certain premises located at 8330 Boone Boulevard, Vienna, Virginia 22182 (hereinafter referred to as the "Prime Lease Premises") from American Center (hereinafter referred to as the "Prime Landlord").

       WHEREAS, Sublessee desires to sublease from the Sublessor a portion of the prime Lease Premises (the "Sublease Premises"); and

       WHEREAS, the parties hereto desire to provide for the rental and further terms and conditions of the Sublease.

       NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       1. Sublease Premises. The Sublessor does hereby sublease to the Sublessee, and the Sublessee does hereby lease from the Sublessor, for the term and upon the conditions hereinafter provided, approximately 5,454 square feet of the Prime Lease Premises, as outlined on the plan attached hereto and made a part hereof as Exhibit "A."

       2. Term. The term of this Sublease shall commence on occupancy of the Sublease Premises but in no event later than November 1, 1997 (the "Commencement Date") and expiring on September 30, 2002.

       3. Condition of Premises. On the Commencement Date, the Sublessor shall deliver to the Sublessee the Sublease Premises in "as is" condition, cleaned by a professional janitorial service, and with all HVAC, plumbing, and electrical systems in good working order. Notwithstanding the foregoing, Sublessor shall, at Sublessor's sole cost and expense, construct all improvements required to separate the Sublease Premises from the Prime Lease Premises and create a new reception area for Subtenant. Such improvements shall be completed pursuant to all applicable codes and regulations in first class manner and by qualified contractors. All improvements shall be completed as quickly as practically possible.

       4. Use. The Sublessee shall use and occupy the Sublease Premises solely for general office use.

       5. Rent. The rent reserved under the Sublease for the term hereby created shall be payable to the Sublessor at its address: 8330 Boone Boulevard, Vienna, Virginia, 22182, or at such other address as the Sublessor may hereafter designate in writing, in lawful money of the United States, without notice, demand, set off or deduction whatsoever, in advance on the first day of each and every month during the term of the Sublease, provided, however the first month's rent shall be payable upon execution of this Sublease. The rent due and payable by Sublessee to Sublessor shall be as follows:


------------------------------------------------------------------------------------------------
       YEAR        PERIOD                 RENT/SQUARE          RENT/PERIOD          MONTHLY
                                              FOOT                                 INSTALLMENT
------------------------------------------------------------------------------------------------
        1     Lease Commencement             $28.00              $152,712.00       $12,726.00
              Date-October 31, 1998
------------------------------------------------------------------------------------------------
        2     November 1, 1998-              $28.84              $1527,293.36      $13,107.78
              October 31, 1999
------------------------------------------------------------------------------------------------
        3     November 1, 1999-              $29.71              $162,038.34       $13,503.20
              October 31, 2000
------------------------------------------------------------------------------------------------
        4     November 1, 2000-              $30.60              $166,892.40       $13,907.70
              October 31, 2001
------------------------------------------------------------------------------------------------
        5     November 1, 2001-              $31.51              $157,534.25       $14,321.30
              September 30, 2002
------------------------------------------------------------------------------------------------

            6.  Additional Rent.

                (a) The Prime Lease obligates Sublessor to make payments to Prime Landlord on the basis of increases in operating expenses and real estate taxes. Subtenant agrees to pay Sublessor additional rent equal to Subtenant's allocable share of such increases above the amount payable by Sublessor to Prime Landlord during the Base Year. For purposes of the Paragraph 6, the Base Year shall be calendar year 1998 and Subtenant's allocable share shall be the product of (i) the amount of such increase above the Base Year payable from time to time by Sublessor under the Prime Lease, multiplied by (ii) a fraction, the numerator of which shall be the number of square feet of rentable area in the Subleased Premises, and the denominator of which shall be the number of square feet of rentable area leased from time to time by Sublessor pursuant to the Prime Lease. Payments of additional rent by Subtenant shall commence on January 1, 1999 and shall be made to Sublessor on the same basis, in the same manner, and at the same time or times as Sublessor is required to pay Prime Landlord additional rent under the Prime Lease. Sublessor agrees to furnish Subtenant a copy of any statement received by Sublessor from Prime Landlord showing amounts of additional rent to be paid by Sublessor, under the Prime Lease and a statement setting forth Subtenant's allocable share of such amounts. Sublessor agrees to reimburse Subtenant for Subtenant's allocable share of any reimbursements to Sublessor that result from any over payments made during the preceding calendar year within thirty (30) days after Sublessor receives such reimbursement from Prime Landlord. It is understood and agreed that Subtenant's liability for additional rent and Sublessor's responsibility to refund any overpayments shall survive the expiration or termination of this Sublease.

                (b) If Subtenant's responsibility for paying its proportionate share of increases in operating expenses and real estate taxes will commence or expire on a day other than the first day or the last day of a calendar year, the increases in operating expenses and real estate taxes to be paid by Subtenant for such calendar years shall be apportioned by multiplying the amount of Subtenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Sublease, and the denominator of which is 365.

       7. Obligations Under the Prime Lease. This Sublease and the Sublessee's rights under this Sublease shall at all time be subject to and is made upon all of the terms, covenants, rights and conditions of the Prime Lease, with the same force and effect as if fully set forth herein at length, and except as otherwise provided for herein, the Sublessee shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants, and conditions of the Sublessor under the Prime Lease with respect to the Sublease Premises. In addition, Sublessor shall use all reasonable efforts to ensure that landlord's obligations under the Prime Lease are satisfied with respect to the sublease Premises. A copy of the Prime Lease is attached hereto and made a part hereof as Exhibit "B."

       8.  Insurance.

           (a) The Sublessee shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance covering its fixtures, property and equipment installed and located in the Sublease Premises, in an amount of not less than one hundred percent (100%) of the replacement cost of said items against any peril included under insurance industry practice in Virginia within the classification "fire and extended coverage." together with insurance against vandalism, malicious mischief and sprinkler leakage or other sprinkler damage. Any proceeds of such insurance, so long as this Sublease shall remain in effect, shall be first used to repair or replace any items that shall have been installed and located in the Sublease Premises.

           (b) The Sublessee shall provide and keep in force during the term of this Sublease with a company or companies approved by the Sublessor a comprehensive general liability insurance policy in the amount of One Million and 00/100 Dollars ($1,000,000.00) per person. One Million and 00/100 Dollars ($1,000,000.00) per accident for bodily injury, and One Million and 00/100 Dollars ($1,000,000.00) for property damage, which policy shall contain a standard fire legal liability endorsement. The policy shall provide that the Sublessee and the Sublessor will be given at least thirty (30)days advance written notice of cancellation or material change in the policy. In addition, all insurance required of the Sublessee shall be written as a primary policy coverage, and not contributing with or in excess of any coverage which the Sublessee or the Prime Landlord may carry.

           (c) The Sublessee shall deliver to the Sublessor certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than five (5) days prior to the expiration of any such policy. In the event that the Sublessee shall fail promptly to furnish any insurance herein required, the Sublessor may effect the same and pay the premium for a period not exceeding one (1) year, and the premium so paid by the Sublessor shall be immediately payable by the Sublessee as additional rent.

           (d) All policies of insurance as aforesaid shall name the Sublessor, the Prime Landlord, and the Prime Landlord's property management company as additional insureds, as their interest may appear.

                               LANDLORD'S CONSENT

       Subject to the terms of this Landlord's Consent, MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC. ("LANDLORD"), a Delaware corporation, hereby consents to the Sublease (the "Sublease") dated October 27, 1997, by and between KEYVAN RAFEI ("Sublandlord"), a sole proprietorship, and TENET HEALTHSYSTEMS, INC. ("Subtenant"), a Delaware corporation. Sublandlord and Subtenant represent and warrant and agree as follows:

       1.     A correct and complete copy of the Sublease is attached hereto.

       2. Landlord's consent to the Sublease shall not make Landlord a party to the Sublease.

       3. Notwithstanding any provisions to the contrary in the Sublease, the Sublease shall not create any contractual privity or duty on the part of Landlord to Subtenant.

       4. The Sublease shall not in any manner increase, decrease, or otherwise affect the rights and obligations of Landlord and Sublanlord, as the Tenant under the Lease Agreement (the "Lease") dated May 29, 1992.

       5. Subtenant has received a correct and complete copy of the Lease and understands the terms thereof.

       6. Any parking spaces used by Subtenant shall decrease the number of parking spaces available for Sublandlord under the terms of the Lease.

       7. Notwithstanding anything to the contrary in the Sublease, the term of the Sublease shall end on August 30, 2002, one day before August 31, 2002, the expiration of the Lease Term.

       8. Subtenant shall use and occupy the Sublease Premises solely for general office purposes and for no other use or purpose without the prior written consent of Landlord and Sublandlord. Sublandlord and Subtenant confirm that they will not operate the Premises as a place of public accommodation for the purposes of the Americans with Disability Act ( the "ADA"), as it may be amended from time to time. Sublandlord and Subtenant shall not use or occupy the Premises (including the Sublease Premises) for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Complex or for any purpose prohibited in the rules and regulations promulgated by Landlord. Sublandlord and Subtenant acknowledge that a use which attracts a large number of people (such as an ambulatory care facility, employment agency or public defender's office) would cause unreasonable annoyance to Landlord and the other tenants of the Complex. If any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises (including the Sublease Premises), Sublandlord and/or Subtenant will obtain such permit at their own expense.

       9. If Sublandlord exercises its right to terminate the Lease, the Sublease shall be terminated at the same time the Lease is terminated.

       10. The option to lease the Expansion Space in Exhibit "H" and the renewal option in

Exhibit "I" are personal to Sublandlord and are not exercisable by Subtenant.

       11. Landlord hereby approves the improvements to the Sublease Premises as described in Exhibit A attached hereto. All such improvements shall be constructed at no expense to Landlord in accordance with the terms of the Lease.

       12. This Landlord's Consent shall not be construed as a consent or waiver of any of Landlord's rights under the Lease with respect to any future sublet or assignment.

       In consideration for Landlord's consent to the Sublease, Sublandlord hereby represents and warrants to Landlord as follows:

                     (a) The improvements and space required to be furnished to Sublandlord under the terms of the Lease and all other matters required to be furnished or performed by Landlord have been completed in all respects in accordance with the terms of the Lease.

                     (b) All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord.

                     (c) Landlord has not waived the performance or observance by Sublandlord of any of the terms, covenants, or conditions to be performed or observed by Sublandlord under the Lease. Landlord has made no representations or commitments, oral or written, or undertaken any obligations other than as may be expressly set forth in the Lease.

                     (d) The Lease continues in full force and effect in accordance with its terms and is enforceable against Landlord and Sublandlord in accordance with its terms. No claim, set-off or defense exists for the benefit of Sublandlord against Landlord in connection with the Lease, and to the extent any claims, set-offs or defenses exist, they are hereby waived and relinquished in their entirety.

       IN WITNESS WHEREOF, Landlord, Sublandlord, and Subtenant have executed this Landlord's Consent under seal as of November __, 1997.


                                            SUBLANDLORD:


WITNESS:


[SIG]                                       /s/ KEYVAN RAFEI              [SEAL]
----------------------------                ------------------------------
                                            Keyvan Rafei


                                            SUBTENANT:


WITNESS:                                    TENET HEALTHSYSTEMS, INC.
                                             a Delaware corporation


[SIG]                                       By: /s/ DONALD W. THAYER      [SEAL]
----------------------------                    --------------------------
                                                Name:  DONALD W. THAYER
                                                Title: VICE PRESIDENT


                                            LANDLORD:


WITNESS:                                    MET LIFE INTERNATIONAL REAL ESTATE
                                            EQUITY SHARES, INC.
                                             a Delaware corporation


[SIG]                                       By: [SIG]                     [SEAL]
----------------------------                    --------------------------
                                                Name:  [SIG] T. ANDREW BEHYMER
                                                Title: VICE PRESIDENT

                                    EXHIBIT A

[Description of demising wall and new reception area to be built at Sublandlord's expense]

                              CONSENT TO SUBLEASE

              THIS CONSENT TO SUBLEASE is entered into between The Equitable Life Assurance Society of the United States ("Landlord"), Keyvan Rafei ("Tenant"), Tenet HealthSystems Medical, Inc. ("Sublessor") and ChoicePoint Services Inc. ("Sublessee"), and executed on this 29th day of May, 1998.

              WHEREAS, Met Life International Real Estate Equity Shares, Inc., as landlord, and Tenant entered into a Lease Agreement dated May 29, 1992 (the "Lease"), for premises containing approximately 21,041 square feet of Net Rentable Area (the "Premises") on the eighth (8th) floor of the building located at 8330 Boone Boulevard, Vienna, Virginia; and

              WHEREAS, the Lease is scheduled to expire on August 31, 2002 (the "Lease Termination Date"); and

              WHEREAS, Tenant, as sublessor, and Sublessor entered into a Master Sublease dated October 27, 1997, under which Tenant sublet approximately 5,454 square feet of Net Rentable Area (the "Subleased Premises") of the Premises of Sublessor; and

              WHEREAS, Sublessor wishes to further sublease the Subleased Premises to Sublessee and has entered into a Sublease agreement (the "Sublease") with Sublessee, for the Subleased Premises; and

              WHEREAS, Tenant, Sublessor and Sublessee have sought Landlord's consent to further sublease the Subleased Premises; and

              WHEREAS, Landlord is willing to consent to the Sublease between Sublessor and Sublessee, but only on the conditions and terms contained herein.

              NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, Landlord hereby consents to Sublessor's subletting the Subleased Premises to Sublessee and to Sublessee's use of the Subleased Premises upon the following conditions;

              1. The Sublease shall be subordinate to the Lease, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises.

              2. The Sublease shall terminate, unless sooner provided in the Sublease, on the Lease Termination Date.

              3. Sublessee shall comply strictly with the use and operation provisions contained in Section 4 of the Lease. Any term of the Sublease that in any way conflicts with or alters the provisions of the Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and neither Sublessor nor Sublessee shall acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease.

       4. There shall be no further subleases of the Premises or the Subleased Premises, without first obtaining the prior written consent of Landlord as otherwise provided in the Lease.

       5. Landlord's consent to the Sublease shall not (a) make Landlord a party to the Sublease, (b) create any privity of contract between Landlord, Sublessor or Sublessee or create any other contractual liability or duty on the part of the Landlord to the Sublessor or Sublessee, (c) constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, (d) in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the Lease, in respect of the Subleased Premises, or
(e) constitute a waiver or a release of Tenant of any convenant or obligation contained in the Lease, in the event Landlord accepts or collects rent from Sublessee.

       6. In the event of a default under the Lease, Sublessor hereby assigns to Landlord the rent due to Sublessor from Sublessee and hereby authorizes Sublessee to pay said rent directly to Landlord, at Landlord's option.

        WITNESS, the signatures of the parties hereto:

                                        LANDLORD:

                                        THE EQUITABLE LIFE ASSURANCE
                                        SOCIETY OF THE UNITED STATES

                                        By:        /s/ BRENDA E. MCKINNEY
                                           ------------------------------------
                                        Name:        BRENDA E. MCKINNEY
                                             ----------------------------------
                                        Title:       INVESTMENT OFFICER
                                              ---------------------------------

                                        TENANT:    /s/ KEYVAN RAFEI
                                               --------------------------------
                                               Name: Keyvan Rafei

                                        SUBLESSOR:

                                        TENET HEALTHSYSTEMS MEDICAL, INC.

                                        By:          /s/ DOUGLAS E. RABEI
                                           ------------------------------------
                                        Name:          DOUGLAS E. RABEI
                                             ----------------------------------
                                        Title:           VICE PRESIDENT
                                              ---------------------------------

                                        SUBLESSEE

                                        CHOICEPOINT SERVICES, INC.

                                        By:          /s/ TOM KLESSER
                                           ------------------------------------
                                        Name:           TOM KLESSER
                                             ----------------------------------
                                        Title:  V.P. - FINANCE AND ACCOUNTING
                                              ---------------------------------

                        AMERICAN CENTER LEASE AGREEMENT


            MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC.,
                            A DELAWARE CORPORATION,

                                    LANDLORD

                                      AND

                    ADVANCED SWITCHING COMMUNICATIONS, INC.,
                            A DELAWARE CORPORATION,

                                     TENANT


                              8330 BOONE BOULEVARD
                                VIENNA, VIRGINIA



                               SEPTEMBER __, 1997

                               TABLE OF CONTENTS

                                                                 PAGE
1.   Definitions ...............................................    1

2.   Lease Grant ...............................................    2

3.   Lease Term ................................................    2

4.   Base Rent .................................................    6

5.   Increases in Operating Expenses ...........................    6

6.   Additional Rent/Late Fees .................................    9

7.   Use .......................................................   10

8.   Services to be Furnished by Landlord ......................   10

9.   Improvements ..............................................   12

10.  Mechanic's Liens ..........................................   13

11.  Care of the Premises by Tenant ............................   13

12.  Repairs by Tenant .........................................   13

13.  Signage and Window Treatments .............................   14

14.  Use of Electrical Services by Tenant ......................   14

15.  Parking ...................................................   16

16.  Rules and Regulations .....................................   17

17.  Compliance with Laws ......................................   17

18.  Entry by Landlord .........................................   18

19.  Assignment and Subletting .................................   18

20.  Insurance .................................................   20

21.  Property Taxes ............................................   21

22.  Mutual Indemnification ....................................   21

23.  Casualty Damage ...........................................   23

24.  Condemnation ..............................................   24

25.  Damages from Certain Causes ...............................   24

26.  Events of Default/Remedies ................................   24

27.  Bankruptcy of Tenant ................................................. 26

28.  Environmental Liability .............................................. 29

29.  Quiet Enjoyment ...................................................... 29

30.  Holding Over ......................................................... 29

31.  Subordination and Attornment ......................................... 29

32.  Landlord's Lien ...................................................... 32

33.  Attorney's Fees ...................................................... 32

34.  No Implied Waiver .................................................... 32

35.  Personal Liability ................................................... 33

36.  Security Deposit ..................................................... 33

37.  Financing Requirements ............................................... 35

38.  Estoppel Certificate ................................................. 35

39.  Certain Rights Reserved .............................................. 35

40.  Relocation ........................................................... 36

41.  Brokers .............................................................. 36

42.  Miscellaneous ........................................................ 36

     (a)  Entire Agreement ................................................ 36
     (b)  No Representations .............................................. 36
     (c)  Authority ....................................................... 36
     (d)  Notices ......................................................... 37
     (e)  Transfers By Landlord ........................................... 37
     (f)  Severability .................................................... 37
     (g)  Calendar Days/Business Days ..................................... 37
     (h)  Successors and Assigns .......................................... 37
     (i)  Recordation ..................................................... 37
     (j)  Force Majeure ................................................... 38
     (k)  Time of Performance ............................................. 38
     (l)  No Partnership .................................................. 38
     (m)  Effect of Delivery of This Lease ................................ 38
     (n)  Construction .................................................... 38
     (o)  Counterparts .................................................... 38
     (p)  Headings ........................................................ 38
     (q)  Exhibits ........................................................ 38
     (r)  Waiver of Jury Trial ............................................ 38
     (s)  Consent to Jurisdiction and Forum ............................... 39
     (t)  Governing Law ................................................... 39

                                    EXHIBITS

Exhibit A                     The Premises
Exhibit B                     Work Agreement
Exhibit B-1                   Space Plan and Construction Specifications
Exhibit B-2                   Schedule of Responsibilities
Exhibit C                     Declaration of Commencement Date
Exhibit D                     Rules & Regulations
Exhibit E                     Form of Letter of Credit

                        AMERICAN CENTER LEASE AGREEMENT

     THIS DEED OF LEASE (the "Lease") is made and entered into as of the   day
of September, 1997, between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation ("Landlord"), and ADVANCED SWITCHING
COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord is the owner of an office complex (the "Complex") known as "American Center", located at 8300 and 8330 Boone Boulevard, Vienna, Virginia.

     B. Tenant desires to lease certain space in the building located at 8330 Boone Boulevard (the "Building") in the Complex, and Landlord is willing to lease such space to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows.

                                   AGREEMENT

     1.   DEFINITIONS.

     (a) "Premises" shall mean the space outlined on the floor plan attached to this Lease as Exhibit A incorporated herein. The Premises are stipulated for all purposes to contain approximately 20,914 square feet of "Net Rentable Area" (as hereinafter defined) on the fifth floor of the Building; provided, however, that Landlord may, upon completion of the Premises, cause precise measurements of the Complex and the Premises to be made, and Base Rent (as hereinafter defined) shall be adjusted upward or downward accordingly. The Premises will be occupied in two phases: (i) approximately 13,262 square feet of Net Rentable Area (the "Phase I Space") as shown on Exhibit A on the "Phase I Commencement Date" (as hereinafter defined) and (ii) approximately 7,652 square feet of Net Rentable Area (the "Phase II Space") as shown on Exhibit A on the "Phase II Commencement Date" (as hereinafter defined).

     (b) "Base Rent" shall mean the fixed rent paid monthly during the Lease Term as provided in the following schedule, which schedule reflects an annual rent for the first Lease Year based on Twenty-Six and 75/100 Dollars ($26.75) per rentable square foot of Net Rentable Area of the Premises and annual increases equal to three percent (3%) of the Net Base Rent in effect during the immediately preceding Lease Year. As used herein, "Net Base Rent" is the product of the Net Rentable Area times the difference between $26.75 and the amount per square foot of the Operating Expenses for the Base Year. For example, if the Operating Expenses for the Base Year are $7.50 per square foot, then the monthly Net Base Rent would be $33,549.54 (i.e., $19.25 [$26.75 less $7.50] times 20,914
sq. ft. divided by 12). The monthly Base Rent for the First Lease Year will be $46,620.79 (i.e., $26.75 times 20,914 sq. ft. divided by 12); however, such amount shall be prorated until the Phase II Commencement Date since Tenant will be initially be occupying only the Phase I Space. The monthly Base Rent for the second Lease Year would be $47,627.28, an increase of $1,006.49 (i.e., monthly Net Base Rent of $33,549.54 times 3%). The monthly Base Rent for the third Lease Year would be $48,663.96, an increase of $1,036.68 (i.e., monthly Net Base Rent in effect during the immediately preceding Lease Year of $34,556.03 [$33,549.54 plus $1,006.49] times 3%).

     (c) "Phase I Commencement Date" and the "Phase II Commencement Date" shall mean the dates determined in accordance with Section 3 hereof.

     (d) "Lease Term" shall mean a term commencing on the Phase I Commencement Date and continuing until ninety-six (96) calendar months after the first day of the first full month following the Phase I Commencement Date.

     (e) "Lease Year" shall mean that period beginning on the Phase I Commencement Date and terminating on the last day of the twelfth (12th) full calendar month thereafter, and each succeeding period of twelve (12) full calendar months during the entire Lease Term.

     (f) "Operating Expenses" shall mean the expenses described in Section (5(b) of this Lease.

     (g) "Base Year" shall mean the 1998 calendar year for purposes of determining increases in Operating Expenses pursuant to Section 5 of this Lease.

     (h) "Security Deposit" shall mean the sum of One Million and no/100 dollars ($1,000,000.00) in the form of a letter of credit or cash. The Security Deposit has been deposited with Landlord by Tenant within 12 business days of the execution hereof.

     (i) "Common Areas" shall mean those areas devoted to lobbies, corridors, all elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

     (j) "Service Area" shall mean those areas within the outside walls of the Complex used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts (but shall not include any such areas for the exclusive use of the particular Tenant).

     (k) "Net Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass or other material comprising the exterior walls of the Premises, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Area or Service Area side of walls separating the Premises from Common Areas and Service Areas, subject to the following:

          (1)  Net Rentable Area shall not include any Service Areas.

          (2) Net Rentable Area shall include a pro rata part of the Common Areas on the floor on which the Premises are located, such proration based upon the ratio of the Net Rentable Area within the Premises to the total Net Rentable Area on such floor, both determined without regard to the Common Areas. The Common Area on floor(s) upon which the Premises are located shall never exceed 2,735 square feet and may be adjusted as determined by Landlord from time to time to confirm such allocation to changes in the configuration of rented spaces and Common Areas upon such floor.

          (3) Net Rentable Area shall include any columns and/or projection(s) which protrude into the Premises and/or the Common Areas.

     (l) "Exterior Common Areas" shall mean those areas of the Complex which are not located within the buildings comprising the Complex and which are provided and maintained for the common use and benefit of Landlord and tenants of the Complex generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation all parking areas, enclosed or otherwise; all streets, sidewalks and landscaped areas located within the Complex.

     (m) "Event of Default" shall have the meaning assigned thereto in Section 26 of this Lease.

     2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. The lease of the Premises includes the right, together with other tenants of the Complex and members of the public, to use the Common Areas of the Building and the Exterior Common Areas of the Complex, but includes no other rights not specifically set forth herein. Landlord reserves the right to modify the size, location, arrangement, finish and other features of the Common Areas and the Exterior Common Areas.

     3.  LEASE TERM.

     (a) The Lease Term shall commence on the Phase I Commencement Date and shall continue until the expiration of the Lease Term unless this Lease is terminated earlier or extended in accordance with the provisions of this Lease.

     (b) The Phase I Commencement Date shall be the date on which Landlord substantially completes construction of the tenant improvements in the Phase I Space, as determined pursuant to Section 5 of Exhibit B attached hereto and made a part hereof, or the date on which Tenant commences beneficial use of the Phase I Space, whichever date occurs first. The Phase II Commencement Date shall be the date on which Landlord substantially completes construction of the tenant improvements in the Phase II Space, as determined pursuant to Section 5 of Exhibit B attached hereto and made a part hereof, or the date on which Tenant commences beneficial use of the Phase II Space, whichever date occurs first. Tenant shall be deemed to have commenced beneficial use of the Phase I Space or the Phase II Space when

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
Tenant begins to move furniture and furnishings into the such space, and such beneficial use shall be deemed to be an acceptance of the nature and sufficiency of any tenant improvements to be made by Landlord with respect to the Phase I Space and the Phase II Space. Notwithstanding the foregoing, if Landlord is delayed in completing construction of the tenant improvements in the Phase I Space or the Phase II Space as a result of any of the reasons described in Exhibit B, then the Phase I Commencement Date or the Phase II Commencement Date shall be the date determined in accordance with Section 7(f) of Exhibit B.

     (c) Promptly after the Phase I Commencement Date and the Phase II Commencement Date have been determined, Landlord and Tenant agree to execute a written declaration in the form attached hereto as Exhibit C setting forth the Phase I Commencement Date and the Phase II Commencement Date, as applicable, and the date upon which the Lease Term will expire. Failure to sign said written declaration shall not affect the commencement or expiration of the Lease Term.

     (d) It is presently anticipated that the Phase I Space will be ready for occupancy by Tenant on or about December 1, 1997, and that the Phase II Space will be ready for occupancy by Tenant on or about December 1, 1998. If Landlord is unable to complete construction of the tenant improvements in, or otherwise deliver possession of, the Phase I Space or the Phase II Space by such dates, Landlord's liability to Tenant on account of Landlord's inability to deliver possession thereof to Tenant shall be limited to the amount specified in
Section 7(g) of Exhibit B, and this Lease shall not be rendered void or voidable as a result of such delay. If the tenant improvements have not been substantially completed by the date referred to above due to omission, delay or default by Tenant or anyone acting under or for Tenant, Landlord shall have no liability because of such delays, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Phase I Commencement Date or the Phase II Commencement Date as applicable.

     (e) Landlord shall have no obligation to deliver possession of the Phase I Space or the Phase II Space to Tenant, and Tenant shall have no obligation to accept delivery of the Phase I Space or the Phase II Space from Landlord, before the Phase I Commencement Date or the Phase II Commencement Date, as applicable.

     (f) Subject to the provisions of this subsection (f), Tenant shall have, and is hereby granted, an option to renew or extend the Lease Term for the entire Premises for one (1) additional period of sixty (60) months (such additional period being hereinafter referred to as the "Renewal Term").

          i) This renewal option shall be exercisable by Tenant by giving written notice to Landlord of Tenant's intention to exercise such renewal option not more than fourteen (14) months but no later than nine (9) months before the expiration of the initial Lease Term. If Tenant shall fail to exercise the renewal option at the time and in the manner hereinabove provided or should Tenant fail to execute an addendum to this Lease within thirty (30) days of the determination


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
of the Market Rent (as hereinafter defined), this option shall be rendered void and of no force or effect, and Tenant shall have no further right to extend or renew the Lease Term.

     ii) The Base Rent payable during the Renewal Term shall be at the then current Market Rent as of the commencement of such Renewal Term. As used herein, "Market Rent" shall be the Base Rent for space of equivalent quality, size, utility and location, with the length of the Renewal Term and credit-standing of Tenant as well as the amount of Tenant concessions being offered for comparable first-class office buildings in the Tyson's Corner area and the operating cost reimbursements and escalations to be taken into account. If Landlord and Tenant do not agree on the then current Market Rent for the Renewal Term within thirty (30) days following Landlord's receipt of Tenant's notice of its intent to exercise its option to renew, the Market Rent shall be determined as follows:

     The Market Rent shall be determined by a group of three (3) real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Said brokers shall each be licensed in Virginia as real estate brokers specializing in the field of commercial leasing, having at least five (5) years' experience, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days following the expiration of the aforementioned thirty (30) day period. The two brokers selected by Landlord and Tenant shall promptly select a third broker. If the two brokers are unable to agree upon a third broker within five (5) days after they have both accepted their appointment, the parties shall ask the Northern Virginia Association of Realtors to appoint such third broker. Within five (5) days after the third broker is selected, they shall submit their determination of the Market Rent. The Market Rent shall be the mean of the two closest determinations and shall be binding on Landlord and Tenant. Landlord and Tenant shall pay the costs and expenses of the broker selected by each of them and shall share equally the costs and expenses of the third broker.

     iii) All references in this Lease to the Lease Term shall be construed to mean both the initial Lease Term and the Renewal Term, if Tenant has exercised its option and the Renewal Term commences, unless the context clearly indicates that another meaning is intended.

     iv) The renewal option may not be exercised by Tenant, if at the time specified for exercising such option and/or at the date such Renewal Term is to


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
begin, (i) this Lease shall not be in full force and effect, (ii) Tenant shall not be in actual possession of the entire Premises, or (iii) an Event of Default shall have occurred and remain uncured under this Lease. If Tenant shall not be entitled to exercise such option to renew because of the foregoing provisions of this subsection, such option shall be rendered void and of no force and effect. It is understood that this renewal option is personal to Tenant and will not benefit any subtenant of the Premises or any assignee of this Lease whether or not Landlord has approved such sublease or assignment.

     4.   BASE RENT.

     Tenant shall pay to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) the Base Rent for the Premises, without setoff, deduction or demand. The Base Rent shall be payable on the Phase I Commencement Date and thereafter monthly, in advance, on the first day of each and every month during the Lease Term. Base Rent for any portion of a month shall be prorated at the rate of one-thirtieth (1/30th) of the Base Rent for each day. Landlord shall abate twenty (20) days of the Base Rent due on the Phase I Space.

     5.   INCREASES IN OPERATING EXPENSES.

     (a) Commencing on January 1, 1999, Tenant shall pay to Landlord its proportionate share of the amount by which the Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Complex during each calendar year exceed the actual Operating Expenses for the Base Year, calculated as the amount of such increase per square foot of Net Rentable Area in the Complex. Operating Expenses shall be grossed up to reflect an occupancy level of ninety-five percent (95%) within the Complex. Since a portion of the Complex is dedicated to retail uses which do not require many of the services provided to the office tenants, adjustments in the per-square-foot calculation of the Operating Expenses shall be made to allocate office Operating Expenses among the office tenants in the Complex and the other Operating Expenses chargeable to office and retail tenants among all tenants in the Complex. The allocation of office Operating Expenses shall be adjusted appropriately in the event of changes in either the amount of total Net Rentable Area in the Complex or the amount of office or retail area in the Complex.

     (b) Operating Expenses are the sum of the following costs and expenses which in each instance shall be reasonable in amount and of a nature normally incurred by owners or managers of comparable first-class buildings in the Tyson's Corner, Virginia area: (i) Real Estate Taxes (as hereinafter defined);
(ii) gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature; (iii) insurance; (iv) personnel costs, including,

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
but not limited to salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, porters, and other building personnel not above the level of building manager; (v) costs of all materials, supplies, labor and other services purchased or levied in connection with the Complex, including but not limited to, service and maintenance contracts for chillers, boilers, controls, elevators, windows, janitorial and general cleaning, and security services; (vi) all other maintenance, repair, replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (vii) costs of landscaping, gardening and planting, cleaning, painting (including striping of parking areas), decorating, lighting, sanitary control, removal of trash, garbage and other refuse; (viii) lighting, heating, ventilating and air conditioning of the Complex; (ix) fire protection; (x) compliance with governmental laws, statutes, regulations and orders; (xi) management fees; (xii) installing and renting of signs; (xiii) amortization of capital expenditures made by Landlord during the Lease Term to reduce Operating Expenses (but only to the extent Operating Expenses are actually reduced) or to comply with governmental laws, statutes, regulations and orders; (xiv) any other costs and expenses incurred by Landlord in the operation of the Complex; and (xv) the costs of any additional services not provided to the Complex at the Commencement Date but thereafter provided by Landlord in the prudent management or operation of the Complex. Notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include
(i) principal or interest payments on any mortgages or deeds of trust; (ii) depreciation of capital improvements; (iii) amortization of capital improvements, except as provided above; (iv) the costs of special services, utilities, and tenant improvement allowances separately chargeable to individual tenants of the Complex whether or not such costs are reimbursed to Landlord; (v) expenses associated with leasing space in the Complex or the sale of any interest in the Complex, including, without limitation, advertising and marketing, commissions and amounts paid for or on behalf of an individual tenant such as space planning, moving costs, and rent, improvement and other concessions; (vi) original construction costs of the Complex; (vii) the costs of any repair or replacement by reason of a casualty, condemnation, or warranty claim to the extent Landlord is reimbursed by insurance, condemnation, or warranty proceeds; (viii) any amount paid to an affiliate (i.e., an entity that is subject to "control" by the same entity or entities as Landlord), parent or subsidiary of Landlord, unless the amount paid is a standard "arms length" price for the type of service rendered; (ix) compensation paid to officers or executives of Landlord or its management agent other than the management fee;
(x) costs, fines, interest, penalties, legal fees, or other expenses incurred due to Landlord's violation of any rule or law or the late payment of taxes, utility bills or other obligations; (xi) Landlord's general corporate overhead and general administrative expenses; (xii) ground rents; (xiii) costs of selling, syndicating, financing, mortgaging, or hypothecating any part of or interest in the Complex; (xiv) reserves for repairs, maintenance and replacements; or (xv) costs of services provided solely to retail tenants in the Complex (whether or not such costs are reimbursed to Landlord). In the event engineers or other personnel delivering services to the Complex are also assigned to other buildings, the Operating Expenses attributable to their services shall be based on the reasonable allocation of their services to the Complex. Management fees shall not exceed the rate customarily charged by management companies for comparable first-class office buildings in the Tyson's Corner area. In addition, the rent for space in the Complex used by Landlord's management company shall

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
not exceed the fair market value of such space, and no more than 1,600 square feet of Net Rentable Area of such space shall be included in Operating Expenses.

     (c) Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Complex and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Complex or the equipment, fixtures, or other property therein which taxes or charges are in the nature of, in addition to, or in substitution for real estate taxes, including, without limitation, any license fees, business improvement district fees of any quasi-governmental organization, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Complex, but shall not include any federal, state or local income tax. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including, but not limited to, legal fees.

     (d) For each calendar year during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount Tenant will be obligated to pay pursuant to this Section for the calendar year in question, which reasonable estimate may be revised from time to time. Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to such estimated amount multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of such calendar year, Landlord shall submit to Tenant a statement showing Tenant's proportionate share of the increase in the Operating Expenses incurred during such calendar year and the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increase, Tenant shall deduct the net overpayment from its next monthly payment of Base Rent and additional rent on account of estimated future increases in the Operating Expenses. If Tenant's actual liability for such increase exceeds the estimated payments made by Tenant on account thereof, then Tenant shall immediately pay to Landlord the total amount of such deficiency.

     (e) In the event the Lease Term commences or expires during a calendar year, the increase in the Operating Expenses to be paid by Tenant for such calendar year shall be determined by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Tenant's liability for its proportionate share of the increase in the Operating Expenses for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term and shall be payable as provided in this Section.

     (f) Provided no Event of Default has occurred and in continuing, Tenant shall have the right, at Tenant's expense, to audit Landlord's books and records of the Operating Expenses relating to any calendar year for which payments of increases in Operating Expenses are due from Tenant as additional rent. No subtenant shall have any right to conduct an audit, and no

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
assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall provide written notice for such audit within thirty (30) days following the date that Landlord or its agent shall have delivered to Tenant the statement of Operating Expenses with respect to which Tenant desires to make such audit. Such audit shall cover only the immediately preceding calendar year for the statement being audited and shall be conducted by an independent certified public accountant at the offices of Landlord's managing agent or accountant during normal business hours at a time mutually convenient to Landlord and Tenant. If Landlord's managing agent or accountant does not have offices in the Washington, D.C. metropolitan area, the books and records will be made available to Tenant at a mutually agreed location in such local area. If the audit for such calendar year reasonably suggests errors in the preceding calendar year, Landlord shall provide the books and records for such preceding year, but in no event shall Landlord be required to provide books and records for more than a total of the three (3) calendar years immediately preceding the calendar year in which the audit request is made. In no event shall the accountant be compensated on the basis of a contingent fee arrangement. Landlord may require as a condition of permitting such audit that Tenant, its principals, employees, and accountants enter into a confidentiality agreement reasonably acceptable to Landlord. Such audit shall be conducted in accordance with generally accepted auditing standards of the AICPA. Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days of its receipt by Tenant. If Tenant's audit reveals that Landlord's calculation of additional rent is in error, the corrected amount shall be paid by Tenant to Landlord within ten (10) days after the completion of the audit, or if Tenant has already paid the additional rent, the overpayment will be promptly refunded to Tenant or credited to the next payment of rent due under this Lease. Notwithstanding anything to the contrary in this Section, in the event that any such audit reveals that Landlord's calculation of Operating Expenses was inaccurate by three percent (3%) or more per calendar year, Landlord, not Tenant, shall pay for the reasonable audit expenses incurred by Tenant up to Seven Thousand and no/100 Dollars ($7,000.00) provided Tenant presents to Landlord detailed statements and paid receipts for such services. Landlord shall pay said expenses within thirty (30) days of Landlord's receipt of the documentation required under this subsection (f).

     6. ADDITIONAL RENT/LATE FEES. All payments required to be made by Tenant pursuant to this Lease shall be deemed rent for the Premises, whether or not expressly characterized as rent, the nonpayment of which shall entitle Landlord to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent. Notwithstanding any dispute which may arise in connection with the computation or estimate of any amount due under this Lease, Tenant shall be obligated to pay the amount specified by Landlord without set-off or deduction pending the resolution of any dispute. The agreements of Tenant to pay Base Rent, increases in Operating Expenses, and other charges pursuant to this Lease constitute covenants of Tenant, which covenants are independent of all other covenants or obligations of either party hereunder, and Tenant hereby irrevocably waives any claim or defense of offset, deduction, withholding, and waives any notice or demand in excess of notices otherwise provided in this Lease, with respect to the performance (or default in performance) of Tenant's covenants to pay Base Rent and such other charges. In the event any installment of rent is not paid within five (5) days of the date when due and payable (regardless of any notice period provided in Section 26(a)(i) of this Lease), Tenant shall pay a late charge of four percent (4%) of the delinquent amount.

     7. USE. Tenant shall use and occupy the Premises solely for general office purposes and incidental purposes specifically related to the computer and telecommunications business conducted by Tenant provided such uses do not violate Section 17 of this Lease and for no other use or purpose without the prior written consent of Landlord. Tenant represents and warrants that it is not, and will not operate the Premises as, a place of public accommodation for the purposes of the Americans with Disabilities Act (the "ADA"), as it may be amended from time to time. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Complex or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use which attracts a large number of people, such as an employment agency or public defender's office, would cause unreasonable annoyance to Landlord. If any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

     8.   SERVICES TO BE FURNISHED BY LANDLORD.

     (a)  Landlord agrees to furnish Tenant the following services;

          i) Hot and cold water at those points of supply provided for general use of other tenants in the Complex and any pantry included within the Premises, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for Normal Business Hours (as hereinafter defined) shall be furnished only upon Tenant's written request to Landlord prior to 3:00 p.m. at least one (1) business day in advance of the date such usage is requested. As used herein, Normal Business Hours shall be 7:30 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Normal Business Holidays (as hereinafter defined). As used herein, Normal Business Holidays shall include Sundays and all legal holidays specified in the rules and regulations for the Complex. Tenant shall bear the entire cost of additional service allocable to the Premises as such costs are determined and allocated by Landlord from time to time.

          ii) Routine maintenance and electrical lighting service for all Exterior Common Areas and Service Areas in the manner and to the extent deemed by Landlord to be standard.

          iii) Janitor service, Mondays through Fridays, exclusive of Normal Business Holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning


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
     cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord. Tenant shall cooperate with Landlord's employees in the furnishing by Landlord of janitorial services at such times (including Normal Business Hours) as Landlord elects to have the necessary work performed; provided, however, that janitorial services performed by Landlord during Normal Business Hours shall be performed in such a manner as to not unreasonably interfere with Tenant's use of the Premises.

          iv) Subject to the provisions of the Section captioned "Use of Electrical Services by Tenant", facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

          v) All standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

          vi) Landlord shall provide card key access to the Complex during periods other than Normal Business Hours, and Tenant shall cooperate with Landlord in limiting the use of card keys to persons authorized by Tenant to enter the Complex. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises, nor shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Complex and shall follow all rules and regulations promulgated by Landlord with respect thereto.

     (b) The failure by Landlord to any extent to furnish or the interruption or termination of these defined services in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, in the event there shall be an interruption or cessation of the Building's elevator service, electricity service, or HVAC service in the manner required to be provided by Landlord under this Lease, which shall materially interfere with Tenant's use and enjoyment of all or substantially all of the Premises (a "Service Interruption"), and (i) if such Service Interruption shall continue for at least ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the "Service Interruption Notice"), (ii) if such Service Interruption shall not have been caused, in whole or in part, by any act, omission or negligence of Tenant or of Tenant's agents, employees, contractors or visitors, and (iii) if such Service Interruption shall not have been caused in whole or in part by a fire or other casualty or an event of force majeure as described in Section 42(j) of this Lease (a Service Interruption that satisfies all of the

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
foregoing conditions being referred to hereinafter as a "Material Service Interruption"), then as Tenant's sole and exclusive remedy in connection with such Material Service Interruption, Landlord shall abate the Base Rent and all additional rent in the same proportion as the portion of the Premises affected by the Material Service Interruption bears to the entire Premises for the period which shall begin on the commencement of such Material Service Interruption and which shall end on the day such Material Service Interruption shall cease. Landlord, however, shall have no obligation to provide such an abatement if Tenant's personnel are occupying the Premises or the affected portion thereof during the period of the Material Service Interruption.

     9.   IMPROVEMENTS.

     (a) Tenant has inspected the Premises and accepts the Premises "as is". Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises except as set forth in Exhibit B or as otherwise provided in this Lease. All installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord in advance as additional rent.

     (b) Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Complex, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When granting its consent, Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons to perform the work, and the obtaining of specified insurance. All improvements permitted by Landlord must be performed by bonded contractors and must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of the federal, Virginia and Fairfax County governments. Tenant shall obtain and deliver to Landlord written unconditional waivers or releases of mechanic's and materialmen's liens against the Complex and the land upon which it is situated from all contractors, subcontractors, architects, engineers, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with improvements to the Premises. Any alterations, decorations, additions or improvements to the Premises, other than those made by Landlord pursuant to Exhibit B, shall be conducted on behalf of Tenant and not on behalf of Landlord, and Tenant shall not be deemed to be the agent of Landlord. In the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Complex, or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith. Tenant shall supply Landlord with as-built plans showing all improvements by Tenant to the Premises or the Complex promptly upon completion of each such improvement. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs to the Premises.

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
     10. MECHANIC'S LIENS. Tenant will not suffer or permit any mechanic's lien or liens to be placed upon the Premises or the Complex arising out of any work contracted for or authorized by Tenant in respect to the Premises. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises. In the event any such lien is attached to the Complex or Tenant's interest in the Premises, Tenant shall immediately cause same to be released or bonded off, and if Tenant fails to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any costs and expenses incurred by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

     11. CARE OF THE PREMISES BY TENANT. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the commencement of the Lease Term, ordinary wear and tear and insured casualty losses excepted. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Complex, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Complex or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Complex shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

     12. REPAIRS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Premises or the Complex, or any part thereof, caused by Tenant or Tenant's agents, employees, or invitees. Such repairs shall restore the Premises or the Complex to the condition existing prior to such damage and shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand as additional rent. All improvements to the Premises or the Complex made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term. Notwithstanding the foregoing, (i) if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant and (ii) Landlord shall have the right to require Tenant, at the end of the Lease Term, to remove all tenant improvements and fixtures installed by Tenant in the Phase I Space and the Phase II Space after the Phase I Commencement Date and the Phase II Commencement, respectively, at the sole cost of Tenant. Notwithstanding the foregoing, if

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
Tenant so requests. Landlord will state in writing at the time of Landlord's approval of Tenant's proposed improvements to the Premises, which improvements Landlord will not require Tenant to remove at the expiration or earlier termination of this Lease. In the event that Landlord elects to require Tenant to remove improvements installed by Tenant, and Tenant fails to remove such improvements, Landlord may remove them at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to their condition prior to the installation of such improvements.

     13. SIGNAGE AND WINDOW TREATMENTS.

     (a) No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Complex except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent hereunder. The color and fabric of the lining of all drapes (or if unlined, the draperies themselves) which Tenant desires to place on exterior windows or openings of the Building must be approved by Landlord prior to the installation thereof so that a uniform color and appearance may be preserved from the exterior of the Complex. Landlord agrees to furnish a directory of the names and locations of its tenants and to install and maintain the same at a convenient location in the lobby of each building in the Complex. The initial listing of the name and room number of Tenant shall be furnished without charge. The listings of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Complex except the Premises.

     (b) Subject to the rights of Rafie and Associates/The Guardian ("Rafie"), a tenant in the Building, Tenant shall have the nonexclusive right to install an exterior sign on the top spandrel of the Building provided (i) Tenant expands the Premises in the Building to a size larger than 20,914 square feet of Net Rentable Area and (ii) Tenant is leasing and is actually occupying the largest amount of Net Rentable Area in the Building. For purposes of this subsection
(b), in determining the amount of square feet of Net Rentable Area leased by Tenant in the Building, no portion of the Premises subject to an assignment or sublet will be included. The location and specification of said sign or any changes thereto after the sign is installed are subject to Landlord's prior written consent, it being understood that Landlord may withhold its consent if in Landlord's judgment, such sign is aesthetically inconsistent with the character of the Complex. The sign must be no longer than one hundred fifteen
(115) feet with letters not exceeding four (4) feet in height. If at any time Tenant no longer satisfies the criteria in subsections (i) and (ii) above, Landlord may require Tenant to remove the exterior sign at Tenant's sole cost and expense. Any sign installed pursuant to this subsection (b) shall be installed and maintained and,

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
upon the expiration or earlier termination of this Lease, shall be removed, at Tenant's sole cost and expense. Upon the removal of the sign, Tenant shall restore the Building to the condition that existed prior to the installation of the sign. The sign shall comply with all applicable laws and ordinances, and any permits therefor shall be obtained by Tenant at Tenant's expense.

     (c) In the event Landlord offers any tenant (other than Rafie) occupying a single floor or less in the Building the right to install an exterior sign on the top spandrel of the Building, Landlord shall first give Tenant written notice of such offer, and if Tenant does not then satisfy criteria (i) and (ii) in subsection (b) above and has not assigned or sublet any portion of the Premises, Tenant shall have the prior right to install such a sign provided Tenant gives Landlord written notice no later than five (5) business days after Tenant's receipt of Landlord's notice. If Tenant does not install its sign within one hundred twenty (120) days after exercising its right to do so, Landlord may offer the exterior signage right to any other tenants in the Building and Tenant's rights under this subsection (c) shall be of no further force and effect. Landlord will provide good faith responses to Tenant's requests regarding the rights of other tenants occupying a single floor or less to install a sign on the spandrel.

     14. USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

          i) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 2 watts per square foot.

          ii) Tenant's lighting shall not have a design load greater than an average of 2 watts per square foot.

          iii) Landlord shall be entitled to enter the Premises to perform an audit or survey of electrical use thereon from time to time. Tenant's consumption of electrical services shall not exceed either the rated capacities and/or design loads set forth in subsections (i) and (ii) above nor shall it generate heat in excess of that which Landlord's air conditioning system is designed to handle. In the event that Tenant elects to add equipment and/or lighting to the Premises that will cause Tenant's consumption of electrical services to exceed either the rated capacities and/or design loads set forth in subsections (i) and (ii) above or that will generate heat in excess of that which Landlord's air conditioning system is designed to handle, Tenant shall obtain Landlord's prior written approval of such equipment and/or lighting subject to the following:

               (1) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, additional air conditioning systems and other items required by Landlord, in Landlord's



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
           discretion, to accommodate Tenant's excess design loads and capacities or heat production.

                (2) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord (which rates shall be in accordance with any applicable laws) as well as all costs of operating additional air conditioning systems deemed necessary by Landlord on account of Tenant's excess consumption.

                (3) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of any or all utility service and in such event Tenant shall contract directly with such public utility for the supplying of such additional utility service to the Premises.

Landlord hereby approves the loads designed in the Space Plan and Construction Specifications attached as Exhibit B-1 to the Work Agreement and confirms that no additional costs will be incurred to provide such capacity.

      15. PARKING

      (a) Tenant shall have the right to use sixty-three (63) parking spaces (i.e., three spaces for each 1,000 square feet of Net Rentable Area leased) in the garage of the Complex throughout the Lease Term at no charge. All parking spaces will be unreserved except for one, which will be a reserved space reasonably close to the elevator core of the Building. However, until the Phase II Commencement Date, Tenant shall have the right to use only forty (40) of said sixty-three (63) parking spaces. Landlord may, in its sole and absolute discretion, designate parking areas within the Complex for Tenant and Tenant's agents and employees. In the event that Tenant, its agents and employees park in locations other than those assigned to Tenant, Landlord reserves the right to charge Tenant a fee of Twenty-Five and no/100 Dollars ($25.00) per day, which fee is subject to increase from time to time at Landlord's sole option, for each such occurrence in addition to towing such cars at Tenant's expense. Cars not parked according to the rules and regulations promulgated by Landlord may be towed at the owner's expense.

      (b) Use of the parking facilities serving the Complex is at the sole risk of the users of such facilities, and Landlord assumes no liability for personal injury, theft or property damage, or any other loss occurring during, as a result of, or in connection with such use. Landlord shall have no liability whatsoever to Tenant or any other person (including, without limitation, Tenant's agents, employees, invitees, guests, clients or customers) for any property damage to vehicles or their contents and/or personal injury which might occur as a result of or in connection with the parking of vehicles in or about the Complex. Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, causes of action, and expenses (including reasonable attorneys' fees) which Landlord may incur in connection with or arising out of use of the parking facilities by Tenant and/or Tenant's agents, employees, invitees, guests, clients or customers.

     (c) In its use of the spaces, Tenant shall follow all of the rules of the Complex applicable thereto, as the same may be reasonably amended from time to time. Upon the occurrence of any breach of such rules, Landlord shall give written notice to Tenant. If such default is not cured within fifteen (15) days after Tenant's receipt of such notice, Landlord shall be entitled to terminate Tenant's rights to lease spaces in the parking facilities of the Complex under this Section, in which event Tenant's right to use any and all of the spaces hereunder shall thereupon cease. In the event of substantial casualty damage to the parking facilities, which in accordance with the terms of this Lease makes it impossible or impractical for Landlord economically to comply with this Section, the license granted under this Section shall terminate upon and as of the date of such casualty. If the parking facilities (or a portion thereof) is taken by governmental or quasi-governmental action or sale in lieu thereof and such taking or sale makes it impractical or impossible for Landlord economically to comply with this Section, this Section shall terminate as of the date of such taking or sale.

     (d) To ensure that only those parties designated by Tenant are using the parking facilities, Tenant shall provide Landlord with a complete list of the names of all of Tenant's employees issued access cards, which list shall contain the corresponding license plate numbers of those vehicles owned, leased or used by each of said employees. Such list shall be updated by Tenant periodically, as necessary, and shall contain a specific designation as to which vehicles of which employees have been issued decals for parking spaces.

     (e) This Section shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant pursuant to this Section is that of licensor and licensee, respectively.

     16. RULES AND REGULATIONS. Tenant will comply with the rules and regulations of the Complex reasonably adopted by Landlord from time to time and will cause all of its agents, employees, and invitees to do so. Any changes to such rules and regulations will be sent by Landlord to Tenant in writing. The current rules and regulations for the Complex are attached hereto as Exhibit D and incorporated herein for all purposes. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, or invitees. If there are any inconsistencies between this Lease and the provisions of the rules and regulations, the provisions of this Lease will prevail.

     17. COMPLIANCE WITH LAWS. Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances (including, without limitation, the ADA, zoning ordinances, and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, the County of Fairfax, and any other public or quasipublic authority having jurisdiction over the Premises concerning the use, occupancy and

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
condition of the Premises and all machinery, equipment and furnishings therein. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section. Landlord represents and warrants that the tenant improvements to be constructed by Landlord pursuant to Exhibit B attached hereto will comply with the ADA and all other applicable laws, ordinances, regulations, and orders as of the date Landlord delivers possession of the Phase I Space and The Phase II Space to Tenant. Landlord shall comply with such laws, ordinances, regulations and orders concerning (i) the use, occupancy and condition of the Common Areas and Exterior Common Areas of the Complex, (ii) the condition and maintenance of the structure of the Complex and (iii) the operation, maintenance, and repair of the mechanical, electrical, and plumbing systems (including, without limitation, the HVAC and life safety systems) serving the entire Complex. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense; however, the nonresidential use permit(s) to be obtained in connection with the improvements constructed by Landlord pursuant to the Work Agreement attached hereto as Exhibit B shall be obtained by Landlord at Landlord's expense.

     18. ENTRY BY LANDLORD. Upon reasonable oral notice to Tenant, Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants, or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Tenant agrees to cooperate with Landlord in event of emergencies, including, without limitation, evacuation at Landlord's oral request in the event of any situation deemed by Landlord as an emergency.

     19. ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without giving Landlord fifteen (15) business days' prior written notice of Tenant's intention to assign or sublet the Premises and obtaining the prior written consent of Landlord. Landlord shall not withhold or delay its consent to any assignment of this Lease or a sublease of the Premises if all of the following conditions have been satisfied: (i) Tenant shall have demonstrated, to Landlord's satisfaction, that the use of the Premises shall comply with the terms of this Lease and that, in the case of an assignment, the credit-worthiness of the assignee is comparable to that of other tenants in the Complex for similar leases in space of similar size or quality; (ii) the form and content of any assignment or sublease documents shall have been reasonably approved by Landlord and its counsel; (iii) Tenant shall have reimbursed Landlord for any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease; and (iv) the assignee or subtenant is not a tenant in the Complex unless Landlord confirms that there is no prime office space available. Notwithstanding anything to the contrary in this Lease, Landlord may condition its consent to a proposed assignment upon

Tenant's execution and delivery of a guaranty in a form acceptable to Landlord and its counsel of the monetary performance by the proposed assignee of its financial obligations under this Lease. If Landlord denies consent to an assignment solely because of the credit-worthiness of the assignee and there has been no deterioration in the credit-worthiness of Tenant since the date of this Lease, Tenant may satisfy such condition by posting a security deposit and/or providing a lease guaranty acceptable to Landlord. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Tenant shall pay to Landlord a Five Hundred Dollar ($500.00) processing fee as well as expenses (including reasonable attorneys' fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

     (b) If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling or majority interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of subsection (a) above. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer (whether by way of one or more sales or transfers) of a controlling or majority interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter.

     (c) If Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises (i.e., 50% in the aggregate including any prior or simultaneously assigned or subleased space), Landlord shall have the option to terminate this Lease with regard to that portion of the Premises that Tenant desires to assign or sublet and, in addition, Landlord shall have the option to require any existing assignees or sublessees of Tenant to attorn to Landlord. Landlord may exercise the option by giving Tenant written notice within thirty (30) days after Landlord has received Tenant's written notice of intention to assign or sublet pursuant to this Section. The effective date of termination shall be mutually agreed upon by Landlord and Tenant, and, if they cannot agree upon a termination date, the termination date will be ninety (90) days from the date Landlord received the notice that Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises. Upon termination, all of the rights and obligations of Landlord and Tenant under the terms of this Lease shall be terminated with regard only to that portion of the rentable area of the Premises which Tenant notified Landlord


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
that Tenant desires to assign or sublet, except the obligation of Tenant to pay rent and all other charges that accrue to the date of termination. The options of Landlord under this Section shall apply to each assignment or sublease by Tenant and a waiver by Landlord as to one assignment or sublease shall not affect any subsequent assignment or sublease.

     (d) If Tenant desires to assign or sublet the whole or a part of the Premises, Landlord may condition its consent to the subletting or assignment on the requirement that fifty percent (50%) of the net profit derived by Tenant from the assignment or subletting shall be paid by Tenant to Landlord as additional rent. Net profit shall be deemed to mean the net proceeds received by Tenant from any subletting or assignment less brokerage and other expenses incurred in making the assignment or sublease amortized, however, over the term of the assignment or sublease, said net profit to be paid monthly to Landlord by Tenant at the times that the subrent or assignment charge is paid by the subtenant or assignee to Tenant and as and when the same is received by Tenant. Tenant expressly waives any right that it may have to retain such excess pursuant to the provisions of Section 365(f) of the Bankruptcy Code.

     20.  INSURANCE.

     (a) Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage. Such insurance shall be initially in minimum amounts of Two Million Dollars ($2,000,000) per occurrence and shall be for a minimum term of one (1) year.

     (b) Throughout the Lease Term, Tenant shall also obtain and maintain throughout the Lease Term insurance coverage for all risks and perils as customarily provided by insurance companies to insure against damage to or loss of the contents of the Premises, including, without limitation, alterations, decorations, or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. Such policy shall be for the full insurable value of such property and shall not be subject to a deductible in excess of $10,000.

     (c) Each of said policies of insurance shall name Landlord and Landlord's managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Complex, the public liability policy referred to above shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord and, if named as an additional insured, the holder of any mortgage or deed of trust on the Complex, at least thirty (30) days' prior written notice of such proposed action. All of Tenant's insurance required under this Lease shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. All insurance policies required from Tenant under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Complex is located with a financial rating of at least an A:XII as rated in the most recent edition of Best Insurance Reports and in business for the past five (5) years.

On or before the Phase I Commencement Date, and thereafter not less than fifteen
(15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (ACORD 27) evidencing the coverages required by this Section. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

     (d) Throughout the Lease Term, Landlord shall obtain and maintain (i) insurance against all risks of physical loss or damage to the Complex and (ii) comprehensive liability insurance on an "occurrence basis" against claims or damages of death, bodily injury, or property damage occurring in or about the Complex. All insurance maintained by Landlord shall be in amounts deemed reasonable and prudent for a first-class office building in the Tyson's Corner business district.

     (e) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Complex of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which may be insured against under the terms of insurance policies properly endorsed, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and without regard to whether any such policies are maintained, and without regard to the amount of any deductibles. The provisions of this Section are conditioned upon the ability of Landlord and Tenant to each obtain endorsements, at no additional cost, to their property insurance with respect to the Complex consistent with this Section. Each property insurance policy shall also provide that the policy shall not be invalidated in the event that the insured waives, in writing prior to a loss, any or all rights of recovery against any party for losses covered by such policy. If Tenant is unable to obtain the provisions set forth herein from its property insurance company, Tenant shall name Landlord as an insured on Tenant's property insurance policy.

     21. PROPERTY TAXES. Landlord agrees to pay all Real Estate Taxes, and increases in Real Estate Taxes shall be passed through to Tenant as Operating Expenses to be paid in accordance with the terms of this Lease. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable under this Section are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of the Complex is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand as additional rent that part of such taxes for which Tenant is primarily liable hereunder.

     22. MUTUAL INDEMNIFICATION. Subject to the waiver of claims set forth in
Section 20(e) of this Lease, Tenant shall indemnify and hold Landlord and Landlord's agents and its and their officers, directors, and employees, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord and Landlord's agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any negligent act or omission by Tenant or its employees, agents or invitees, or
(iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease. Subject to the waiver of claims set forth in Section 20(e) of this Lease, Landlord shall indemnify and hold Tenant and Tenant's agents and its and their officers, directors and employees harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Tenant and Tenant's agents and its and their officers, directors, members, and employees to the extent directly or indirectly, based on, arising out of or resulting from (i) any negligent act or omission by Landlord or its employees, agents or invitees, in the operation of the Complex; (ii) latent defects in the Complex; or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease.

     23. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Complex shall be so damaged that substantial alteration or reconstruction of the Complex shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt and not to reconstruction of the Complex, or in the event of any material uninsured loss to the Complex for which Landlord is not required to insure under the terms of this Lease, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. In furtherance of the foregoing, but not in limitation thereof, if the repairs and restoration of the Premises cannot be completed within one hundred fifty (150) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord and Tenant shall have the right, at the option of either, to terminate this Lease as described in the following sentences. Within forty-five (45) days after the occurrence of such damage, Landlord shall provide reasonable assurances to Tenant that such repairs and restoration can be substantially completed within one hundred fifty (150) days of the occurrence of the damage and that Landlord intends to perform such repairs and restoration. If Landlord so informs Tenant that such repairs and restoration can be completed within such time, this Lease shall continue and Landlord shall use its reasonable best efforts to complete said repairs and restoration within said 150-day period. If Landlord fails to provide such assurances, then Tenant shall have the right to notify Landlord within fifteen (15) days that it is terminating this Lease. If the restoration of the Premises is not substantially completed within said 150-day period due to no fault of Tenant, Tenant shall have the right to terminate this Lease by giving notice to Landlord no later than the second business day following the end of said 150-day period. If this Lease is terminated pursuant to the preceding sentences, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage. If this Lease is not terminated, Landlord shall, following settlement of Landlord's insurance claims, promptly commence and proceed with reasonable diligence to restore the Premises and the Complex to substantially the same condition in which they were immediately prior to the

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
happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done at Landlord's expense in originally constructing the Complex and the scope of the work in the Premises as described in the Work Agreement attached hereto as Exhibit B, nor shall Landlord be required to spend an amount in excess of the deductible amount in Landlord's policy and the insurance proceeds actually received by Landlord as a result of the casualty. At such time as Landlord has completed its reconstruction obligations as above set forth, Tenant shall, at Tenant's expense, complete the restoration of the Premises. Landlord shall not be liable to Tenant for the repair or replacement of any installation made by Tenant. Repairs or replacements of installations made by Tenant or of Tenant's furniture, fixtures, equipment and contents shall be made by Tenant at its sole cost. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a pro rata diminution of rent during the time and based on the portion of the Premises that are damaged and unfit for occupancy. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant's agents or employees, the rent hereunder shall not be diminished during the repair of such damage.

     24. CONDEMNATION. If the whole or substantially the whole of the Complex or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Complex or the Premises is taken by the condemning authority, and rent shall be prorated as of such date. If less than the whole or substantially the whole of the Complex or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Complex or Premises is taken by the condemning authority. If as a result of the condemnation, a material portion of the Premises are taken and are rendered unsuitable for Tenant's business operations, Tenant may terminate this Lease by giving written notice thereof to Landlord, in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the rent payable hereunder shall be diminished by a pro rata amount based on the portion of the Premises taken or sold, and Landlord shall, within a reasonable period of time following receipt of condemnation proceeds, to the extent Landlord deems feasible, promptly and diligently restore the Complex and the Premises to substantially their former condition, but such work shall not exceed the scope of work done by Landlord in originally constructing the Complex and the scope of the work in the Premises as described in the Work Agreement, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Complex or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation. However, if a portion of the award is specifically allocated to Tenant's property and moving and relocation expenses, Tenant shall be entitled to such portion of the award.

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
     25. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the reasonable control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Complex or Premises except for damage caused by the gross negligence or intentional misconduct of Landlord or its agents. Except as set forth in Sections captioned "Casualty Damage" and "Condemnation" and Section 8(b) above, the causes of loss or damage set forth in this Section shall not affect the continuation or validity of this Lease or Tenant's obligation to pay rent hereunder.

     26.  EVENT OF DEFAULT/REMEDIES.

     (a) The following events shall be deemed to be Events of Default by Tenant under this Lease:

          i) Tenant shall fail to comply with any provision of this Lease (or any other agreement between Landlord and Tenant) requiring the payment of money and such failure shall continue for a period of five (5) days following written notice thereof from Landlord to Tenant of such default; provided, however, that in no event shall Tenant be entitled to more than two (2) such notices during any twelve (12) month period;

          ii) Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease, all of which shall be deemed material and such failure shall continue for more than thirty (30) days following notice thereof from Landlord to Tenant, said thirty-day period to be increased by an additional thirty (30) days if Tenant shall have commenced and diligently proceeded to cure such default within said initial thirty-day period;

          iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant or Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

          iv) Tenant shall fail to move into and take possession of the Premises when the Premises are ready for occupancy in accordance with the terms hereof, or Tenant shall at any time vacate or abandon the Premises without Landlord's prior written approval; however, Landlord will not accelerate the rent due under this Lease if Tenant vacates the Premises and does not find a suitable assignee or subtenant provided Tenant continues to pay rent and is not otherwise in default under this Lease and gives thirty
     (30) days' advance written notice to Landlord of Tenant's intention to vacate the space;

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
          v) Tenant, any guarantor of this Lease ("Guarantor"), or any parent or holding company of Tenant (if Tenant is a corporation) files a petition under any section or chapter of the Title 11 of the United States Code, as amended, or under any similar existing or subsequently enacted law or statute of the United States or any State thereof, or a petition shall be filed against Tenant or any of said entities or persons under any such statute and such petition is not dismissed or vacated within ninety (90) days from the filing thereof; or

          vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor and such order of appointment is not dismissed or vacated within ninety (90) days from the entry of such order.

     (b) If an Event of Default shall have occurred, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Section shall operate as a notice to quit; and any other notice to quit or notice of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's default, the Premises may be relet by Landlord for such rent and upon such terms as Landlord deems reasonable under the circumstances and, if the full rental provided herein plus the costs, expenses and damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Rental and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in first-class rentable condition. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. Landlord, however, shall use reasonable efforts to mitigate its damages hereunder so long as Tenant cooperates in allowing Landlord to show the Premises to prospective tenants. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     (c) All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder, at law or in equity, are expressly declared to be cumulative. The

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
exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     (d) Interest shall accrue on sums due hereunder from Tenant but not paid, at the lesser of 12% per annum or the highest rate permitted by applicable law. The provisions of the Section captioned "Holding Over" shall apply with respect to the period from and after written notice to Tenant of the demand for payment.

     (e) In no event shall Tenant have the right to terminate or rescind, or to withhold, offset or deduct any amount otherwise payable under, this Lease as a result of Landlord's default of any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination, rescission, withholding, offset and deduction, and hereby agrees that Tenant remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees on the Complex notice and a reasonable time to cure any default by Landlord.


     (f) In addition to all other remedies available to Landlord hereunder, upon the occurrence of an Event of Default, Landlord may make demand for and obtain an immediate judgment for all monies due and owing as rent or additional rent under the terms and conditions of this Lease from the date of default through the expiration date of the tenancy as set forth in this Lease and in addition thereto, Landlord shall be entitled to recover immediately all unamortized costs paid by Landlord as a result of the tenancy, including, without limitation, tenant improvements, leasing commissions, rent abatements, and attorneys' fees incurred in negotiating this Lease.

     27.  BANKRUPTCY OF TENANT.

     (a) If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of subsections (b) and (c) of this Section are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after trustee's appointment, this Lease will be deemed to have been rejected. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be canceled. Landlord's right to be compensated for damages in this bankruptcy proceeding, however, shall survive.

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
     (b) If Tenant files a petition for reorganization under chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

          i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this section, that:

              (A) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

              (B) The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

          ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this Section, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss Landlord incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession.

         iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that the trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' Base Rent and additional rent for pass-throughs of Operating Expenses and other monetary charges accruing under this Lease.

           iv) Landlord has determined that the assumption of this Lease will not breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Complex.

            v)  For purposes of this section, "adequate assurance" means that:

              (A) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease; and

                   (B) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to immediately cure any monetary or nonmonetary defaults under this Lease.

       (c) In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subsection
(b) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all of Tenant's rights under it, by giving written notice of Landlord's election to terminate.

       (d) If the trustee or the debtor-in-possession has assumed this Lease, under the terms of subsections (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this subsection (d), of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant. For the purposes of this subsection (d), adequate assurance of future performance means that Landlord has ascertained that each of the following conditions has been satisfied:

              i) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease.

             ii) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of credit-worthiness.

            iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit the assignment.

        (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the Base Rent as defined in this Lease and other monetary obligations of Tenant for the payment of additional rent.

     (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to this transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

     28.  ENVIRONMENTAL LIABILITY.

     (a) The term "Hazardous Materials" for purposes hereof shall mean (i) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (ii) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (iii) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (iv) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (v) oil or other petroleum products, (f) any substances whose presence could be detrimental to the Complex or hazardous to health or the environment, and (g) any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

     (b) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the use, storage or handling within the Premises of Hazardous Materials customarily used in the operation of standard office equipment used by Tenant; provided, however, (i) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such equipment use strictly in accordance with applicable law, highest prevailing standards, and the manufacturers' instructions therefor, (ii) such Hazardous Materials shall not be disposed of, released or discharged in the Complex, and shall be transported to and from the Premises in compliance with all applicable laws, and as Landlord shall reasonably require, (iii) if any applicable law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Complex upon expiration or earlier termination of this Lease.

     (c) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect

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
to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Section, and (iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by law.

     (d) If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Complex in violation of the foregoing provisions. Tenant shall immediately, properly and in compliance with applicable laws clean up, remediate and remove the Hazardous Materials from the Complex and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Section by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any lender or governmental body arranges for any tests or studies showing that this Section has been violated, Tenant shall pay for the costs of such tests.

     (e) Landlord represents and warrants to Tenant that to the best of the knowledge of Renee T. Bergeron, Landlord's asset manager, in reliance solely upon the Phase I Environmental Site Assessment dated January 11, 1995, prepared by ATEC Associates, Inc., and without any other investigation by Landlord or inquiry of the tenants in the Complex, (A) the Complex does not contain, and there is not located on or about the Complex, any Hazardous Materials in amounts in violation of any environmental laws or ordinances; (B) no part of the Complex is currently used for the use, storage, treatment, production, manufacture, generation, transportation, release or disposal of Hazardous Materials in amounts in violation of any environmental laws or ordinances.

     (f) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

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
     29. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

     30. HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at one and one-half times the Base Rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease, except as to the amount of the Base Rent, which shall be in the amount specified in this Section. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. To the extent permitted by law, Landlord may accept rent in the holdover amount and concurrently commence legal proceedings to regain possession of the Premises.

     31.  SUBORDINATION AND ATTORNMENT.

     (a) Provided Landlord obtains for the benefit of Tenant from Landlord's mortgagee or ground lessor such mortgagee's or ground lessor's standard nondisturbance agreement reasonably acceptable to Tenant, this Lease is and shall remain subject and subordinate to the lien of any and all current and future first mortgages and/or any ground leases (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Complex or the land on which the Complex is located, and to all and any renewals, extensions, modifications, consolidations, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     (b) In the event that Tenant should fail to execute any instrument of nondisturbance and subordination herein required to be executed by Tenant within fifteen (15) days of Landlord's demand, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to

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
execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

     (c) In the event any proceedings are brought for the foreclosure of any mortgage encumbering the Complex or the termination of any ground lease affecting the Complex, Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as the Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

     (d) Landlord represents and warrants to Tenant that Landlord owns the Complex in fee simple and as of the date of the execution and delivery of this Lease, the Complex is not encumbered by a ground lease or the lien of any mortgage or deed of trust.

     32. LANDLORD'S LIEN. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this Section relating to such lien and security interest shall constitute a security agreement under and subject to Virginia Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtors such financing statement or statements as Landlord may now or hereafter request. Landlord may at its election at any time file a copy of this Lease as a financing statement.

     33. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees.

     34. NO IMPLIED WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such a waiver be in writing signed by Landlord. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No agreement to accept a surrender of this Lease shall be valid unless in a writing

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
signed by Landlord. The receipt by landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

     35. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Complex, Tenant shall look solely to Landlord's interest in the Complex for the recovery of any judgment from Landlord, it being intended that neither Landlord nor any partner or principal of Landlord nor any other property disclosed or undisclosed of such partners or principals shall be personally liable for any judgment or deficiency.

     36.  SECURITY DEPOSIT.

     (a) The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered as advance payment of rent or a measure of Tenant's damages in case of default by Tenant. The Security Deposit shall be in the form of an unconditional and irrevocable letter of credit substantially in the form of Exhibit E attached hereto, from a federally insured bank in the Washington, D.C. metropolitan area, with a term coterminous with the Lease Term as it may be extended (or if required by such bank, in annual installments, the last of which expires no earlier than the Lease Term as it may be extended), and naming Landlord as beneficiary. Tenant may at any time substitute cash for the letter of credit.

     (b) Landlord may from time to time during the continuance of an Event of Default, without notice to Tenant, draw upon the Security Deposit (either by drawing upon the letter of credit or withdrawing cash) any amount up to the amount required to cure the Event of Default, and such draw shall be deemed to cure the Event of Default, unless Tenant fails timely to perform its obligation under the next sentence. Landlord shall promptly notify Tenant of any draw on the Security Deposit pursuant to this subsection (b), and Tenant shall, within five (5) days of its receipt of such notice, restore the Security Deposit to the required Security Deposit amount. Tenant's failure to do so shall constitute a Event of Default hereunder.

     (c) Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term, Landlord shall return the Security Deposit less such portion thereof as Landlord shall have used to satisfy Tenant's obligations under this Lease.

     (d) If Landlord transfers the Security Deposit to any transferee of the Complex or of Landlord's interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit. Landlord shall be released from all liability for the return of the Security Deposit provided such transferee assumes Landlord's obligations under this Lease. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

     (e) Tenant shall cooperate with Landlord to obtain an amendment or replacement of the letter of credit if Landlord transfers the Security Deposit to a new owner of the Building or of Landlord's interest therein or if Landlord receives notice from the issuer of the letter of credit that the letter of credit will not be renewed. In such event, Landlord may draw down the letter of credit, and the cash proceeds thereof shall be held as the Security Deposit in accordance with this Lease if Tenant does not obtain such amendment or replacement within twenty (20) days of Landlord's written request therefor. If at any time, the letter of credit is drawn down pursuant to this subsection
(e), Tenant shall not be deemed in default and may, at Tenant's option, replace the cash Security Deposit with a new letter of credit substantially in the form of Exhibit E.

     (f) Any cash deposited by Tenant as part of the Security Deposit or the cash drawn by Landlord pursuant to subsection (e) shall be deposited by Landlord in a federally insured bank. Such account shall bear interest at money market rates and the interest shall become a part of the Security Deposit. Tenant shall be responsible for any income tax due for any interest earned on the Security Deposit. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. In no event shall a cash Security Deposit be deemed to be trust funds.

     (g) Tenant hereby pledges, assigns, conveys, and transfers to Landlord a lien upon, security title to, a security interest in, and right of setoff against the Security Deposit and any other money now or hereafter deposited by Tenant with Landlord. No lien, security title, security interest, or right of setoff shall be deemed to have been waived by any act or conduct on the part of Landlord, or by any neglect to exercise such right of setoff or to enforce such lien, security title or security interest, or by any delay in so doing, and every lien, security title, security interest, and right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Landlord.

     (h) Provided no Event of Default shall have occurred during the first forty-eight (48) months of the Lease Term and if the Security Deposit has not already been reduced pursuant to subsection (i) below, the amount of the Security Deposit shall be reduced to Five Hundred Thousand Dollars ($500,000) as of the beginning of the forty-ninth (49th) month of the Lease Term, and such reduced Security Deposit shall be held by Landlord through the expiration of the Lease Term or any extension thereof in accordance with the terms of this Lease unless it is further reduced pursuant to subsection (i) below.

     (i) Provided no Event of Default shall have occurred, at such time as Tenant maintains a net worth of Five Million Dollars ($5,000,000) for twenty-four (24) consecutive months, the Security Deposit shall be reduced to the amount of the Base Rent in effect for the month immediately following the twenty-fourth (24th) month of such maintenance period. Such reduced Security Deposit shall be held by Landlord through the expiration of the Lease Term or any extension thereof in accordance with the terms of this Lease. To demonstrate that the foregoing stabilized net worth has been attained, Tenant shall provide Landlord with its audited financial statements covering the twenty-four (24) month period. The financial statements shall be prepared by a major independent certified public accounting firm in accordance with generally accepted accounting principles consistently applied. The financial statements shall demonstrate to Landlord's reasonable satisfaction that Tenant's net worth is based on, by way of example, such assets as Class A common shares and retained earnings in lieu of other assets such as convertible stock which would be convertible in a way which would reduce Net Worth. In evaluating Tenant's net worth, Landlord may request, and Tenant shall provide, balance sheets, profit and loss statements and income and expense statements with such detailed supporting schedules as Landlord may reasonably request.

     37. FINANCING REQUIREMENTS. In the event that any person, including but not limited to any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing financing for the Complex requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not adversely affect Tenant's use of the Premises as herein permitted, (ii) do not materially alter the approved architectural plans and specifications or the description of Landlord's work in Exhibit B, and (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, Landlord shall have the right, at its sole option, (1) to cancel this Lease, (2) to sign on behalf of Tenant pursuant to a power of attorney, which is hereby expressly granted to Landlord by Tenant, or (3) to declare an Event of Default under this Lease. Such options shall be exercisable by Landlord giving Tenant written notice of the option elected. Landlord's exercise of any of the foregoing rights may not materially impair Tenant's use and enjoyment of the Premises or rights under this Lease, nor materially impair Tenant's ingress and egress to and from the Premises.

     38. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted;
(v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Complex or the land upon which it is situated, any prospective purchaser of the Complex or such land, or prospective mortgagee of the Complex or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

     39. CERTAIN RIGHTS RESERVED. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Complex and to change the design or configuration of the Building or the Complex; (ii) to erect, use and maintain pipes and conduits in and through the Premises; and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Complex. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

     40.  RELOCATION. [intentionally omitted]

     41. BROKERS. Landlord recognizes Cassidy and Pinkard Property Services, L.L.C. (formerly known as "Americorp Realty"), and Randall H. Hagner & Company as the sole brokers procuring this Lease and shall pay said brokers a commission therefor pursuant to separate agreements between said brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor. Without limiting the foregoing, Tenant agrees to, immediately upon demand, pay and/or cause to be released of record and otherwise any lien filed against the Complex or any portion thereof by any broker or agent other than those listed above to the extent of their services provided in procuring this Lease, due to, or allegedly due to, any action of Tenant, or to post a bond with respect to such lien in an amount, and upon terms, and with a bonding entity, reasonably satisfactory to Landlord.

     42.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by the parties hereto.

     (b) NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, the Building, the Complex, or the land on which the Complex is located, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

     (c) AUTHORITY. Tenant represents and warrants to Landlord that (i) it is a Delaware corporation duly authorized to conduct business in the Commonwealth of Virginia and (ii) the person executing this Lease on behalf of Tenant has been duly authorized to do so.

     (d) NOTICES. Landlord is a nonresident of the Commonwealth of Virginia and has appointed Edward R. Parker, having an address at c/o CT Corporation, 5511 Staples Mill Road, Richmond, Virginia 23228, as its appointed agent to receive service of process, notices, orders or demands. All notices or other communications hereunder shall be in writing and shall be deemed duly given if
(i) delivered in person with a signed receipt therefor, (ii) sent by a nationally recognized overnight delivery service, such as FedEx, with delivery fees prepaid or billed to sender, or (iii) sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (A) if to Landlord, at SSR Realty Advisors, Inc. (formerly known as MetLife Realty Group, Inc.), One North Broadway, Suite 500, White Plains, New York 10601, with copy to Cassidy & Pinkard Property Services, L.L.C., American Center, 8300 Boone Blvd., Suite 100, Vienna, Virginia 22182; (B) if to Tenant, before occupancy, at c/o Asghar D. Mostafa, 10026 Scenic View Terrace, Vienna, Virginia 22182, and after occupancy at the Premises. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     (e) TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex and property referred to herein, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder. It shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of the Complex or of the land on which the Complex is located that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     (f) SEVERABILITY. If any term of provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     (g) CALENDAR DAYS/BUSINESS DAYS. As used in this Lease and the exhibits hereto, all references to "days" shall be calendar days unless business days are specified.

     (h) SUCCESSORS AND ASSIGNS. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting or restricting assignment or subletting by Tenant. If more than one person is liable under this Lease, the liability of such persons shall be joint and several.

     (i) RECORDATION. Tenant agrees not to record this Lease or any memorandum or copy thereof.

     (j) FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, unusually severe weather, shortages of labor or materials, acts of war or civil disobedience, the act or failure to act or any public service or utility provider, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

     (k) TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence in this lease.

     (l) NO PARTNERSHIP. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

     (m) EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

     (n) CONSTRUCTION. Tenant acknowledges that Tenant and its representatives have participated in the negotiation and drafting of this Lease. This Lease shall not be construed more strictly against Landlord on the grounds that this Lease has been prepared by Landlord and/or its counsel.

     (o) COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     (p) HEADINGS. Section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     (q) EXHIBITS. The Exhibits attached hereto (including, without limitation, the Work Agreement attached hereto as Exhibit B) are incorporated herein and made a part of this Lease for all purposes.

     (r) WAIVER OF JURY TRIAL. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim or injury or damage.

     (s) CONSENT TO JURISDICTION AND FORUM. Any litigation in connection with, or arising out of, this Lease shall be brought in the state or federal courts for the County of Fairfax, Virginia. Landlord and Tenant hereby consent to such court's exercise of personal jurisdiction over them. Tenant irrevocably appoints Michael M. Mannix, Esquire, having an address at Stauffer, Mannix, Rommel, Decker and Delany, 8300 Greensboro Drive, McLean, Virginia 22102, as Tenant's agent for receipt of service of process on Tenant's behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Lease. Service shall be effected by any means permitted by the court in which any action is filed, or, at Landlord's option, by mailing process, postage prepaid, by certified mail, return receipt requested, either to Tenant's agent at the foregoing address or to Tenant at Tenant's address set forth in the Section captioned "Notices". Service shall be deemed effective upon receipt. Tenant may designate a change of address or agent for purposes of this Section by written notice to Landlord in accordance with the provisions of the Section captioned "Notices" at least ten (10) days before such change of address or agent is to become effective.

     (t) GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                         TENANT:

WITNESS or ATTEST:       ADVANCED SWITCHING COMMUNICATIONS, INC.,
                          a Delaware corporation

/s/ [illegible]           By: /s/ Asghar D. Mostafa   [SEAL]
---------------------        ----------------------------------
                              Asghar D. Mostafa
                              President and CEO

                        LANDLORD:

WITNESS or ATTEST:       MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                         SHARES, INC.,
                          a Delaware corporation

/s/ [illegible]          By:  /s/ T. Andrew Behymer  [SEAL]
-----------------------       -----------------------
                              Name: T. Andrew Behymer
                              Title: Vice President

                             AMERICAN CENTER LEASE

                                LIST OF EXHIBITS


                    EXHIBIT A - Outline of Demised Premises

                    EXHIBIT B - Work Agreement

                    EXHIBIT C - Declaration of Commencement Date

                    EXHIBIT D - Rules & Regulations

                    EXHIBIT E - Form of Letter of Credit

                                   EXHIBIT A

                          OUTLINE OF DEMISED PREMISES

                                   EXHIBIT B
                                 WORK AGREEMENT

     This Work Agreement governs the terms and conditions for the design and reconstruction of the existing tenant improvements for Tenant's use (the "Tenant Improvements") and the Schedule of Responsibilities (as hereinafter defined) for Landlord and Tenant to complete the Tenant Improvements.

     Unless otherwise specifically provided in this Work Agreement, all capitalized terms in this Work Agreement shall have the meanings ascribed thereto in the Lease. This Work Agreement is incorporated by reference into the Lease. In the event of any inconsistencies between this Work Agreement and other terms of the Lease, the terms of this Work Agreement shall control and take precedence.

     1. SPACE PLAN. Attached hereto is as Exhibit B-1 and made a part hereof by this reference are the Space Plan and Construction Specifications (collectively, the "Space Plan") prepared by The M Group and approved by Tenant and Landlord for the Tenant Improvements for the renovation of the Phase I Space and the Phase II Space.

     2. EXISTING CONDITION OF THE PREMISES. Tenant acknowledges that Tenant has thoroughly inspected the Premises. In preparing the Space Plan, Tenant has taken into account the condition of the Premises as of the date of the Lease and accepts the Premises in their "as is" condition, except latent defects.

     3.  TURN-KEY CONSTRUCTION.

     (a) Landlord shall construct the Tenant Improvements shown on the Space Plan on a turn-key basis (including payment for the Space Plan, Working Drawings (as hereinafter defined), and building permits) at no charge to Tenant. The Space Plan includes allowances (the "Allowances") for certain fixtures and materials and the related labor costs that will be provided as part of the Tenant Improvements.

     (b) In the event Tenant elects to improve the Premises with materials the quality or quantity of which is in excess of the Allowances for such materials specified in the Space Plan and such materials and/or the additional labor required will result in a higher cost to Landlord, the cost of such improvements (the "Excess Improvements") shall be a Tenant Cost (as hereinafter defined). Tenant shall not be entitled to any credit in the event Tenant elects to use materials the quantity or cost of which is less than the Allowances therefor.

     (c) Tenant shall incur no cost for the Tenant Improvements provided that none of the Allowances are exceeded, there are no Excess Improvements, and there are no Tenant Delays (as hereinafter defined). Tenant shall not be allowed any credit for unused Allowances.

     (d) Any amount that Tenant is required to pay under this Agreement shall be referred to as a "Tenant Cost". Any Tenant Costs shall be deemed rent under the Lease. Landlord may reasonably estimate Tenant Costs in advance, in which case, Tenant shall deposit such estimated amount with Landlord. If such estimated amount exceeds the actual amount of the Tenant Costs, Tenant shall receive a refund of the difference. If the actual amount shall exceed the estimated amount, Tenant shall pay the difference to Landlord within ten (10) days after receipt of an invoice therefor from Landlord.

     4.  WORKING DRAWINGS.

     (a) Working drawings (the "Working Drawings") for the Tenant Improvements shall comprise the final architectural, mechanical and electrical plans and specifications approved by Landlord and Tenant, which shall be the basis for performance of all work in the Premises herein contemplated. Except as described below, the Working Drawings shall be at 1/8" = 1' scale and will include architectural and engineering drawings and specifications as well as notes necessary for pricing, permits and construction and calculations of quantities of items. Working Drawings will include but not be limited to the following, if applicable:

     (i)  partition plan at 1/8" scale;

    (ii)  reflected ceiling and lighting plan;

   (iii)  electrical and telephone outlet plan;

    (iv)  mechanical and plumbing plan;

     (v)  finish and color schedule;

    (vi) door and hardware schedule including jamb details at 1-1/2" scale for doors and/or jambs if required; and

   (vii) all other architectural and engineering detail drawings and specifications reasonably necessary to accomplish the work including detailed representation and/or elevations of all special conditions at 1-1/2" scale.

     (b) Promptly after the execution and delivery of the Lease, Landlord's architect and engineer shall commence preparation of the Working Drawings, which shall be based on the Space Plan. Landlord's contractor, PCW Construction, Inc. ("Landlord's Contractor"), shall deliver the Working Drawings to Tenant for written approval promptly after any pricing relating to Excess Improvements in the Space Plan have been determined. Within seventy-two
(72) hours after Tenant's receipt of the Working Drawings, Tenant shall notify Landlord in writing whether (i) Tenant desires any changes in the Working Drawings and (ii) Tenant's approval or conditional approval of the Working Drawings. If Tenant has requested pricing for Excess Improvements, Tenant shall also notify Landlord in writing that the pricing therefor is acceptable and that Tenant acknowledges its obligation to pay for the Excess Improvements as a Tenant Cost and Tenant will deposit the cost therefor with Landlord.

     (c) If Tenant fails to approve or disapprove the Working Drawings or the cost of the Excess Improvements, if any, within seventy-two (72) hours, then
(i) Landlord's deadline for Substantial Completion (as hereinafter defined) pursuant to the Schedule of Responsibilities attached hereto as Exhibit B-2 and made a part hereof by this reference shall be extended by the number of days or hours from the time specified in the Schedule of Responsibilities for Tenant's approval of the Working Drawings and/or the Tenant Costs until the pricing is finally acceptable to Tenant, and such number of days or hours shall be a Tenant Delay (as hereinafter defined) and (ii) any redesign costs that may be incurred as a result of changes requested by Tenant in the Working Drawings outside of the scope of the Space Plan shall be a Tenant Cost. Upon Tenant's approval of the Working Drawings and, if there are any Tenant Costs, upon Tenant's payment of any deposits with Landlord, Landlord's Contractor shall commence construction of the Tenant Improvements.

     5. SUBSTANTIAL COMPLETION. Landlord's Contractor shall achieve "Substantial Completion" of the Tenant Improvements in accordance with the Lease and the Schedule of Responsibilities attached hereto as Exhibit B-2. As used in this Work Agreement, the Tenant Improvements shall have achieved Substantial Completion if all of the work called for under the Working Drawings has been substantially completed in accordance with Landlord's construction contract with Landlord's Contractor and Landlord has received the final inspection authorizing Tenant to take occupancy of the Premises. Substantial Completion does not include completion of (i) details of construction, decoration or adjustment which do not substantially interfere with Tenant's occupancy or the ability of any specialty contractors hired by Tenant to install fixtures or equipment Tenant has ordered; (ii) any punch list work which does not affect Tenant's use of the Premises and which can be completed or corrected as soon as reasonably possible after the Phase I Commencement Date or the Phase II Commencement Date; (iii) items for which Tenant requests a deferral; and/or
(iv) any long-lead or specialty items required by Tenant. Landlord will give Tenant no less than ten (10) days' advance written notice of the anticipated date of Substantial Completion so that Tenant can be prepared to take occupancy of the Premises on or immediately after the date of Substantial Completion. Landlord will cooperate with Tenant in allowing Tenant's specialty contractors, if any, to enter the Premises during said ten-day period to complete work needed before Tenant will take occupancy.

     6. PUNCH LIST WORK. Prior to delivery of possession of the Premises to Tenant, Landlord, Tenant, and Landlord's Contractor shall make a final inspection of the Premises to make certain that the work has been accomplished according to Working Drawings as amended by any approved changes. A punch list of items to be completed or corrected shall be prepared as agreed by the parties, and Landlord's Contractor shall correct such punch list items. If Tenant, Tenant's agents or employees, and/or any person(s) directly or indirectly employed by Tenant places furniture, equipment, appliances or any other items in the Premises and/or any of Tenant's specialty contractors commence work prior to Landlord's compilation of a punch list regarding any involved areas of the Premises or the Complex or Common Areas, any damages to any work in place for which there exists a reasonable doubt as to the party responsible for such damages shall be deemed to have been caused by Tenant and/or any persons directly or indirectly employed by Tenant, and Landlord and/or Landlord's Contractor shall not be held responsible for any costs or expenses related to or resulting from correction of same.


     7.   SCHEDULE OF RESPONSIBILITIES.

          (a) DELAYS. Landlord, Tenant, Landlord's Contractor, and/or any specialty contractors hired by Tenant shall each strictly abide by all dates set forth for their respective activities in the Schedule of Responsibilities (the "Schedule of Responsibilities") attached hereto as Exhibit B-2 > and made a part hereof. Any delay in making such decisions shall be a Tenant Delay. Deadlines for Landlord's Contractor shall be deemed to be deadlines for Landlord, and any delays caused by Landlord's Contractor shall be deemed to be delays caused by Landlord ("Landlord Delays"). Deadlines for Tenant and/or Tenant's specialty contractors, if any, shall be deemed to be deadlines for Tenant, and any delays caused by said persons or entities shall be deemed to be delays caused by Tenant ("Tenant Delays"). If Tenant fails to meet any of its deadlines pursuant to the Schedule of Responsibilities, then each of Landlord's subsequent deadlines shall be extended by the number of days by which Tenant missed its deadlines. If Landlord fails to meet any of its deadlines, then each of Tenant's subsequent deadlines shall be extended by the number of days by which Landlord misses its deadlines. If Landlord Delays exceed Tenant Delays by more than thirty (30) days, Landlord shall be liable for the penalty described in Section 7(g) below.

          (b) DECISIONS DURING COURSE OF CONSTRUCTION. Tenant acknowledges that the construction schedule for Substantial Completion of the Tenant Improvements will require that Tenant make all decisions about carpet color, paint color, and other details of design and construction no later than twenty-four (24) hours after Landlord's Contractor's request for a decision.

          (c) TENANT'S AGENT. In light of the short schedule under which all parties involved in construction will be working and the need for immediate decision-making, Tenant hereby appoints the persons below as Tenant's agents for purposes of authorizing and executing any and all documents needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein. Landlord shall have the right to rely on any documents executed by such authorized persons, and either person is fully authorized to bind Tenant.


                         Asghar D. Mostafa
                         10026 Scenic View Terrace
                         Vienna, Virginia 22182
                         Telephone: (703) 307-2057
                         FAX: (703) 759-5303.


          (d) FORCE MAJEURE. All deadlines for all parties hereunder shall be subject to, and extended by, force majeure which shall mean, but not be limited to, strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor (other than specialty or long-lead items), acts of God, enemy or hostile governmental action, civil commotion, abnormally severe weather conditions preventing construction work in the Premises to proceed in spite of reasonable efforts, fire or other casualty beyond the reasonable control of Landlord or Tenant and not due to the fault or negligence of Landlord, Tenant or the agents, contractors, licensees or employees of either of them.

          (e) CHANGES. In the event of any changes requested by Tenant to the Working Drawings, which changes constitute changes to Tenant's previous instructions specified in the Space Plan, any delays caused by such changes shall be a Tenant Delay and any redesign costs or costs for additional labor and/or materials shall be a Tenant Cost. Tenant shall also be fully responsible as a Tenant Cost for: (i) the costs of any demolition of completed or partially completed work previously commenced; (ii) the costs, if any, of work in place and of cancelling any materials ordered and/or received; (iii) the costs of any redesign required; and (iv) any delays in achieving Substantial Completion of the work caused by any or all of the above, including any time expended between the time Landlord's Contractor is told to stop work in a particular area and the time Landlord's Contractor is then eventually released. Landlord shall not be required, nor shall Tenant's specialty contractors, if any, be permitted, to commence work on any such changes until Tenant has approved in writing, the Tenant Costs (including construction and design) and the time delays attributable thereto and paid to Landlord the Tenant Costs due. Notwithstanding the foregoing, Tenant shall have no more than twenty-four (24) hours to approve the costs and delay attributable to such changes after Tenant's receipt of the change order therefor. In the event Tenant shall not respond within this time, Tenant shall be deemed to have approved said costs and delay.

     (f) COMMENCEMENT DATES. The Phase I Commencement Date and the Phase II Commencement Date shall be the date of Substantial Completion of the Phase I Space and the Phase II Space, as applicable, minus the total number of days comprising Tenant Delays plus the total number of days comprising Landlord Delays. Landlord will build out the Phase II Space without all of the demising walls at the same time the Phase I Space is built out. If Landlord leases the Phase II Space to another tenant prior to the Phase II Commencement Date, Landlord shall deliver the Phase II Space in "as is" condition, broom clean, provided that the Phase II Space complies with the Working Drawings therefor.

          (g) LANDLORD DELAY PENALTY. In the event Landlord Delays exceed Tenant Delays by more than thirty (30) days, for each day of Landlord Delays thereafter. Landlord shall abate and forgive two (2) days of Base Rent commencing with the first payment due as of the Phase I Commencement Date or the Phase II Commencement Date as applicable.

     8. TIME OF THE ESSENCE. Time is of the essence of the obligations of Landlord and Tenant under this Work Agreement. All days in this Work Agreement are calendar days.

     9.   MISCELLANEOUS.

          (a) DESIGN/CONSTRUCTION/MATERIAL WARRANTIES. Tenant acknowledges that Landlord is not an architect or engineer and that the Tenant Improvements will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Space Plan or Working Drawings will be free from errors or omissions nor that the Tenant Improvements will be free from defects. In the event of such errors, omissions, or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties. Landlord shall seek to enforce any warranties it obtains from any architect, engineer or contractor for the benefit of Tenant. If a judgment is entered against Landlord for such errors, omissions, or defects of Landlord's architects, engineers or contractors, Tenant's damages shall be limited to the cost of reconstructing the Tenant Improvements to correct the error or omission in the Space Plan or Working Drawings or the defect in the Tenant Improvements.

          (b) GOVERNMENTAL APPROVALS. Landlord shall, at its cost, apply for the normal building permits required for the Tenant Improvements described in the Working Drawings and issued pursuant to the local building code as a ministerial matter. If the Working Drawings must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. Landlord shall promptly have the Working Drawings revised within seventy-two (72) hours to satisfy the building permit requirements and shall submit the revised Working Drawings to Tenant for written approval. Tenant shall provide such written approval within twenty-four (24) hours. In such event, the Schedule of Responsibilities shall be revised to reflect a delay in Substantial Completion, but such delay shall be neither a Landlord Delay nor a Tenant Delay.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement as of even date with the Lease.

                                   TENANT:

WITNESS or ATTEST:                 ADVANCED SWITCHING COMMUNICATIONS, INC.,
                                     a Delaware corporation

/s/ [illegible]                    By: /s/ Asghar D. Mostafa          [SEAL]
-------------------------              -------------------------------
                                       Asghar D. Mostafa
                                       President and CEO

                                   LANDLORD:

WITNESS or ATTEST:                 MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                                   SHARES, INC.,
                                     a Delaware corporation


/s/ [illegible]                    By: /s/ T. Andrew Behymer          [SEAL]
-------------------------              -------------------------------
                                       Name: T. Andrew Behymer
                                             Vice President

                                  EXHIBIT B-2
                          SCHEDULE OF RESPONSIBILITIES

                                                       DATE
1.   Lease executed and delivered.           September __, 1997

2.   Tenant gives written approval of        Seventy-two (72)
     Working Drawings (and Tenant Costs,     hours after Tenant's
     if any) in connection therewith and     receipt of Working
     deposits Tenant Costs with Landlord.    Drawings

3.   Tenant's specialty contractors allowed  Ten (10) days before
     into Premises to install fixtures and   date of Substantial
     equipment in Phase I Space.             Completion

4.   Substantial Completion of Tenant        December 1, 1997
     Improvements for the Phase I Space.

ASC, Inc.
8330 Boone Boulevard, Fifth Floor
Vienna, Virginia 22182

To be attached to space Plan Dated September 15, 1997

The estimator shall visit the site before submitting any pricing.

1.) Perform all demolition as indicated or as necessary for the new plan. New partitions shall be 5/8" gypsum board on both sides of 2 1/2" metal studs. The partitions around the Conference rooms and the CEO and COO offices shall contain sound insulation and extend to the deck above.

2.) The Pantries, coffee stations and the Copy/File room shall receive new VCT and vinyl base. The elevator lobby, CEO, COO offices, Reception area, Seating and the conference rooms shall receive new upgraded carpet on pad. The remainder of the space shall receive new building standard carpet on pad and new vinyl base.

3.) Except as noted, the entire space shall be painted. Remove any existing wall covering and prepare the walls for paint as necessary. Provide wall covering in the Conference rooms and the Reception and CEO area. All $1.20 per square foot for wall covering material (only. Contractor to determine material quantities and cost necessary to apply the wall covering.)

4.) Repair the existing ceiling grid as necessary. Replace any damaged ceiling tiles or tiles that no longer match the remainder of the space. Provide a gypsum board on metal stud soffit at the reception area over the logo sign.

5.) New interior doors shall be building standard laminate doors in building standard metal frames. Provide new lever hardware as required for ADA on all new doors and all existing doors not already so equipped. Match finishes and function of existing hardware. Provide electric strikes at four locations for the Tenant supplied security system.

6.) Clean and/or repair all existing window blinds as necessary.

7.) Lighting shall be reconfigured to accommodate the new plan. Provide 30 building standard recessed incandescent down lights and 10 building standard recessed incandescent wall washing down lights, location to be determined at a later date.

8.) Reconfigure the HVAC as necessary to accommodate the new plan. The Network
    Workroom requires additional cooling for the anticipated equipment load. Reuse the existing supplemental air conditioning if possible and supplement as necessary. It is not required to supplemental air conditioning if possible and supplement as necessary. It is not required to provide 24 hour, 7 day conditioning. The mechanical modifications include:

    a) Provide a nominal VAV self contained glycol cooled upflow air conditioning unit, with the capacity of 1/2 ton per 100 USF in Network Workroom Liebert model UH363G, with the following:

       i)   460v-3ph
       ii)  30kw reheat coil
       iii) 7.2 ks steam generating humidifier with one extra disposable canister
       iv)  20% efficiency standard 4" filter
       v)   standard microprocessor control
       vi)  non-locking disconnect switch
       vii) condensate pump

         viii) smoke detector
           ix) supply plenum w/o side grilles
            x) glycol regulating valve
           xi) 7/24 temperature and humidity recorder
     b)   Provide dry cooler Liebert model DD-0466 with the following:
            i) Dual pump package
           ii) Expansion tank
          iii) Locking disconnect switch
           iv) Fan cycling controls
            v) 460V-3ph
     c) If existing piping is 3" or greater, it may be used to what extent is feasible. If not feasible, provide 3" type L copper piping with wrought copper fittings. Provide:
     d) valves and fittings as recommended by the manufacturer at the air conditioning units and dry cooler
     e)   all hangers and supports

9.) Electrical power shall be reconfigured for the new plan. Typical perimeter offices shall have power and data outlets on each of the side walls. Additional outlets shall be provided as necessary to meet this requirement. The work stations shall require junction boxes and, in some locations, core drills providing 4 circuit, 8 wire with isolated ground service (4 hots, 2 neutrals, one ground and one isolated ground). The Contractors; electrician shall connect the Tenant supplied work stations. Electrical requirements in the Network Workroom will require upgrades as follows:
     a) 200 Amp., 277/480 Volt, 3 phase, 4 wire feeder from the main electrical room with a sub meter.
     b) Panel "DP" 225 Amp., 277/480 Volt, 3 phase, 4 wire panelboard with 1-3 Pole 30 Amp. 1-3 Pole 100 Amp and 1-3 Pole 200 Amp breakers
     c) 112.5 KVA Amp and 1-3 Pole 200 Amp breakers 112.5 KVA transformer - 480 Volt, 3 phase, 3 wire to 120.208 Volt, 3 Phase, 4 wire
     d) Panel "L"-400 Amp., 120.208 Volt, 3 Phase 4 wire two section panelboard with 400 Amp main breaker with feed thru lugs:
                 (i) 1st section 42 - 1 Pole 20 Amp. Breakers.
                (ii) 2nd section 39 - 1 Pole 20 Amp. And 1-3 Pole 100 Amp.
                     Breakers
     e) Panel "LA" - 100 Amp., 120.208 Volt, 3 Phase, 4 wire with 14-1 Pole, 20 Amp. And 5-2 Pole 20 Amp. Breakers and isolated ground bus with #6 isolated ground to building service entrance ground.

10.) Data and communication outlets shall provide a gypsum board trim ring and pull string to facilitate cable installation by the Tenant's contractor, Provide a plastic grommet in the top runner of the metal studs above the ring and string locations.
11.) Base and wall cabinets in the Coffee stations and the Pantries shall be "Avia" by Merillat. Provide plastic laminate on MDF counter tops, back and side splash. The ledge below the logo sign shall be plastic laminate on MDF scribed to the wall with custom laminate cabinets below. The cabinets and counter top in Pantry 2 shall be repaired to like new appearance.
12.) The glass in the two Conference rooms shall be tempered "Herculite" style in 4" top and bottom polished metal rails with silicon vertical joints. The glass into the Network Workroom shall be tempered in polish metal top and bottom channels with silicon vertical joints and start 3'-6" AFF and extend to the ceiling.
13.) Provide electric black-out drapes in the Conference rooms on both the interior and exterior windows.

14.) Provide an electric operating recessed projection screen in both Conference rooms similar to Da-Lite Board room Electrol. 70" x 70" with High Power viewing surface.
15.) Provide a data and telephone cable allowance not to exceed $1.25 per square foot (no terminations).
16.)  Provide an allowance not to exceed $.50 psf for Reception area millwork.
      (Desk)
17.) Provide an allowance not to exceed $3,000.00 for Reception area sign. 18.) Provide two microwave ovens and two full size refrigerators with ice makers.

AGREED TO AND ACCEPTED:

TENANT:                                 LANDLORD:

/s/   A.D. Mostafa                      /s/  T. Andrew Behymer
__________________________              ____________________________
By                                      By

   President & CEO                           Vice President
__________________________              ____________________________
Title                                   Title

       9/19/97                                    9/19/97
__________________________              ____________________________
Date                                    Date

                                   EXHIBIT C
                        DECLARATION OF COMMENCEMENT DATE

     NOTE: THIS DOCUMENT SHALL BE EXECUTED AFTER EACH OF THE PHASE I COMMENCEMENT DATE AND THE PHASE II COMMENCEMENT DATE HAVE BEEN DETERMINED.

     THIS DECLARATION OF COMMENCEMENT DATE is made as of the ___ day of ______________, 199__, by and between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation ("Landlord"), and ADVANCED SWITCHING COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into that certain Deed of Lease (the "Lease") dated as of September __, 1997, for the lease of certain Premises (as defined in the Lease) in that certain office building located at 8330 Boone Blvd., Vienna, Virginia, in the complex known as "American Center".

     B. The Lease provides that after the [PHASE I][PHASE II] Commencement Date has been determined, Landlord and Tenant shall enter into a written declaration setting forth the [PHASE I][PHASE II] Commencement Date and the date upon which the Lease Term (as defined in the Lease) will expire.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. The [PHASE I][PHASE II] Commencement Date is _________________, 199_, and the Lease Term shall expire on _______________, unless terminated earlier or extended in accordance with the terms of the Lease.

     2. The improvements and space required to be furnished to Tenant under the terms of the Lease and all other matters required to be furnished or performed by Landlord have been completed in all respects in accordance with the terms of the Lease. Tenant acknowledges that Tenant has had an opportunity to inspect the Premises and accepts the Premises in their condition "as is".

     3. All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord.

     4. Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease.

Landlord has made no representations or commitments, oral or written, or undertaken any obligations other than as may be expressly set forth in the Lease.

     5. Except as amended by this Declaration, the Lease continues in full force and effect in accordance with its terms and is enforceable against Landlord and Tenant in accordance with its terms. No claim, set-off or defense exists for the benefit of Tenant against Landlord in connection with the Lease, and to the extent any claims, set-offs or defenses exist, they are hereby waived and relinquished in their entirety.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Declaration of Commencement Date as of the date first above written.

                         LANDLORD:

WITNESS or ATTEST:       MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                         SHARES, INC.,
                         a Delaware corporation


_______________________  By:  ________________________________ [SEAL]
                               Name:
                               Title:

                         TENANT:

WITNESS or ATTEST:       ADVANCED SWITCHING COMMUNICATIONS, INC.,
                         a Delaware corporation

_______________________  By:  _________________________________[SEAL]
                               Asghar D. Mostafa
                               President and CEO

                                   EXHIBIT D
                             RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Canvassing, soliciting and peddling in the Complex are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other Common Areas of the Complex, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion. One building standard suite identification sign will be prepared by Landlord at Landlord's expense. No additional signs shall be posted without Landlord's prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4. Tenants shall not do, or permit anything to be done, in or about the Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Complex, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

6. Tenant shall notify the manager of the Complex when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require. Any moving in or moving out of Tenant equipment, furniture, files, and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity and shall, in addition, be entitled to place such other reasonable conditions upon Tenant moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant's property in the process of such a move, and in addition, shall indemnify and hold Landlord harmless as to all losses, damages, claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third party on account of Tenant moving activities.

7.   Corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and elevators, designated by Landlord for service, if any, during Normal Business Hours. Landlord's written approval must be obtained for any delivery after Normal Business Hours.

9. Each tenant shall cooperate with Landlord's employees in keeping its premises neat and clean.

10. Tenant shall not cause or permit any improper noises in the Building or the Complex or allow any unpleasant odors to emanate from the Premises, or otherwise unreasonably interfere, injure or annoy in any way other tenants or persons having business with them.

11. Except for seeing-eye dogs, no animals shall be brought into or kept in or about the Building or the Complex.

12. No boxes, crates or other such materials shall be stored in hallways or other Common Areas. When Tenant must dispose of crates, boxes, or similar refuse, it will be the responsibility of Tenant to dispose of same prior to 7:30 a.m. or after 6:00 p.m., respectively, so as to avoid having such debris visible in the Common Areas during Normal Business Hours.

13. No machinery of any kind, other than ordinary office machines such as personal computers, calculators, fax machines, and similar standard office equipment shall be operated in the Premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Complex any flammable or explosive fluid or substance (including Christmas trees). No space heaters or fans shall be operated in the Premises.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Complex, except in areas that may be designated by Landlord.

15. No nails, hooks or screws shall be driven into or inserted in any part of the Premises except customary picture frames or as otherwise approved by the manager of the Complex. Nothing shall be affixed to, or made to hang from, the ceiling of the Premises without Landlord's prior written consent.

16. Landlord has the right to evacuate the Complex in the event of an emergency or catastrophe.

17. No food and/or beverages shall be distributed from Landlord's office without the prior written approval of the manager of the Complex.

18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given ten (10) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent operating personnel from servicing such units as routine or emergency access may require. The cost of moving such furnishings for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Complex will remain the exclusive charge of the personnel designated by the manager of the Complex.

20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

21. No portion of the Complex shall be used for the purpose of lodging rooms.

22. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant.

23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Complex and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

24. Landlord hereby designates the following days as Normal Business Holidays (on the dates observed by the federal government), on which days services will not be provided and normal operating hours will not be followed:

                                 New Year's Day
                    Washington's Birthday (Presidents' Day)
                         Martin Luther King's Birthday
                                  Memorial Day
                                Independence Day
                                   Labor Day
                                  Columbus Day
                                  Veterans Day
                                Thanksgiving Day
                                 Christmas Day

Landlord reserves the right, at its sole option, to designate as a Normal Business Holiday (i) any other legal public holiday if so promulgated pursuant to Title 5, Section 6103 of the United States Code or by the Commonwealth of Virginia; (ii) the Friday after Thanksgiving Day if Landlord reasonably determines that many occupants of the Complex will be observing that day as a holiday; and (iii) such other days designated as legal holidays by the applicable building service union employees' service contract and/or by the applicable operating engineer's contract.

25. No smoking is permitted in the Premises or the Common Areas.

26. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in its reasonable judgment shall from time to time be needful for the subject to operation of the Complex subject to the terms of this Lease, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

                                  EXHIBIT E

                           FORM OF LETTER OF CREDIT

                    IRREVOCABLE LETTER OF CREDIT NO. ___

                             September __, 1997


Met Life International Real Estate Equity Shares, Inc.
c/o SSR Realty Advisors, Inc.
Authorized Agent
One North Broadway
Suite 500
White Plains, New York 10601

Gentlemen:

     We hereby establish in favor of Met Life International Real Estate Equity Shares, Inc. ("Beneficiary"), a Delaware corporation, for the account of Advanced Switching Communications, Inc., our Irrevocable Letter of Credit in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), effective immediately and expiring with our close of business on the _____ day of September, 1998. It is a condition of this Letter of Credit that it will be automatically extended for additional consecutive periods of one year each from the present or future expiration date unless you receive from us within sixty
(60) days prior to such date, in writing by registered mail at the above address, that we elect not to renew this Letter of Credit for such additional period.

     Funds under this Letter of Credit are available to you against your sight draft drawn on us, marked thereon "Drawn under Irrevocable Letter of Credit No. ______" and presented to us at our office at _____________________, accompanied by your statement addressed to us in the form attached hereto and incorporated herein as Attachment A.

     We will accept such statement as binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, or validity thereof or any part thereof and notwithstanding the claim of any person to the contrary.

     We hereby agree with you that the draft drawn in accordance with the terms and conditions of this Letter of Credit will be honored before the close of the third banking day following receipt of the aforesaid draft and statement if presented to us on or before the applicable expiration date in accordance with applicable provisions of the Uniform Commercial Code then in effect in the Commonwealth of Virginia.

     Unless otherwise stated, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500).

                                       Very truly yours,

                                "ATTACHMENT A"

     Attached to and made a part of Irrevocable Letter of Credit No. ______
(the "Letter of Credit") dated September __, 1997, issued by ____________, to Met Life International Real Estate Equity Shares, Inc. ("Beneficiary"), a Delaware corporation, for the account of Advanced Switching Communications, Inc.

     The undersigned, a duly authorized officer of Beneficiary under the Letter of Credit, certifies and represents that the Beneficiary is drawing on this Letter of Credit in accordance with the provisions of the Deed of Lease dated September __, 1997, by and between the Beneficiary and Advanced Switching Communications, Inc.

     The undersigned has executed this statement as of the __ day of _______,
____.


WITNESS or ATTEST:    MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                      SHARES, INC.,
                       a Delaware corporation




__________________    By:                           [SEAL]
                          __________________________
                          Name:
                          Title:







                                     E-2